                                                                    EXHIBIT 99.1

       BEFORE THE PUBLIC UTILITIES COMMISSION OF THE STATE OF CALIFORNIA


In The Matter Of The Application Of The     )
Southern California Edison Company          )
(U 338-E) For: (1) Authority To Reduce      )
Rates Effective January 1, 1998,            )
(2) Authority To Sell Or Assign Transition  )
Property To One Or More Financing           )
Entities; (3) Authority To Service Rate     )
Reduction Bonds On Behalf Of Financing      )        Application No. 97-05-___
Entities; (4) Authority To Establish        )
Charges Sufficient To Recover Fixed         )
Transition Amounts; and (5) Such Further    )
Authority Necessary For Edison To Carry     )
Out The Transactions Described In This      )
Application                                 )
--------------------------------------------

              APPLICATION OF SOUTHERN CALIFORNIA EDISON COMPANY
              -------------------------------------------------
          (U-338-E) FOR FINANCING ORDER AUTHORIZING THE ISSUANCE OF
          ---------------------------------------------------------
              RATE REDUCTION BONDS AND 10 PERCENT RATE REDUCTION
              --------------------------------------------------
                           EFFECTIVE JANUARY 1, 1998
                           -------------------------

                                ANN P. COHN
                                KENNETH S. STEWART
                                BRUCE A. REED

                                Attorneys for
                                SOUTHERN CALIFORNIA EDISON COMPANY

                                     2244 Walnut Grove Avenue
                                     Post Office Box 800
                                     Rosemead, California  91770
                                     Telephone:  (818) 302-4183
                                     Facsimile:  (818) 302-7740

Dated:  May 6, 1997

                           RATE REDUCTION BONDS AND
                           ------------------------
                           10 PERCENT RATE REDUCTION
                           -------------------------
                               EXECUTIVE SUMMARY
                               -----------------

     Assembly Bill 1890 ("AB 1890") provides for electric utilities to finance a portion of their Transition Costs/1/ through the issuance of debt securities,
                                 ---
known as Rate Reduction Bonds. The issuance of Rate Reduction Bonds will enable utilities to reduce rates for residential and small commercial customers by at least 10 percent for the period from January 1, 1998 through March 31, 2002 (the maximum "rate freeze period").

     In this Application, Edison is requesting that the Commission approve the issuance of an aggregate amount of up to $3.0 billion of Rate Reduction Bonds in one or more series or classes. The Rate Reduction Bonds will finance a portion of Edison's Transition Costs at an interest rate lower than Edison's authorized return for such assets. By so reducing the carrying cost of the financed Transition Costs and by spreading out the recovery of such costs over the term of the Rate Reduction Bonds, the 10 percent rate reduction will be achieved.
The net effect of the transaction will be to accelerate a reduction in electricity rates for Edison's residential and small commercial customers.

     Residential and small commercial customers will remain responsible for repayment of the bonds through separate, nonbypassable charges called Fixed Transition Amount ("FTA") charges. These charges will be subject to adjustment to ensure repayment of the Rate Reduction Bonds over their term. In addition to providing a 10 percent rate reduction over the rate freeze period, the issuance of Rate Reduction Bonds will result in net present value benefits to residential and small commercial customers that are presently estimated to be approximately $400 million. These benefits, which result from reduced carrying costs for the financed Transition Costs and from spreading out tax and principal payments over the term of Rate Reduction Bonds, may vary due to changed conditions.

     Edison also is filing concurrently an application with the California Infrastructure and Economic Development Bank ("Infrastructure Bank"), a State agency to facilitate and to approve the issuance of Rate Reduction Bonds. AB 1890 contemplates that Rate Reduction Bonds will be issued by one of (i) the Infrastructure Bank; (ii) a Special Purpose Trust ("SPT") that is authorized by the Infrastructure Bank; or (iii) any other Financing Entity authorized by the Infrastructure Bank. The issuer of the Rate Reduction Bonds likely will be an SPT authorized by, and subject to the oversight of, the Infrastructure Bank.


------------------------------
/1/  Terms that are capitalized and not defined herein are defined in PU Code
---
     (S) 840 or in the Government Code.

     Edison intends to use the net proceeds from the Rate Reduction Bond financing to reduce Edison's capitalization. This reduction will occur for debt, preferred stock, and common equity in amounts approximately proportionate to Edison's current debt and equity percentages.

     The testimony supporting this Application (1) describes the proposed transaction in more detail; (2) identifies the ratepayer benefits that will result from the transaction; (3) proposes the ratemaking treatment related to the transaction; and (4) requests the necessary tariff and other authorizations to implement the transaction and to provide a 10 percent rate reduction for residential and small commercial customers beginning on January 1, 1998 and continuing through the rate freeze period.

                               TABLE OF CONTENTS

Section                             TITLE                              PAGE
-------                             -----                              ----
I.   INTRODUCTION.....................................................   1

     A.   Background..................................................   1

     B.   Rate Reduction Bonds And 10 Percent Rate Reduction..........   2

II.  DESCRIPTION OF TRANSACTION.......................................   5

     A.   The Issuer Of The Bonds.....................................  10

     B.   Characteristics Of The Bonds................................  10

     C.   Bankruptcy Treatment........................................  11

     D.   Servicing Of The Transition Property........................  12

     E.   Credit Enhancement..........................................  13

          1.   FTA Charges And True-Up Mechanism......................  13

          2.   Overcollateralization Amount...........................  14

          3.   Other Forms Of Credit Enhancement......................  15

III. USE OF PROCEEDS..................................................  15

IV.  REQUEST FOR PROCEDURAL SCHEDULE IN...............................  16
     ACCORDANCE WITH RESOLUTION ALJ-173

V.   EXEMPTION FROM COMPETITIVE BIDDING...............................  17

VI.  FEES.............................................................  18

VII. STATUTORY AUTHORITY..............................................  19

     A.   Statutory And Other Authority...............................  19

     B.   Legal Name And Correspondence...............................  19

     C.   Articles Of Incorporation...................................  19

     D.   Proposed Tariff Changes.....................................  20

     E.   Summary Of Earnings.........................................  20

     F.   Balance Sheet...............................................  20

Section                             TITLE                              PAGE
-------                             -----                              ----
     G.   Plant.......................................................  20

     H.   Service Territory...........................................  21

     I.   Capital Stock And Proxy Statement...........................  22

     J.   Depreciation................................................  22

     K.   Service Of Notice Of Application............................  22

     L.   Description Of Appendices...................................  23

VIII. REQUESTED FINDINGS, AUTHORIZATIONS AND
      APPROVALS.......................................................  23

VERIFICATION

APPENDIX A -   SUMMARY OF EARNINGS

APPENDIX B -   BALANCE SHEET AND INCOME STATEMENT

APPENDIX C -   LIST OF COUNTIES AND MUNICIPALITIES

                                      I.

                                 INTRODUCTION
                                 ------------

     Southern California Edison Company ("Edison" or the "Company") hereby applies to the California Public Utilities Commission (the "Commission") for a Financing Order pursuant to Article 5.5 (commencing with Section 840) of the California Public Utilities Code ("PU Code")./1/

A.   BACKGROUND
     ----------

     On September 23, 1996, Governor Wilson signed into law Assembly Bill 1890 ("AB 1890") which provides a comprehensive framework for the restructuring of the electric industry in California./2/ AB 1890 was built upon the foundation established by the Commission in its policy decision on industry restructuring, Decision No. 95-12-063 (December 20, 1995) as modified by Decision No. 96-01-009 (January 10, 1996). Among its many provisions, AB 1890 provides for (i) the financing of a portion of utilities' Transition Costs which are associated with uneconomic utility investments and contractual obligations; and (ii) using Rate Reduction Bonds to provide the reduction in revenue requirement needed for a rate reduction of at least 10 percent for residential and small commercial customers. In order to allow the rate reduction to become effective January 1, 1998 and continue through March 31, 2002, i.e., the maximum "rate freeze period," the Legislature, in AB 1890, required Edison and other electrical corporations to submit by June 1, 1997 their respective applications for Financing Orders from the Commission and

-------------

/1/ The terms "Financing Entity," "Financing Order," "Fixed Transition Amounts," "Rate Reduction Bonds," "Transition Costs", and "Transition Property" shall have the respective meanings given them in PU Code Section 840.

/2/ Certain provisions of AB 1890 which are relevant to the proposed transaction have been proposed to be revised in SB 477, which is currently under review by the Legislature. As used herein, "AB 1890" refers to Assembly Bill 1890 as amended by SB 477.

approvals from the California Infrastructure and Economic Development Bank ("Infrastructure Bank") for the issuance of the Rate Reduction Bonds by the Issuer./3/ (PU Code (S)(S) 330(w), 365, 841(a), 841(e).)

     Subsequent to the enactment of AB 1890, Edison and the other major investor-owned electric utilities in California have worked with the staffs of the Commission and the Infrastructure Bank, and with other interested parties such as investment bankers and credit rating agencies, to develop the structure for the Rate Reduction Bond financings and the process for their approval by the Commission and the Infrastructure Bank.

B.   RATE REDUCTION BONDS AND 10 PERCENT RATE REDUCTION
     --------------------------------------------------

     This Application requests Commission approval of the Rate Reduction Bond transaction and authority to implement a 10 percent rate reduction effective
            ---
January 1, 1998. As described below, the 10 percent rate reduction is contingent on the timely and sufficient issuance of Rate Reduction Bonds. The plain language and the clearly expressed legislative intent embodied in AB 1890 demonstrate that the Legislature intended that the 10 percent rate reduction would be linked to and contingent upon the issuance of Rate Reduction
Bonds./4/

     The Legislature stated its basic intent to link the rate reduction to the issuance of the Rate Reduction Bonds in the prefacing language of AB 1890 as follows:

-------------

/3/ As defined in Section II.A, below, the Issuer is either (1) the Infrastructure Bank, (2) one or more Special Purpose Trusts, as defined in California Government Code 63010, that are authorized by and subject to the oversight of the Bank, or (3) one or more other entities approved by the Bank.
/4/ Both Edison and PG&E have filed petitions to modify Decision No. 96-12-077, Opinion on Cost Recovery Plans, dated December 20, 1996 which states that "AB 1890 allows the utilities the option of accomplishing the required rate
                                       ------
     reduction by issuing rate reduction bonds, as described in (S)(S) 840-847." (D. 96-12-077, p. 9, emphasis added.)

               (b) It is the intent of the Legislature...to provide for all of the following:

                                      ***

               (2) An immediate rate reduction of no less than 10 percent for residential and small commercial ratepayers.

               (3)  The financing of the rate reduction through the issuance of
                    -----------------------------------------------------------
               "rate reduction bonds" that create no new financial obligations
               ----------------------
               or liabilities for the State of California. (1996 Cal. Stat. Ch. 854, Section 1(b)(2), 1(b)(3), emphasis added.)

This language, employed in sequential subdivisions 1(b)(2) and 1(b)(3), with explicit reference to the "financing of the rate reduction" leaves no doubt that the Legislature intended the rate reduction to be financed through the issuance of Rate Reduction Bonds.

     The Legislature's intent is also made clear by the final subdivision of
Section 1 which states:

               (e) It is the intent of the Legislature that electrical corporations shall, by June 1, 1997, or on the earliest possible date, apply concurrently for financing orders from the Public Utilities Commission and rate reduction bonds from the California Infrastructure and Economic Development Bank in amounts sufficient to achieve a rate reduction in the most expeditious manner for residential and small commercial customers of not less than 10 percent for 1998 and continuing through March 31, 2002. (1996 Cal. Stat. Ch. 854, Section 1(e).)

The Legislature thus clearly intended to condition the rate reduction on the timely and required applications by utilities for Financing Orders from the Commission and the issuance of Rate Reduction Bonds in sufficient amount to achieve the rate reduction.

     The Legislature also provided express guidance to the Commission in carrying out its intent, by finding and declaring that

               It is the intent of the Legislature to require and enable
                                                      ------------------
               electrical corporations to monetize a portion of the competition transition charge for residential and small commercial consumers so that these customers will receive rate reductions of no less
               ---------------------------------------------------------------
               than 10 percent for 1998 continuing through 2002.  (PU Code (S)
               ---------------
               330(w)) (emphasis added.)

PU Code (S) 365 provides that "[t]he actions of the commission . . . shall be
                                                                     --------
consistent with the findings and declarations contained in Section 330."
-----------------------------------------------------------------------
(emphasis added.) PU Code (S) 841(a) requires utilities to apply to the Commission for Financing Orders before June 1, 1997 and PU Code (S) 841(e) provides that the Commission "shall establish procedures for the expeditious processing of applications for financing orders, including the approval or disapproval thereof within 120 days of the electrical corporation's making application therefor." By establishing these expeditious filing and processing requirements, the Legislature intended to provide procedures to accomplish the issuance of Rate Reduction Bonds so that the 10 percent rate reduction could be implemented in 1998. Thus, PU Code (S)(S) 330(w), 365, 841(a), and 841(e) all link the issuance of Rate Reduction Bonds to rate reductions for residential and small commercial customers./5/

-------------

/5/ The overall structure of AB 1890 imposes balanced, but significant risks on utility shareholders. However, nothing in AB 1890 suggests the Legislature intended to impose additional risk on utility shareholders for the 10 percent residential and small commercial customer rate reduction. If the Commission were to order the 10 percent rate reduction before the issuance of Rate Reduction Bonds, Edison would net approximately $30 million less each month in revenues from residential and small commercial customers until the bonds were issued -- a result that is unlawful and clearly not intended by AB 1890.

                                      II.

                           DESCRIPTION OF TRANSACTION
                           --------------------------

     In this Application, Edison is requesting approval for the issuance of Rate Reduction Bonds in the aggregate principal amount of up to $3.0 billion in one or more series or classes. The Rate Reduction Bonds will provide proceeds sufficient to recover a portion of Edison's Transition Costs, the full amount of the bond issuance expenses, ongoing costs (including trustee, servicer, and Infrastructure Bank fees), and the estimated tax liabilities associated with the transaction./6/

     This Application is filed with the expectation that if timely approvals are received from the Commission, the Infrastructure Bank, and other regulators, the Issuer will begin to issue Rate Reduction Bonds in late 1997 and on January 1, 1998, a 10 percent rate reduction for residential and small commercial customers should be implemented./7/ The total amount of Rate Reduction Bonds required to be issued to finance the 10 percent rate reduction is a function of a number of variables, including sales forecasts, the interest rate of the Rate Reduction Bonds, and the expected principal repayment terms of such bonds, which can only be determined at the time the bonds are issued. Thus, the total amount of Transition Costs to be recovered through the Rate Reduction Bond transaction and the amount of Rate Reduction Bonds to be issued can only be estimated at this time.

-------------

/6/ Transition Costs include the costs of using the bond proceeds to refinance or retire utility debt and equity and any tax liabilities associated with the transaction. (PU Code (S) 840(f).)
/7/ In February 1997, Edison submitted a request for ruling to the Internal Revenue Service ("IRS") seeking confirmation that (1) the SPE Debt Securities (as defined below) will be treated as debt for federal income tax purposes; and (2) the FTA charges (as defined below) will be included in Edison's gross income in the year in which the related electric service is provided. Should a favorable IRS ruling not be obtained or if the IRS does not rule, Edison would have to reassess the transaction, and if possible, modify it to eliminate the risk of current taxation. If the structure of the transaction changes beyond the bounds contemplated by this Application, Edison would take the steps necessary to modify this request at the Commission.

     Edison is requesting that the Commission issue a Financing Order authorizing the securitization of up to $3.0 billion of Transition Costs and related costs in one or more series or classes of Rate Reduction Bonds./8/
Based on current estimates, issuing Rate Reduction Bonds in an aggregate amount of $2.6 billion will be sufficient to provide the revenue requirement reduction
savings necessary for the 10 percent rate reduction.   Because the initial $2.6
billion bond sizing is based primarily on current sales forecasts and interest rate assumptions for the bonds, and actual sales and interest rates will vary, additional Rate Reduction Bonds (up to the requested aggregate principal amount of $3.0 billion as authorized by the Commission's Financing Order) may need to be issued during the rate freeze period to ensure sufficient revenue requirement reductions are actually generated to support the 10 percent rate reduction. Edison proposes to establish a Rate Reduction Bond Memorandum Account to ensure the net benefits of this transaction flow through to residential and small commercial customers. Thus, if the Rate Reduction Bonds issued actually produce revenue requirement reductions in excess of those needed for a 10 percent rate reduction, Edison will be credit an amount equal to the excess revenue collected to residential and small commercial customers through the Rate Reduction Bond Memorandum Account. As a result of the proposed structure for the transaction and based on current market conditions, Edison estimates that approximately $400 million in net present value benefits will accrue to residential and small commercial customers over the bond repayment periods and will be reflected in reduced rates for such customers./9/

-------------

/8/ At some future date, Edison may apply to the Commission to finance other Transition Costs, such as QF contract buyouts. The Commission may authorize the issuance of these additional bonds based on a finding of customer benefits.
/9/ This result satisfies the appropriate standard of review for the Commission, which is that the Commission shall approve financing applications if the issuance of the Rate Reduction Bonds would reduce rates that residential and small commercial customers would have paid if the financing order were not adopted. (PU Code (S) 841(a).)

     Residential and small commercial customers in Edison's service territory will remain responsible for repayment of the Rate Reduction Bonds through separate, nonbypassable charges called Fixed Transition Amount ("FTA") charges. In the exhibits supporting this Application, Edison sets forth preliminary estimates of the FTA charges for residential and small commercial customers based on current conditions. The Financing Order should authorize Edison to establish by means of one or more Advice Letter filings (i.e., "Issuance Advice Letters") the nonbypassable FTA charges for residential and small commercial customers when the definitive terms for the Rate Reduction Bonds have been established (i.e., upon pricing of the bonds).

     The following sections provide a brief description of the transaction which is described in detail in Exhibit SCE-1, "Rate Reduction Bonds and 10 Percent Rate Reduction" and is depicted in Figure 1.

     In Step 1 of this process, Edison will form one or more Special Purpose Entities (each, an "SPE") that will be separately organized legal entities wholly owned by Edison./10/ Edison will transfer to the SPE the Transition Property which consists of: (i) the FTA charges, as adjusted from time to time in accordance with the provisions of the Financing Order and Section 841(c) of the PU Code; (ii) the right to be paid the amount that is determined in the Financing Order,/11/ and the right to all revenues, collections, claims, payments, money, or proceeds of or arising

-------------

/10/ Edison will also contribute equity to the SPE in an amount equal to approximately 0.5 percent of the total principal amount of the Rate Reduction Bonds.
/11/ This amount is the amount that Edison or its transferee is lawfully entitled to receive pursuant to the provisions of Article 5.5 of the PU Code.

                                    Figure 1

                             Rate Reduction Bonds
                             Transaction Structure

                             [CHART APPEARS HERE]
from the FTA charges or constituting Fixed Transition Amounts that are the subject of the Financing Order; and (iii) all rights to obtain adjustments to the FTA charges pursuant to the provisions of the Financing Order and Section 841(c) of the PU Code. As provided in Sections (S)(S) 840(g), 841(f) and 843(c) of the PU Code, Transition Property constitutes a current property right, existing for all purposes, notwithstanding the fact that the value of the property right may depend on customers using electricity, or Edison performing certain services, in the future.

     In Step 2, the SPE will issue secured debt (the "SPE Debt Securities") to the Issuer. The SPE Debt Securities will be secured by the Transition Property, the equity of the SPE and all rights of the SPE in and to the transaction documents (e.g., the purchase agreement by which the SPE acquires the Transition Property, and the servicing agreement, by which Edison acts as servicer for the Rate Reduction Bonds).

     In Step 3, the Issuer will issue Rate Reduction Bonds to investors either directly or at the direction of the SPE. The Rate Reduction Bonds may be secured by a statutory lien on the Transition Property to the extent provided by the Public Utilities Code. In addition, if the Rate Reduction Bonds are issued in the form of debt as opposed to beneficial interests, the Rate Reduction Bonds will be secured by a security interest in the SPE Debt Securities and the security therefor, including the Transition Property. The terms of the Rate Reduction Bonds will substantially "mirror" the terms of the SPE Debt Securities or the Rate Reduction Bonds will be pass-through certificates representing interests in the SPE Debt Securities. The Issuer will transfer the net proceeds from the Rate Reduction Bonds to the SPE, as consideration for the SPE Debt Securities. The SPE will then transfer such proceeds to Edison as consideration for the Transition Property.

A.   THE ISSUER OF THE BONDS
     -----------------------

     AB 1890 contemplates that Rate Reduction Bonds will be issued by one of the following (the "Issuer"): (1) the Infrastructure Bank, (2) one or more Special Purpose Trusts, as defined in California Government Code ("Govt. Code") (S) 63010, that are authorized by and subject to the oversight of the Infrastructure Bank, (each, an "SPT"), or (3) one or more other entities approved by the Infrastructure Bank. The Issuer will likely be one or more SPTs.

     The Rate Reduction Bonds will not be obligations of Edison nor will they be secured by a pledge of the general credit, full faith or taxing power of the State of California or any agency or subdivision of the State, other than the Issuer. (See PU Code (S) 841(d).) Pursuant to PU Code (S) 841(c), however,
          ---
there will be a pledge of the State of California not to alter certain rights relating to the financing as described in such section. The source of payment will be amounts collected from residential and small commercial customers pursuant to a specific tariffed component of rates that will be owned by the SPE, i.e., the FTA charges as described in this Application.

B.   CHARACTERISTICS OF THE BONDS
     ----------------------------

     The Rate Reduction Bonds may be in the form of revenue bonds, notes, certificates of beneficial interest, or other evidences of interest or indebtedness. (PU Code (S) 840(e).) The Infrastructure Bank and State Treasurer will determine whether the Rate Reduction Bonds will also be subject to call provisions. It is currently anticipated that the Rate Reduction Bonds will be either notes substantially mirroring the terms of the SPE Debt Securities or pass-through certificates evidencing interests in the SPE Debt Securities, will be issued in one or more series or classes, and will have an expected final maturity not to exceed ten years. The aggregate principal repayment pattern is expected to result in approximately equal portions of principal being retired each year. However, due to such factors as the seasonality of sales, principal repayments resulting from FTA charge collections will vary during portions of the year. The form of, interest rate, term of and other characteristics of the Rate Reduction Bonds will be determined at the time of issuance based on then-current market conditions.

C.   BANKRUPTCY TREATMENT
     --------------------

     To obtain the desired rating for the Rate Reduction Bonds, investors must be isolated from the risk of an Edison bankruptcy. As stated above, Edison will transfer all of its right, title and interest in the Transition Property to the SPE. The first element of the bankruptcy analysis focuses on the transfer as constituting a "true sale" for commercial law purposes. As such, if Edison were to become the subject of a bankruptcy proceeding, the Transition Property would not be part of Edison's bankruptcy estate and therefore would not be subject to the claims of Edison's creditors. Although Edison will collect the FTA charges as servicer for the Rate Reduction Bonds, legal purposes the funds will not become part of Edison's revenues or assets.

     The second element of the bankruptcy analysis focuses on the separate legal status of Edison and the SPE. The transaction will be structured so that in the event of a bankruptcy of Edison the assets and liabilities of the SPE would not be "substantively consolidated" with those of Edison./12/

     These two elements of the structure are intended to facilitate obtaining a higher credit rating on the Rate Reduction Bonds than on the existing first mortgage debt of Edison. The credit rating agencies will expect to receive a

-------------

/12/ When entities are "substantively consolidated" in a bankruptcy proceeding, their assets and liabilities are pooled, thereby eliminating intercompany claims. Claims of third party creditors are generally treated as claims against the common pool of assets created by consolidation.

satisfactory opinion of counsel confirming these elements at the time the Rate Reduction Bonds are issued.

D.   SERVICING OF THE TRANSITION PROPERTY
     ------------------------------------

     Through the transfer of the Transition Property to the SPE, the SPE will obtain the right and the obligation to collect FTA charges. On behalf of the SPE, Edison will act initially as the servicer for the Rate Reduction Bonds and will be responsible for calculating, billing, collecting, and accounting for the FTA charges from residential and small commercial customers. Therefore, Edison will carry out billing and collection activities both as servicer with respect to the FTA charges and as principal with respect to its own charges to be paid by such customers. In consideration for its servicing responsibilities, Edison or any successor servicer will receive a periodic servicing fee which will be recovered through the FTA charges./13/ To support the bankruptcy analysis, the servicing agreement must be on arm's length terms and provide for a servicing fee consistent with those in comparable transactions. Such servicing fee may be calculated on the basis of a percentage of the principal amount (initial or outstanding), a fixed dollar amount per eligible customer, or a percentage of aggregate FTA charge collections. However, for ratemaking purposes, Edison proposes a ratemaking mechanism to provide a credit to residential and small commercial customers equal in value to any amounts it receives as compensation for being the servicer which exceed its incremental out-of-pocket servicing costs.

-------------

/13/ Initially Edison will act as servicer, although successor servicers or subservicers may perform these functions. It is anticipated that under certain circumstances to be set forth in the Servicing Agreement, Edison may be removed or may resign as servicer. A condition to any such resignation will be a confirmation that such resignation will not result in a down-grad or withdrawal of the ratings of the Rate Reduction Bonds.

E.   CREDIT ENHANCEMENT
     ------------------

     1.   FTA CHARGES AND TRUE-UP MECHANISM
          ---------------------------------

          The nonbypassable FTA charges are to be levied upon all residential and small commercial customers based on consumption of electricity. There will be separate FTA charges for the residential (Domestic rate group) and small commercial (GS-1 rate group) customers. Edison requests that the Commission authorize it to establish the initial FTA charges by Issuance Advice Letters which Edison would file upon final determination of all terms of the Rate Reduction Bonds (i.e., when each series or class of Rate Reduction Bonds is priced) and which would be effective within five business days of filing. The FTA charges should be established at a level (or at different levels during specified periods over the life of the Rate Reduction Bonds) intended to provide for the full recovery of payments of interest and principal on the Rate Reduction Bonds, in accordance with the amortization schedule determined at the time of offering, plus overcollateralization as well as related financing costs and fees ("Rate Reduction Bond Debt Service"), based upon assumptions including sales forecasts, charge-offs, and lags between FTA charge billing and collection by the SPE. The level of FTA charges may differ for specified periods during the term of the bonds due to several factors, including the principal repayment terms of the bonds or changes in the weighted average interest cost of the bonds as the relative principal amount outstanding for different series or classes changes.

          In order to minimize the impact of variability in sales and collections of the FTA charges on the repayment of principal and interest on the Rate Reduction Bonds, Edison proposes to adjust FTA charges by an FTA charge true-up mechanism in accordance with AB 1890 at least annually to keep actual principal amortization in line with the expected schedule. By means of the proposed FTA charge true-up mechanism, on at least an annual basis, Edison, as servicer (or any successor servicer) on behalf of the SPE, will file revised FTA charges. Edison requests that such FTA charge revisions be made effective within 15 days of requests for such revisions, which will be made by Advice Letter filings. Also, Edison requests Commission authorization to implement quarterly FTA charge revisions by Advice Letter filings if the actual principal balance of the Rate Reduction Bonds differs from a projected balance by more than a specified amount which is to be determined by the Infrastructure Bank after consultation with the rating agencies.

     2.   OVERCOLLATERALIZATION AMOUNT
          ----------------------------

          The purpose of the overcollateralization amount is to provide security to investors and to enhance the credit rating of the Rate Reduction Bonds by providing an additional financed amount to cover shortfalls in FTA charge collections between the FTA charge true-up prior to the expected maturity and the time when the bonds are scheduled to be repaid. As provided in PU Code (S) 841(c), the True-up Mechanism continues until the Rate Reduction Bonds are paid in full. After the FTA charge true-up prior to expected maturity, any principal and interest shortfalls due to variability in sales and collections from that point until the legal maturity of the Rate Reduction Bonds are intended to be addressed through this overcollateralization amount. This amount will be established by the Issuer (with input from the credit rating agencies) prior to the time of bond pricing, will be a function of several variables but is primarily a function of the True-up Mechanism for the FTA charges. It will equal the amount by which Transition Costs and other costs recoverable through FTA charges exceed the initial principal amount of the Rate Reduction Bonds./14/

          Any portion of the overcollateralization amount collected in excess of that amount necessary to retire fully the principal of the Rate Reduction Bonds, as well as any remaining amounts collected with respect to the FTA charges that are not needed to retire the Rate Reduction Bonds or otherwise pay expenses, will be retained by the SPE. However, for ratemaking purposes, Edison proposes a ratemaking mechanism to provide a credit to residential and small commercial customers equal to the amount retained by the SPE.

     3.   OTHER FORMS OF CREDIT ENHANCEMENT
          ---------------------------------

          Other forms of credit enhancement customary for securitization transactions also might be used, such as a debt service reserve fund, bank letter of credit, or surety bond or similar insurance policy. If determined to be cost-effective, these forms of credit enhancement will be implemented at the time of bond pricing.

                                     III.

                                USE OF PROCEEDS
                                ---------------

     The proceeds from the Rate Reduction Bond financing will be used to reduce Edison's capitalization and to reimburse Edison for the costs of the transaction. The reduction in capitalization will occur for debt, preferred stock, and common equity in amounts approximately proportionate to the Company's current debt and equity percentages. Transaction costs to be reimbursed include underwriters fees,

-------------

/14/ Added security will be provided by an affiliate demand note in an amount equal to the cash equity of the SPE.

legal and accounting fees, rating agency fees and others as described in Chapter IV of Exhibit SCE-1.

                                      IV.

     REQUEST FOR PROCEDURAL SCHEDULE IN ACCORDANCE WITH RESOLUTION ALJ-173
     ---------------------------------------------------------------------

     In accordance with PU Code (S) 841(e), the Commission is to establish procedures for the expeditious processing of applications for Financing Orders, including a decision on such applications within 120 days of the filing. Edison requests that the Commission consider this Application ex parte, without hearings because prompt action is mandated by AB 1890 in order to allow sufficient time for the Commission to issue its Financing Order and for Edison to complete the issuance of Rate Reduction Bonds in order to implement the 10 percent rate reduction on January 1, 1998.

     Edison's exhibits and prepared testimony in support of this Application accompany this filing. This Application is supported by the following documents:

     A. "Rate Reduction Bonds and 10 Percent Rate Reduction", identified as Exhibit SCE-1;
     B.   "Proposed Ratemaking And Tariff Changes," identified as Exhibit SCE-2;
          and
     C.   "Qualifications of Witnesses," identified as Exhibit SCE-3.

     Each exhibit is sponsored by expert witnesses familiar with the content of the applicable portion of the exhibit who will describe those aspects of Edison's application that are within the expertise of the witness. The prepared testimony of Edison's witnesses demonstrates that the Commission should grant the relief requested in this Application. The following schedule complies with Resolution ALJ-173, which established special procedural rules to be followed for applications for financing orders.

                   PROPOSED SCHEDULE FOR RATE REDUCTION BOND
                   APPLICATION AND 10 PERCENT RATE REDUCTION

------------------------------------------------------------------------------------------------
EVENT                                                                 DATE
------------------------------------------------------------------------------------------------
Application Filed                                                  May 6, 1997
------------------------------------------------------------------------------------------------
Response or Protest To Applications                                  May 20
------------------------------------------------------------------------------------------------
Pre-hearing Conference                                               May 27
------------------------------------------------------------------------------------------------
Hearings, if needed                                              May 28 - June 3
------------------------------------------------------------------------------------------------
Opening Briefs                                                       June 13
------------------------------------------------------------------------------------------------
Reply Briefs                                                         June 25
------------------------------------------------------------------------------------------------
Assigned Commissioner or ALJ Proposed Decision                      August 4
------------------------------------------------------------------------------------------------
Comments on PD                                                      August 25
------------------------------------------------------------------------------------------------
Reply Comments on PD                                               September 2
------------------------------------------------------------------------------------------------
Commission Financing Order                                         September 3
------------------------------------------------------------------------------------------------
Rate Reduction Bonds Issued/FTA Charges                      October - December 1997
 Implemented
------------------------------------------------------------------------------------------------

                                      V.

                       EXEMPTION FROM COMPETITIVE BIDDING
                       ----------------------------------

     The Commission ordinarily requires securities of public utilities to be sold through competitive bidding except where it is demonstrated that the nature of the securities or the marketing process makes it unreasonable or impracticable to apply such competitive bidding requirement.

     Edison requests an exemption from the Commission's competitive bidding rule with respect to the issuance of the Rate Reduction Bonds and the SPE Debt

Securities./15/ As discussed above, the Rate Reduction Bonds will not be issued and sold by Edison, but rather will be issued by the Infrastructure Bank, or an SPT or other financing entity authorized by the Infrastructure Bank. The issuance and sale of the Rate Reduction Bonds will, therefore, be subject to the procedures and requirements applied by the California State Treasurer's office ("State Treasurer"). Accordingly, the State Treasurer already has appointed Salomon Brothers Inc. a lead underwriter for the issuance of the Rate Reduction Bonds on Edison's behalf. Furthermore, the State Treasurer currently is in the process of appointing a co-lead underwriter and co-managers for the issuance of the Rate Reduction Bonds.

                                      VI.

                                     FEES
                                     ----

     PU Code (S) 1904 prescribes fees to be paid for a certificate issued by the Commission authorizing a public utility to issue bonds, notes or other evidences of indebtedness. Because the Rate Reduction Bonds will be issued by the Infrastructure Bank, an SPT, or other financing entity as described above, rather than by a public utility, PU Code (S) 1904 is inapplicable and no fees are required. In addition, since the SPE Debt Securities will substantially "mirror" the terms of the Rate Reduction Bonds, PU Code (S) 1904 should be inapplicable to the SPE Debt Securities. This conclusion is consistent with the intent of AB 1890 to reduce customer rates, since any fees paid to the Commission as part of the Rate Reduction Bond financing would be recovered from residential and small commercial customers as part of the FTA charges in accordance with PU Code (S) 840(g). It is also consistent with the Commission's practice not to charge fees for bonds which are used to refinance existing utility debt.

-------------

/15/ Since the SPE Debt Securities will substantially "mirror" the terms of the Rate Reduction Bonds, the SPE Debt Securities should not be subject to the competitive bidding rules.

                                     VII.

                              STATUTORY AUTHORITY
                              -------------------

A.   STATUTORY AND OTHER AUTHORITY
     -----------------------------

     This Application is made pursuant to Sections 454, 454.5, 491, 701, 702, 728, 729, and 840-847 of the Public Utilities Code of the State of California, the Commission's Rules of Practice and Procedure, and prior decisions, orders, and resolutions of this Commission.

B.   LEGAL NAME AND CORRESPONDENCE
     -----------------------------

     Applicant, Southern California Edison Company, is an electric public utility organized and existing under the laws of the State of California. The location of Edison's principal place of business is 2244 Walnut Grove Avenue, Post Office Box 800, Rosemead, California 91770.

     The name, title, and address of the person to whom correspondence or communications in regard to this Application are to be addressed is:

                  Bruce A. Reed
                  Senior Attorney
                  Southern California Edison Company
                  Post Office Box 800
                  Rosemead, CA  91770
                  Telephone:  (818) 302-4183

C.   ARTICLES OF INCORPORATION
     -------------------------

     A copy of Edison's Restated Articles of Incorporation as amended, and as presently in effect, certified by the Secretary of the State, has previously been filed with the Commission in connection with Application No. 93-06-022, and is incorporated herein by reference pursuant to Rule 16(a) of the Commission's Rules of Practice and Procedure.

D.   PROPOSED TARIFF CHANGES
     -----------------------

     Each of Edison's proposed changes to its tariffs is contained in Chapter IV of Exhibit SCE-2.

E.   SUMMARY OF EARNINGS
     -------------------

     A summary of earnings reflecting Edison's operations within the Commission's jurisdiction, authorized by the Commission in Decision No. 96-01-011, the final decision in Edison's Test Year 1995 General Rate Case Application, is contained in Appendix A.

F.   BALANCE SHEET
     -------------

     Appendix B to this Application contains copies of Edison's latest available balance sheet, as of March 31, 1997, and the income statement for the period ending the same date, the most recent period available. Shown in the balance sheet are the accumulated provisions for depreciation and the related property shown at cost. The balance sheet shows, among other things, the amount and classes of Edison's stock, debentures, bonds (by series) and notes issued and outstanding as of March 31, 1997.

G.   PLANT
     -----

     Edison is engaged in the business of generating, transmitting, and distributing electric energy in portions of central and southern California. In addition to its properties in California, it owns, in some cases jointly with others, facilities in Nevada, Arizona, and New Mexico, its share of which produces power and energy for the use of its customers in California. In conducting such business, Edison operates an interconnected and integrated electric utility system.

     Edison owns and operates 11 fossil-fueled steam electric generating plants, 2 combustion turbine plants, 2 combined cycle plants, 1 diesel electric generating plant, and 36 hydroelectric plants. Edison also operates the San Onofre Nuclear Generating Station Units 2 and 3, in which it owns 75.05% interest. All of these generating plants are located in central and southern California.

     Edison operates two coal-fired electric generating units in Clark County, Nevada (Mohave Project), in which it owns a 56% undivided interest.

     In addition, Edison has a 48% interest in Units 4 and 5 of a coal-fired steam electric generating plant in New Mexico (Four Corners Project) and a 15.8% interest in Palo Verde Units 1, 2, and 3, located west of Phoenix, Arizona. All are operated by another utility.

     Edison also owns distribution facilities located in California and transmission and related communications facilities which are located in California, Nevada, Arizona, and New Mexico.

     The original cost of Edison's property and equipment, together with the applicable depreciation reserve, are contained in Appendix A of Edison's Application No. 93-12-025, which Edison incorporates herein by reference.

H.   SERVICE TERRITORY
     -----------------

     Edison's service territory is located in 15 counties in central and southern California, including Fresno, Imperial, Inyo, Kern, Kings, Los Angeles, Madera, Mono, Orange, Riverside, San Bernardino, Santa Barbara, Tulare, Tuolumne, and Ventura Counties, and includes about 180 incorporated communities as well as outlying rural territories. Edison also supplies electricity to other electric utilities under special contracts for distribution and other use by them.

I.   CAPITAL STOCK AND PROXY STATEMENT
     ---------------------------------

     Certain classes and series of Edison capital stock are listed on a "National Securities Exchange," as defined in the Securities Exchange Act of 1934 (15 U.S.C. 78 (a) et seq.). A copy of the joint proxy statement of Edison
                       -- ---
and Edison's parent company, Edison International, as sent to its shareholders was forwarded to the Commission on March 31, 1997, pursuant to General Order No. 65-A of the Commission and is, by this reference, made a part hereof.

J.   DEPRECIATION
     ------------

     Pursuant to Commission Decision No. 59926, dated April 12, 1960, Edison uses accelerated depreciation for income tax purposes and "flows through" reductions in income tax to ratepayers within the Commission's jurisdiction for property placed in service prior to 1981. Pursuant to Decision No. 93848 in OII-24, Edison uses the Accelerated Cost Recovery System ("ACRS") for federal income tax purposes and "normalizes" reductions in income tax to ratepayers for property placed in service after 1980 in compliance with the Economic Recovery Tax Act of 1981. Pursuant to Decision No. 86-01-061 in OII No. 86-11-019, Phase II, Edison uses the Modified Accelerated Cost Recovery System ("MACRS") for federal income tax purposes and, also in compliance with the Tax Reform Act of 1986, continues to "normalize" reductions in income tax to ratepayers for property placed in service after 1986.

K.   SERVICE OF NOTICE OF APPLICATION
     --------------------------------

     This Application requests a change in rates. A list of the cities and counties affected by the rate changes resulting from this Application is attached as Appendix C. The State of California is also a customer of Edison whose rates may be affected by the proposed revisions.

     As provided in PU Code (S) 454 (a), notice of filing of this Application will be included with the regular bills mailed to all customers affected by the proposed changes. Edison will serve a notice of filing this Application on all parties to the Restructuring proceeding, i.e., OII 94-04-032/OIR 94-04-031, the Competition Transition Charge proceeding (A. 96-08-001), and, in accordance with Resolution ALJ-173, to interested parties who have made requests to be served.

L.   DESCRIPTION OF APPENDICES
     -------------------------

     Applicant's showing in support of this Application includes the following Appendices, which are attached hereto and, by this reference, incorporated herein:

          Appendix A contains a summary of earnings reflecting Edison's operations within the Commission's jurisdiction.

          Appendix B contains copies of Edison's latest available balance sheet, as of March 31, 1997, and the income statement for the twelve-month period ending the same date. Shown on the balance sheet are the accumulated provisions for depreciation on the related property shown at cost.

          Appendix C contains a list of the counties and municipalities served by Edison in which some or all citizens will or may be affected by the tariff modifications and rate level changes proposed herein. The State of California is also a customer of Edison and may be similarly affected.

                                     VIII.

                REQUESTED FINDINGS, AUTHORIZATIONS AND APPROVALS
                ------------------------------------------------

     AB 1890 is comprised of a complex set of interdependent provisions that together authorize, permit and in some instances mandate certain actions by Edison, the Commission and the Infrastructure Bank, among others, in order to implement and maintain the Legislature's intended balance among industry deregulation, rate reduction and Transition Cost recovery. In order that the Fixed

Transition Amounts, FTA charges, and related Transition Property be established, the Rate Reduction Bonds be issued, and the residential and small commercial rate reduction be implemented as intended, AB 1890 contemplates that certain findings, authorizations, and approvals be included in the Financing Order. Transactional constraints, such as legal considerations and rating agency concerns, give rise to the need for additional findings, approvals and authorizations in the Financing Order.

     Therefore, in addition to the duties, obligations, rights and remedies provided for by AB 1890 and other applicable laws, and in addition to seeking general authority to enter into and perform the transactions described in this application, Edison respectfully requests that the Commission in the Financing Order specifically make the following findings, approvals and authorizations:/16/

A.   GENERAL AUTHORIZATION

1. Find that Edison may recover a portion of its Transition Costs and the costs of providing, recovering, financing and refinancing Transition Costs in an aggregate principal amount of up to $3.0 billion from proceeds of SPE Debt Securities and Rate Reduction Bonds, which shall include all costs of issuance approved by the Infrastructure Bank, and the owner of the Transition Property may recover principal, interest, and related costs associated with the SPE Debt Securities and the Rate Reduction Bonds through Fixed Transition Amounts, as described in this Application;

2. Find, as required by AB 1890, that the designation of the Fixed Transition Amounts and the issuance of up to $3.0 billion of SPE Debt Securities and Rate Reduction Bonds in connection with such Fixed Transition Amounts

-------------

/16/  Edison intends to later provide a more complete form of Financing Order.

     will reduce rates that residential and small commercial customers of Edison would have paid if the Financing Order were not adopted;

3. Find that the amount of SPE Debt Securities and Rate Reduction Bonds to be issued shall be determined using the sizing methodology described in this Application based on market conditions at the time the Rate Reduction Bonds are priced, that the principal on the SPE Debt Securities and the Rate Reduction Bonds shall be repaid in substantially equal annual amounts, that the final expected maturity of the SPE Debt Securities and the Rate Reduction Bonds shall be no later than ten years from the date of issuance with a final legal maturity to be determined by the Infrastructure Bank, and that the Infrastructure Bank shall determine the overcollateralization amount required;

     B. THE FIXED TRANSITION AMOUNTS AND FTA CHARGES

4. Determine that the methodology to calculate the FTA charges associated with Rate Reduction Bond issuance shall be as described in this Application, and that these FTA charges shall be filed with the Commission in Advice Letters (the "Issuance Advice Letters"); and find that FTA charges may be included as a separate line item on customers' bills;

5. Find that each Issuance Advice Letter associated with the Financing Order shall be effective five business days after filing, upon which it shall be deemed a part of this Financing Order for purposes of AB 1890, and that the FTA charges established thereby constitute Fixed Transition Amounts;

6. Require that, to the extent feasible, if residential or small commercial customers fail to pay their utility bills in full, any shortfall in revenues received shall be allocated between FTA charges and all other components of the customers' bills based on the ratio of the amount of the bills relating to the FTA charges and the amount relating to all other components of the bills;

     C. THE FTA CHARGES TRUE-UP MECHANISM

7. Establish that the procedures for the expeditious approval by the Commission of periodic adjustments (the "True-up Mechanisms") to the FTA charges (as may be necessary to ensure timely recovery of all Transition Costs that are the subject of the Financing Order, and the costs of capital associated with the provision, recovery, financing, or refinancing thereof, including the costs of issuing, servicing and retiring the SPE Debt Securities and Rate Reduction Bonds contemplated by the Financing Order) shall be as described in this Application, and find that such True-up Mechanisms shall continue until the SPE Debt Securities and the Rate Reduction Bonds are paid in full;

8. Determine that the methodology to calculate routine FTA charge adjustments shall be as described in this Application, and that such adjustments shall be filed with the Commission in routine True-up Mechanism Advice Letters; determine that such routine True-up Mechanism Advice Letters shall be filed with the Commission annually at least 15 days before the end of each calendar year and the resulting adjustments to the FTA charges shall be implemented at the beginning of the next calendar year; and determine that additionally such routine True-up Mechanism Advice Letters may be filed at least 15 days before the end of any calendar quarter and the resulting adjustments to the FTA charges shall be implemented at the beginning of the next calendar quarter;

9. Find that a non-routine True-up Mechanism Advice Letter may be filed at least 90 days before the end of any calendar quarter and the resulting adjustments to the FTA charges shall be implemented at the beginning of the next calendar quarter;

10. Find that a True-up Mechanism Advice Letter shall be filed at least 15 days before each anniversary of the issuance of the Financing Order, and that the Commission shall determine on the Financing Order issuance anniversary, as required by AB 1890, whether adjustments to the FTA charges are required, with the resulting adjustments to the FTA charges, if necessary, to be implemented within 90 days of the Financing Order issuance anniversary;

     D.  TRANSITION PROPERTY

11. Find that upon the effective date of each Issuance Advice Letter associated with the Financing Order, all of the Transition Property identified in such Advice Letter constitutes a current property right and shall thereafter continuously exist as property for all purposes;

12. Find that the Transition Property identified in an Issuance Advice Letter associated with the Financing Order shall include, without limitation, (1) the right, title and interest in and to the FTA charges set forth in such Advice Letter, as adjusted from time to time, (2) the right to be paid the total amounts set forth in such Advice Letter, (3) the right, title and interest in and to all revenues, collections, claims, payments, money, or proceeds of or arising from such FTA charges, and (4) all rights to obtain adjustments to such FTA charges under the True-up Mechanisms;

13. Find that the holders of the Transition Property are entitled to recover Fixed Transition Amounts in the aggregate amount equal to the principal amount of the SPE Debt Securities and the Rate Reduction Bonds, all interest thereon, the overcollateralization amount and all related fees, costs and expenses in respect of the SPE Debt Securities and Rate Reduction Bonds until they have been paid in full;

     E. STEPS IN THE RATE REDUCTION BOND TRANSACTION

        1.  Transfer of Transition Property to the SPE

14. Approve the sale by Edison of the Transition Property identified in an Issuance Advice Letter to one or more SPEs, as identified in such Advice Letter;

15. Find that, upon the sale by Edison of the Transition Property to one or more SPEs, (1) such SPE(s) shall have all of the rights originally held by Edison with respect to such Transition Property, including, without limitation, the right to exercise any and all rights and remedies to collect any amounts payable by any customer in respect of such Transition Property, notwithstanding any objection or direction to the contrary by Edison and (2) any payment by any customer to such SPE shall discharge such customer's obligations in respect of such Transition Property to the extent of such payment, notwithstanding any objection or direction to the contrary by Edison;

16. Find that, upon the sale by Edison of the Transition Property to one or more SPEs, Edison shall not be entitled to recover the FTA charges associated with such Transition Property other than for the benefit of the holders of the SPE Debt Securities and the Rate Reduction Bonds in accordance with Edison's duties as servicer;

17. Find that the SPE(s) identified in an Issuance Advice Letter, if so approved by the Infrastructure Bank, constitute Financing Entities;

     2. TRANSFER OF SPE DEBT SECURITIES TO THE ISSUER

18. Approve the issuance by the SPE(s), identified in an Issuance Advice Letter and approved by the Infrastructure Bank, of SPE Debt Securities to one or more Issuers, as identified in such Advice Letter, on terms to be approved by the Infrastructure Bank; provided, however, that the aggregate amount of SPE Debt Securities related to all such Edison Advice Letters associated with the Financing Order shall not exceed $3.0 billion;

19. Approve the pledging by the SPE(s), identified in an Issuance Advice Letter, as security for the SPE Debt Securities, of such SPE's right, title and interest in and to the Transition Property, and of such SPE's other assets;

          3. ISSUANCE OF THE RATE REDUCTION BONDS

20. Approve the issuance by the Issuer(s), identified in an Issuance Advice Letter and approved by the Infrastructure Bank, of Rate Reduction Bonds, on terms to be approved by the Infrastructure Bank; provided, however, that the aggregate amount of Rate Reduction Bonds related to all such Edison Advice Letters associated with the Financing Order shall not exceed $3.0 billion;

21. Approve, to the extent stated in an Issuance Advice Letter, the pledging by the Issuer(s), as security for the Rate Reduction Bonds, of such Issuer's right, title and interest in and to the SPE Debt Securities and all security therefor;

22. Find that any default under the documents relating to the SPE Debt Securities or the Rate Reduction Bonds shall entitle the holders of the SPE Debt Securities or Rate Reduction Bonds or the trustees or representatives for such holders to exercise any and all rights or remedies such holders or such trustees or representatives therefor may have pursuant to any statutory lien on the Transition Property;

     F. Rate Reduction Bond Servicing

23. Authorize Edison to contract with one or more SPEs and/or Issuers to collect amounts in respect of the FTA charges for the benefit and account of such SPEs and/or Issuers, and to account for and remit these amounts to or for the account of such SPEs and/or Issuers;

24. Provide that, in the event of default by Edison in payment to or for the benefit of the SPE of the FTA charges, the Commission, upon the application by (1) the holders of the SPE Debt Securities or the Rate Reduction Bonds and the trustees or representatives therefor as beneficiaries of any statutory lien permitted by the Public Utilities Code, (2) the SPE or its assignees, (3) the Issuer, or (4) pledgees or transferees, including transferees under Public Utilities Code Section 844, of the Transition Property, shall order the sequestration and payment to or for the benefit of the SPE or such other party of revenues arising with respect to the Transition Property;

25. Find that the Commission shall not approve or require any third party servicer(s) to replace Edison in any of its servicing functions in whole or in part without determining that approving or requiring such third party servicer(s) to replace Edison will not cause the then current rating of the Rate Reduction Bonds to be withdrawn or downgraded;

26. Find that regardless of who is responsible for billing, residential and small commercial customers shall continue to be responsible for FTA charges;

27. Find that if a third party meters and bills for the FTA charges, Edison must have access to information on kilowatt-hour billing and usage by customers to provide for proper reporting to the SPE and to perform its obligations as servicer;

28. Find that in the case of a third party default, billing responsibilities must be promptly transferred to another party to minimize losses;

29. Find that the failure of customers to pay FTA charges shall allow shut-off by Edison on behalf of the SPE of the customers failing to pay FTA charges in accordance with Commission-approved shut-off policies;

     G. RATE REDUCTION AUTHORIZATION

30. Conditioned on the timely and sufficient issuance of Rate Reduction Bonds, authorize, as required by AB 1890, Edison to provide the 10 percent rate reduction via a bill credit to eligible customers effective January 1, 1998;

31. Find that for purposes of eligibility to receive the rate reduction and responsibility to pay for FTA charges, Edison's residential and small commercial customers are those served on rate schedules in the Domestic and GS-1 rate groups;

     H. RATEMAKING MECHANISM AUTHORIZATIONS

32. Authorize Edison to establish by Advice Letter filing(s), the Rate Reduction Bond Memorandum Account, Schedule RRB, and modifications to Edison's Preliminary Statement and Transition Cost Balancing Account as described in this Application;

33. Adopt the provisions described in this Application to ensure that the FTA charges are non-bypassable, and authorize the rate collection methods relating thereto;

     I. ADDITIONAL AUTHORIZATIONS AND APPROVALS

34. Provide that this Financing Order shall become effective in accordance with its terms only when Edison files with the Commission its written consent to all terms and conditions of the Order; and

35. Provide such additional authorizations and approvals as may be necessary for Edison to carry out the transactions described in this Application.


     Dated at Rosemead, California, this 6th day of May, 1997.

                                SOUTHERN CALIFORNIA EDISON COMPANY



                                      By: /s/ Theodore F. Craver, Jr.
                                          ----------------------------------
                                               THEODORE F. CRAVER, JR.
                                               Vice President and Treasurer


ANN P. COHN
KENNETH S. STEWART
BRUCE A. REED



/s/ Bruce A. Reed
------------------------
By:  Bruce A. Reed

Attorneys for
SOUTHERN CALIFORNIA EDISON COMPANY

2244 Walnut Grove Avenue
Post Office Box 800
Rosemead, California  91770
Telephone:  (818) 302-4183
Facsimile:  (818) 302-7740

Dated:  May 6, 1997

                                  VERIFICATION
                                  ------------

     I, Theodore F. Craver, Jr., am Vice President and Treasurer of Southern California Edison Company, the Applicant herein, and am authorized to make this verification on its behalf. I am informed and believe that the matters stated in the foregoing document are true.

     I declare under penalty of perjury that the foregoing is true and correct.

     Executed this 6th day of May, 1997, at Rosemead, California.



                                          /s/ Theodore F. Craver, Jr.
                                       -----------------------------------
                                          THEODORE F. CRAVER, JR.
                                          Vice President and Treasurer

                       APPENDIX A - SUMMARY OF EARNINGS

                      SOUTHERN CALIFORNIA EDISON COMPANY

                                1997 AUTHORIZED
                              SUMMARY OF EARNINGS
                               CPUC JURISDICTION
                          (Thousands of 1997 Dollars)

                                                                     1997
                         DESCRIPTION                           Authorized(1)(2)
                         -----------                           ----------------
                                                                     (1)

OPERATING REVENUES
  Total Operating Revenues                                         3,775,170

OPERATING EXPENSES
Steam                                                                213,534
Nuclear                                                               11,333
Hydro                                                                 25,092
Other                                                                 18,496
                                                                  ----------
Production - Total                                                   268,455
Transmission                                                          78,274
Distribution                                                         179,801
Customer Accounts                                                    136,284
Uncollectibles                                                        12,943
CS&I - DSM Programs                                                   69,293
CS&I - O&M                                                            10,482
CS&I - Economic Development                                            3,246
RD&D - RD&D Programs                                                  29,644
RD&D - O&M                                                               497
A&G (Except RD&D, P&B)                                               160,912
Health Care                                                           99,530
Non-health Care                                                       73,204
PBOPs                                                                 54,400
Franchise Requirements                                                30,548
Software Savings Adjustment                                           (6,130)
Off-System Sales Adder                                                  (843)
                                                                  ----------
  Subtotal                                                         1,200,539

Revenue Credits                                                     (132,169)

Depreciation (Exc. Nucl. Decom.)                                   1,040,757
Nuclear Decommissioning Exp.                                          99,259
Taxes Other Than Income                                              139,428
Taxes Based on Income                                                479,516
                                                                  ----------
  Total Operating Expenses                                         2,827,330

NET OPERATING REVENUE                                                947,840

RATE BASE                                                         10,597,010

RATE OF RETURN                                                         8.94%

(1) Reflects the 1995 GRC Authorized amounts adjusted for the CPUC-Authorized SONGS 2&3 and Palo Verde Settlement Agreements, and the 1997 adopted cost of capital.

(2) This authorized summary of earnings was allocated between generation and non-generation to obtain the non-generation rate PBR starting point (D.96-09-092).

                APPENDIX B - BALANCE SHEET AND INCOME STATEMENT

                      SOUTHERN CALIFORNIA EDISON COMPANY
                      ----------------------------------

                                 BALANCE SHEET

                                MARCH 31, 1997

                                  A S S E T S

                            (Thousands of Dollars)

UTILITY PLANT:

  Utility plant, at original cost                                  $20,537,877
  Less - Accumulated depreciation and
    decommissioning                                                 (9,687,121)
                                                                   -----------
                                                                    10,850,756
  Construction work in progress                                        525,265
  Nuclear fuel, at amortized cost                                      185,411
                                                                   -----------
                                                                    11,561,432
                                                                   -----------

OTHER PROPERTY AND INVESTMENTS:

  Nonutility property, at cost - less
    accumulated depreciation                                            70,175
  Nuclear decommissioning trusts, at cost                            1,499,836
  Other investments                                                    115,470
                                                                   -----------
                                                                     1,685,481
                                                                   -----------

CURRENT ASSETS:

  Cash and equivalents                                                 223,283
  Receivables, including unbilled revenues,
    less reserves of $24,525
    for uncollectible accounts                                         832,123
  Fuel inventory                                                        58,626
  Materials and supplies, at average cost                              153,458
  Accumulated deferred income taxes - net                              167,699
  Prepayments and other current assets                                  59,794
                                                                   -----------
                                                                     1,494,983
                                                                   -----------

DEFERRED CHARGES:

  Unamortized debt issuance and
    reacquisition expense                                              339,654
  Rate phase-in plan                                                    40,013
  Income tax-related deferred charges                                1,691,963
  Other deferred charges                                               434,269
                                                                   -----------
                                                                     2,505,899
                                                                   -----------
                                                                   $17,247,795
                                                                   ===========

                      SOUTHERN CALIFORNIA EDISON COMPANY
                      ----------------------------------

                                 BALANCE SHEET

                                MARCH 31, 1997

                        CAPITALIZATION AND LIABILITIES

                            (Thousands of Dollars)


CAPITALIZATION:

  Common stock                                               $ 2,168,054
  Additional paid-in capital                                     218,399
  Retained Earnings                                            2,603,439
                                                             -----------
    Common shareholder's equity                                4,989,892
  Preferred stock without mandatory
   redemption requirements                                       283,755
  Preferred stock with mandatory redemption requirements         275,000
  Long-term debt                                               4,660,831
                                                             -----------
                                                              10,209,478
                                                             -----------
OTHER LONG-TERM LIABILITIES:

  Accumulated provisions for pensions, insurance and other       452,048
                                                             -----------

CURRENT LIABILITIES:

  Long-term debt due within one year                             426,470
  Short-term debt                                                134,826
  Accounts payable                                               327,191
  Accrued taxes                                                  560,766
  Accrued interest                                               104,677
  Dividends payable                                              106,102
  Regulatory balancing accounts - net                            106,505
  Deferred unbilled revenue and other                            787,819
                                                             -----------
                                                               2,554,356
                                                             -----------

DEFERRED CREDITS:

  Accumulated deferred income taxes - net                      3,097,468
  Accumulated deferred investment tax credits                    342,042
  Customer advances and other deferred credits                   592,403
                                                             -----------
                                                               4,031,913
                                                             -----------
                                                             $17,247,795
                                                             ===========


                      SOUTHERN CALIFORNIA EDISON COMPANY
                      ----------------------------------

                              STATEMENT OF INCOME

                         3 MONTHS ENDED MARCH 31, 1997

                            (Thousands of Dollars)


OPERATING REVENUE:
 Sales                                                      $1,642,274
 Other                                                          53,162
                                                            ----------
    Total operating revenue                                  1,695,436
                                                            ----------

OPERATING EXPENSES:
 Fuel                                                          144,616
 Purchased power                                               628,674
 Provisions for regulatory adjustment clauses - net            (88,173)
 Other operating expenses                                      240,954
 Maintenance                                                    95,878
 Depreciation and decommissioning                              305,583
 Income taxes                                                   95,297
 Property and other taxes                                       38,875
                                                            ----------
    Total operating expenses                                 1,461,704
                                                            ----------

OPERATING INCOME                                               233,732
                                                            ----------

OTHER INCOME AND DEDUCTIONS:
 Provision for rate phase-in plan                              (11,309)
 Allowance for equity funds used during construction             2,003
 Interest and dividend income                                    6,856
 Other - net                                                     4,649
                                                            ----------
    Total other income and deductions - net                      2,199
                                                            ----------
INCOME BEFORE INTEREST EXPENSE                                 235,931
                                                            ----------

INTEREST EXPENSE:
 Interest on long-term debt and amortization                    91,189
 Other interest expense                                         27,491
 Allowance for borrowed funds used during construction          (2,412)
 Capitalized interest                                           (1,320)
                                                            ----------
    Total interest expense - net                               114,948
                                                            ----------

NET INCOME                                                     120,983

DIVIDENDS ON CUMULATIVE PREFERRED STOCK                          8,599
                                                            ----------

EARNINGS AVAILABLE FOR COMMON STOCK                         $  112,384
                                                            ==========


              APPENDIX C -  LIST OF COUNTIES AND MUNICIPALITIES

                      SOUTHERN CALIFORNIA EDISON COMPANY
                      ----------------------------------

Citizens or some of the citizens of the following counties and municipal corporations will or may be affected by the changes in rates proposed herein.

                                   Counties
                                   --------

Fresno                Kings                  Orange                 Santa Barbara
Imperial              Los Angeles            Riverside              Tulare
Inyo                  Madera                 San Bernardino         Ventura
Kern                  Mono

                            Municipal Corporations
                            ----------------------

Adelanto              Diamond Bar            Lomita                 Rosemead
Agoura Hills          Downey                 Long Beach             San Bernardino
Alhambra              Duarte                 Los Alamitos           San Buenaventura
Anaheim               El Monte               Los Angeles            San Dimas
Apple Valley          El Segundo             Lynwood                San Fernando
Arcadia               Exeter                 Mammoth Lakes          San Gabriel
Artesia               Farmersville           Manhattan Beach        San Jacinto
Avalon                Fillmore               Maywood                San Marino
Azusa                 Fontana                McFarland              Santa Ana
Baldwin Park          Fountain Valley        Mission Viejo          Santa Barbara
Banning               Fullerton              Monrovia               Santa Clarita
Barstow               Gardena                Montclair              Santa Fe Springs
Beaumont              Garden Grove           Montebello             Santa Monica
Bell                  Glendale               Monterey Park          Santa Paula
Bellflower            Glendora               Moorpark               Seal Beach
Bell Gardens          Grand Terrace          Moreno Valley          Sierra Madre
Beverly Hills         Hanford                Murrieta               Signal Hill
Bishop                Hawaiian Gardens       Newport Beach          Simi Valley
Blythe                Hawthorne              Norco                  South El Monte
Bradbury              Hemet                  Norwalk                South Gate
Brea                  Hermosa Beach          Ojai                   South Pasadena
Buena Park            Hesperia               Ontario                Springs
Burbank               Hidden Hills           Orange                 Stanton
Calabasas             Highland               Oxnard                 Tehachapi
California City       Huntington Beach       Palmdale               Temple City
Calimesa              Huntington Park        Palm Desert            Temecula
Camarillo             Indian Wells           Palm Springs           Thousand Oaks
Canyon Lake           Industry               Palos Verdes Estates   Torrance
Carpinteria           Inglewood              Paramount              Tulare
Carson                Irvine                 Pasadena               Tustin
Cathedral City        Irwindale              Perris                 Twenty-Nine Palms
Cerritos              La Canada-Flintridge   Pico Rivera            Upland
Chino                 Laguna Beach           Placentia              Ventura
Chino Hills           Laguna Niguel          Pomona                 Vernon
Claremont             La Habra               Porterville            Victorville
Colton                La Habra Heights       Port Hueneme           Villa Park
Commerce              Lake Elsinore          Rancho Cucamonga       Visalia
Compton               Lakewood               Rancho Mirage          Walnut
Corona                La Mirada              Rancho Palos Verdes    West Covina
Costa Mesa            Lancaster              Redlands               West Hollywood
Covina                La Palma               Redondo Beach          Westlake
Cudahy                La Puente              Rialto                 Westminster
Culver City           La Verne               Ridgecrest             Whittier
Cypress               Lawndale               Riverside              Woodlake
Delano                Lindsay                Rolling Hills          Yorba Linda
Desert Hot Springs    Loma Linda             Rolling Hills Estates  Yucaipa

Application No:   97-05-
                  -------
Exhibit No:       SCE-1
                  -------
Witness:          Various
                  -------


                     [Logo of Southern California Edison]

                        An EDISON INTERNATIONAL Company

                                   (U 338-E)


                      RATE REDUCTION BONDS AND 10 PERCENT
                      RATE REDUCTION




                      Before the
                      PUBLIC UTILITIES COMMISSION OF THE STATE OF CALIFORNIA





                                                            Rosemead, California
                                                                     May 6, 1997

                                     SCE-1
                  RATE REDUCTION BONDS AND 10% RATE REDUCTION

                               TABLE OF CONTENTS


              SECTION                                         PAGE         WITNESS

I.   LEGISLATIVE AUTHORITY FOR THE 10 PERCENT
     RATE REDUCTION AND ISSUANCE OF
     RATE REDUCTION BONDS..................................... I-1          M. Simpson

     A.   Background Of Electric Industry Restructuring
          And AB 1890......................................... I-1

     B.   General Statutory And Procedural Authorizations
          Related To The Rate Reduction Bond Transaction...... I-3

     C.   Rate Reduction Bonds And 10 Percent Rate
          Reduction........................................... I-5

II.  ROLES OF VARIOUS ENTITIES IN RATE REDUCTION BOND
     TRANSACTION............................................. II-1

     A.   Role Of California Infrastructure And Economic
          Development Bank................................... II-1

     B.   Roles Of Other Entities............................ II-2

III. ASSET-BACKED SECURITIES MARKET......................... III-1

     A.   Overview Of Asset-Backed Securities............... III-1

          1.   Differences Between Asset-Backed Securities
               And Corporate Bonds.......................... III-2

          2.   Pricing For Asset-Backed Securities.......... III-2

     B.   Size And Growth Of Asset-Backed Securities
          Market............................................ III-3

IV.  SECURITIZATION OF TRANSITION COSTS, AMOUNT
     TO BE FINANCED, AND EDISON'S PROPOSED RATE
     REDUCTION BOND TRANSACTION.............................. IV-1

     A.   Asset Securitization............................... IV-1

          1.   Creation Of The Transition Property........... IV-2

                                     SCE-1
                  RATE REDUCTION BONDS AND 10% RATE REDUCTION

                         TABLE OF CONTENTS (CONTINUED)


              SECTION                                         PAGE         WITNESS

          2.   Bankruptcy Treatment........................... IV-3

          3.   Securing The Revenue Stream From
               Collections Risk............................... IV-4

               a)   Billing Policies To Support Bond
                    Rating.................................... IV-8

          4.   Credit Enhancement............................ IV-11

               a)     Purpose Of True-Up Mechanism...........  IV-9

               b)   Purpose Of Overcollateralization
                    Amount...................................  IV-9


     B.   The Amount Of Rate Reduction Bonds Needed,
          Expenses Of Issuance, And Use Of Proceeds.......... IV-10

          1.   Amount Of Rate Reduction Bonds To Be
               Issued........................................ IV-10

          2.   Expenses For Issuance Of Rate Reduction
               Bonds......................................... IV-10         G. Tabata

          3.   Use Of Proceeds From Rate Reduction Bonds..... IV-13         M. Simpson

     C.   Terms Of The Rate Reduction Bond Transaction....... IV-13

          1.   Accounting And Tax Features Of The
               Transaction................................... IV-16

               a)   Accounting Features Of The Transfer...... IV-16         L. Geiger

               b)   Tax Considerations....................... IV-16         D. Klun

          2.   Proposed Overcollateralization Amount......... IV-18         M. Simpson

          3.   Bond Trustee Fees And Other Ongoing Costs..... IV-18         G. Tabata

          4.   Fixed Transition Amount Charge
               Calculation................................... IV-20         C. Jacobs

                                     SCE-1
                  RATE REDUCTION BONDS AND 10% RATE REDUCTION

                         TABLE OF CONTENTS (CONTINUED)


              SECTION                                            PAGE      WITNESS


         a)   Initial FTA Charge Calculation
              Process............................................ IV-20

         b)   Forecast FTA Charges............................... IV-21

      5. Servicing Obligations................................... IV-22     G. Tabata

      6. Schedule For Financings................................. IV-25

V. RATE REDUCTION BOND SIZING AND ECONOMIC
   BENEFITS........................................................ V-1     C. Jacobs

   A.   Sizing The Rate Reduction Bonds............................ V-1

   B.   Summary Of Economic Benefits Of The Rate
        Reduction Bond Transaction................................. V-3

   C.   Determining The Amount Financed And Need For
        Additional Financing....................................... V-4

   D.   Impact Of Debt Retirement.................................. V-5

   E.   Cashflow Considerations.................................... V-6

Appendix SCE-1-A:  Rate Reduction Bond Sizing Model

Appendix SCE-1-B:  FTA Charge Calculation Equations

Appendix SCE-1-C:  Interest Earnings On FTA Charge Collections

                                      I.

         LEGISLATIVE AUTHORITY FOR THE 10 PERCENT RATE REDUCTION AND
          -----------------------------------------------------------
                       ISSUANCE OF RATE REDUCTION BONDS
                       --------------------------------

     The purpose of this chapter is to

 .    Provide a general background to electric industry restructuring as it relates to recovery of Transition Costs and the use of a nonbypassable charge on consumption of electricity as the basis for the issuance of Rate Reduction Bonds;

 .    Describe the statutory authorizations related to the Rate Reduction Bond transaction; and

 .    Highlight the linkage between the 10 percent rate reduction for residential and small commercial customers and the issuance of Rate Reduction Bonds.

A.   BACKGROUND OF ELECTRIC INDUSTRY RESTRUCTURING AND AB 1890
     ---------------------------------------------------------

     To understand the Rate Reduction Bond transaction, it is helpful to consider in broad outline the events which have resulted in the filing of this Application. In Decision No. 95-12-063 (December 20, 1995) as modified by Decision No. 96-01-009, the Commission prescribed a new generation market structure that "embraces competition in the provision of electric services, offers retail customers choice and flexibility in energy services, and reforms the manner in which we regulate utility monopoly services." (D. 95-12-063, p. 25.) The transformation of the electric generation industry to a competitive market will ultimately result in the rates charged for energy being based on the competitive market price for energy rather than regulated prices.

     The Commission found that electric rates paid by customers in California were high and that these costs resulted in part from generation-related costs such as long-term power purchase contracts with Qualifying Facilities ("QFs") or nuclear power plant costs that had previously been reviewed and found reasonable by the Commission. (Id. at p. 110.) However, the Commission also recognized that the transformation to the competitive market would result in some generation-related facilities having values substantially below their present book value and contracts to purchase electricity at rates above the market price for power. The Commission and the Legislature, through the enactment of Assembly Bill 1890 ("AB 1890"), have provided the opportunity to recover the net above-market costs of generation-related assets and obligations by allowing utilities to continue to include such costs in their rates for a prescribed recovery period.

     AB 1890 was passed unanimously by both houses of the California Legislature in August 1996 and was signed into law by Governor Wilson on September 23, 1996. AB 1890 implements and enhances the Commission's electric industry restructuring program. A number of the Public Utilities ("PU") Code Sections added by AB 1890 direct the Commission to establish effective mechanisms to ensure recovery of Transition Costs from existing and future customers of electricity, subject to the limited exemptions provided therein. (See, e.g., PU Code (S)(S) 367, 369.) PU Code (S) 367 generally allows electric utilities to continue to recover the net uneconomic portion of their generation-related assets and obligations (i.e., Transition Costs) by separating this component of existing rates as a Competition Transition Charge ("CTC") and by continuing to collect these costs as a nonbypassable charge from customers over a Transition Cost recovery period.

     PU Code (S) 368 required electric utilities to submit to the Commission a plan for continued recovery of Transition Costs in the competitive marketplace. Edison submitted its cost recovery plan on October 15, 1996, which was adopted with some modifications in Decision No. 96-12-077. As stated in Edison's cost recovery plan, under AB 1890 electricity rates for residential and small commercial customers are frozen until January 1, 1998, and then, contingent on Rate Reduction Bond financing, reduced by 10 percent and then frozen again for a "rate freeze period" extending through the earlier of March 31, 2002 or the date the Transition Costs have been collected in full./1/ Rates for all
                                                 ---
--------------------
/1/ The period from January 1, 1998 through the earlier of March 31, 2002 or the date on which Transition Costs are fully recovered will be referred to as the "rate freeze period" throughout this testimony.

other customers remain at June 10, 1996 levels throughout the rate freeze period. Freezing rtes stabilizes collected revenues (subject to sales variations), and declining cost create revenues beyond those required to provide service, that can be applied to offset Transition Costs. (D. 96-12-077, p. 6.)

     AB 1890 provides electric utilities a reasonable opportunity to collect Transition Costs and allows the recovery of a portion of the Transition Costs by the issuance of Rate Reduction Bonds which are backed by a nonbypassable charge based on the consumption of electricity.

B.  GENERAL STATUTORY AND PROCEDURAL AUTHORIZATIONS RELATED TO THE RATE
    -------------------------------------------------------------------
    REDUCTION BOND TRANSACTION
    --------------------------

    In this Application, Edison is applying for a Financing Order from the Commission finding that Edison may recover a portion of its Transition Costs from the proceeds of Rate Reduction Bonds and for authorization for a 10 percent rate reduction for residential and small commercial customers effective January 1, 1998. The 10 percent rate reduction is to be accomplished by

    . "monetizing" or securitizing a portion of Edison's Transition Costs through the sale of Transition Property to one or more Special Purpose Entities ("SPEs") (as described in Chapters IV.A and IV.C below) and the issuance of Rate Reduction Bonds with a term to maturity extending beyond March 31, 2002, i.e., beyond the rate freeze period;

    . requiring that debt service and related costs on the Rate Reduction Bonds be paid from rates paid by residential and small commercial customers subject to June 10, 1996 total rate levels (reduced by 10 percent) during the rate freeze period;

    . allowing the SPE to collect the portion of Transition Costs secured by the Rate Reduction Bonds along with interest and related costs from residential and small commercial customers by means of nonbypassable charges based on electricity usage (the "FTA charges");

    . after the end of the rate freeze period, allowing the SPE to continue to collect the FTA charges from residential and small commercial customers in amounts sufficient to pay the debt service and related costs for the Rate Reduction Bonds in addition to allowing Edison to recover through rates its costs of providing service; and

    . requiring future adjustments to the FTA charges imposed on residential and small commercial customers to ensure the collection of revenues sufficient to pay the debt service and related costs on Rate Reduction Bonds in accordance with the Financing Order.

    AB 1890 provides the statutory basis for issuing Rate Reduction Bonds that will result in a revenue requirement reduction sufficient to enable a 10 percent rate reduction for residential and small commercial customers during the rate freeze period. It requires utilities to apply for Financing Orders from the Commission by June 1, 1997. In order to facilitate the securitization of the Transition Costs, AB 1890 makes irrevocable the Commission's Financing Orders with respect to the Transition Property that provides the basis for the issuance of the Rate Reduction Bonds. (PU Code (S)(S) 841(c); 842(d).) AB 1890 also provides that the state shall neither limit nor alter the Commission's Financing Orders until the Rate Reduction Bond obligations are fully discharged. (PU Code
(S) 841(c).) Moreover, AB 1890 also requires the Commission to establish procedures for the expeditious processing of applications for Financing Orders, including the approval or disapproval of such applications within 120 days of the filing thereof. (PU Code (S) 841(e).)

    By separate application to the California Infrastructure and Economic Development Bank ("Infrastructure Bank"), Edison will make the necessary requests to provide for the issuance of the Rate Reduction Bonds by one of the following (the "Issuer"): (1) the Infrastructure Bank, (2) one or more Special Purpose Trusts, as defined in California

Government Code ("Govt. Code") (S) 63010, that are authorized by and subject to the oversight of the Infrastructure Bank, (each, an "SPT") or (3) one or more other entities approved by the Infrastructure Bank. The Issuer will likely be one or more SPTs.

C.   RATE REDUCTION BONDS AND 10 PERCENT RATE REDUCTION
     --------------------------------------------------

     For residential and small commercial customers, timely and sufficient issuance of Rate Reduction Bonds will allow a 10 percent reduction on January 1, 1998 from the rate levels shown on Edison's electric rate schedules as of June 10, 1996./2/ As described in Edison's cost recovery plan and in Edison's
         --
Application, the Legislature made this rate reduction contingent upon issuance of Financing Orders and Rate Reduction Bonds. AB 1890 provides for the issuance of Rate Reduction Bonds to achieve a rate reduction of at least 10 percent for residential and small commercial customers during the rate freeze period./3/
                                                                         --
----------------------
/2/  Rates will be reduced by means of a 10 percent bill credit from the
--
consumer's total bill as described in Exhibit SCE-2.

/3/  (See e.g. AB 1890 (S)1(e)); PU Code (S)(S) 330(w), 841(a).)  Both Edison
--    --------
and PG&E have filed petitions to modify D. 96-12-077, the Commission's Opinion On Cost Recovery Plans, with respect to a single reference in that decision to the optional use of Rate Reduction Bonds to effectuate the 10 percent rate reduction.

                                      II.

          ROLES OF VARIOUS ENTITIES IN RATE REDUCTION BOND TRANSACTION
          ------------------------------------------------------------
     The purpose of this chapter is to provide a brief description of the role of the Infrastructure Bank and other entities in the Rate Reduction Bond transaction.

A.  ROLE OF CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT
    ----------------------------------------------------------
    INFRASTRUCTURE BANK
    -------------------

     Edison will file concurrently with this application a separate application with the Infrastructure Bank to authorize the issuance of the Rate Reduction Bonds. The Infrastructure Bank will give its final approval once the Commission issues a Financing Order and the terms of the Rate Reduction Bonds have been finalized. As discussed in more detail in Chapter IV.A below, it is anticipated that an SPT approved by the Infrastructure Bank will be the Issuer of the Rate Reduction Bonds. If an SPT is the Issuer of the Rate Reduction Bonds, then by law the California State Treasurer's office ("State Treasurer") will act as agent for sale of the bonds. Accordingly, the Infrastructure Bank and/or the State Treasurer will approve the amount, pricing, timing and other terms of the Rate Reduction Bonds. Edison is not asking the Commission to specifically approve such matters, but rather, as Edison has done with its own Commission-approved financings, is seeking to maintain the flexibility to determine such matters in light of then-current market conditions. As described In Chapter IV.C.4.a, below, as each series or class of Rate Reduction Bonds is priced, Edison proposes to file on behalf of the applicable SPE, Issuance Advice Letters to establish the initial levels of FTA charges, and those filings will reflect the amount, pricing and other terms of the Rate Reduction Bonds after they are approved by the Infrastructure Bank.

     In addition to approving an SPT or other entity as the Issuer of the Rate Reduction Bonds, and the amount, pricing, timing and other terms of the Rate Reduction Bonds, the Infrastructure Bank and/or the State Treasurer will participate in the transaction as follows:

     . Selection and/or approval of other participants to the transaction, including bond counsel, bond trustee, bond underwriters (including managing and co-managing underwriters) and their legal counsel, and bond rating agencies;

     . Review and approval of transaction documentation, including such principal documents as a Servicing Agreement with Edison, Transition Property Purchase Agreement, Rate Reduction Bond Trust Indenture, Trust Agreement, Certificate Agreement, Bond Purchase Agreement, SPE Debt Securities Purchase or Loan Agreement, SEC Registration Statement or other disclosure document, Security Agreement, and other governmental filings;

     . Participation in various aspects of the issuance of the Rate Reduction Bonds, including approval of the marketing plan for the bonds prepared by the managing underwriter(s), participation in meetings or phone calls with ratings agencies and potential investors, and conduct of its own "due diligence," to the extent it considers necessary or appropriate; and

     . Preparation and review of reports to the Legislature or other governmental bodies concerning the transaction, to the extent considered necessary or appropriate.

B.    ROLES OF OTHER ENTITIES
      -----------------------

      Other entities, including the Commission, also will play important roles in the transaction. In the Joint Comments of the utilities regarding the ALJ's ruling on the Rate Reduction Bond workshop, filed March 14, 1997, the utilities described the recommended roles of the Commission, the Infrastructure Bank, State Treasurer as Agent for Sale, the utilities, and underwriters in the transaction. Consistent with AB 1890, the Commission's role covers customer benefits and ratemaking impacts, while the Infrastructure Bank is expected to address the mechanics of the transaction, including such considerations as the amount, pricing, timing and other terms of Rate Reduction Bonds.

                                     III.

                         ASSET-BACKED SECURITIES MARKET
                         ------------------------------

     The purpose of this chapter is to

  . Provide background information on the asset-backed securities market so the Commission will better understand the context in which Rate Reduction Bonds will be evaluated by financial markets and rating agencies;

  . Provide an overview of the market for asset-backed securities ("ABS") in terms of historical evolution, asset composition and size; and

  . Describe how the Rate Reduction Bonds will be structured, rated, and priced, relative to other ABS.

A.   OVERVIEW OF ASSET-BACKED SECURITIES
     -----------------------------------

     The ABS market originated with mortgage-backed securities, which are backed by the cash flows generated from the interest and principal payments in a pool of residential mortgages. The ABS market developed out of the recognition that this technique could be successfully applied to other types of financial and non-financial assets with predictable cash flow streams, including automobile loans, credit card receivables, boat loans, student loans, home equity loans, trade receivables, equipment leases and many other asset classes. The credit quality of these securities depends on the historical and projected analysis of the cash flow characteristics of the underlying assets. Diversification of underlying assets (e.g., many mortgagors, many credit card borrowers) enhances the credit quality of the securities. The first public market ABS transaction was completed in 1986.

     The structure of an ABS depends critically on the underlying assets. In general, the original owner of the underlying assets sells the assets directly or indirectly to a special purpose entity and that entity directly or indirectly issues securities for which the primary source of payment of principal and interest is the cash flow generated by the underlying assets.

                                     III-1

     For Rate Reduction Bonds, the asset is Transition Property which consists of the FTA charges, as adjusted from time to time in accordance with the provisions of the Financing Order and PU Code (S) 841(c). Specifically, the Transition Property includes: (i) the right to be paid the amount that is determined in the Financing Order to be the amount that Edison or its transferee is lawfully entitled to receive pursuant to the provisions of Article 5.5 of the PU Code and the proceeds thereof, and the right to all revenues, collections, claims, payments, money, or proceeds of or arising from the FTA charges or constituting Fixed Transition Amounts that are the subject of the Financing Order; and (ii) all rights to obtain adjustments to the FTA charges pursuant to the provisions of the Financing Order and PU Code (S) 841(c).

      1.  DIFFERENCES BETWEEN ASSET-BACKED SECURITIES AND CORPORATE BONDS
          ---------------------------------------------------------------

          ABS are fundamentally different in structure and credit profile from traditional corporate bonds. Most corporate bonds have "bullet" maturities, meaning all the principal is paid in a single payment on a date-certain maturity. In contrast, ABS maturities are often subject to some uncertainty with respect to the exact timing of the principal repayment. For example, if the underlying auto loans of an auto loan-backed security are prepaid at a faster rate than expected, the repayment of principal to investors will be accelerated. Conversely, if many of the underlying loans are delinquent, investors may receive their principal later than originally expected. As discussed in Chapter IV.A, the credit analysis of ABS securities is also fundamentally different, focusing on the assets themselves and on structural considerations, including those which isolate the assets from the credit risk of the corporate enterprise, rather than the operating performance of an overall corporate enterprise.

      2.  PRICING FOR ASSET-BACKED SECURITIES
          -----------------------------------

          Similar to most fixed-rate debt securities, fixed-rate ABS are priced relative to a comparable term U.S. Treasury security. ABS usually tend to trade relative to an expected average life, i.e., the expected average principal repayment date. For example, a

                                     III-2
generic AAA-rated auto loan ABS with a two-year average life is valued by investors at about 40 basis points over the benchmark two-year U.S. Treasury yield. ABS do not typically trade at spreads over U.S. Treasury securities as narrow as comparably-rated corporate bonds. For example, a hypothetical two-year AAA-rated bond issued by an industrial company would probably trade at about 20 basis points over the benchmark U.S. Treasury yield. The spread premium required for auto loan ABS reflects several factors including the uncertainty of the exact timing of investors' return of principal, unlike the one-time payment or "bullet" structure that corporate bonds offer.

B.   SIZE AND GROWTH OF ASSET-BACKED SECURITIES MARKET
     -------------------------------------------------

     The ABS market has grown to approximately $347 billion since the first public market offering was completed in 1986. The first public securitization of credit card receivables took place in 1987 and this asset class now dominates the ABS market, constituting over 46 percent of total outstanding ABS. Auto loans and home equity loans each contribute about 14-19 percent of the market.
A third tier of asset classes includes manufactured housing, student loans and equipment leases.

     The pace of annual issuance in the ABS market has risen from $42 billion in 1990 to $148 billion in 1996. As the structure of securities and the type of assets eligible for financing in the ABS market continue to evolve and expand, this growth may continue. For example, floating-rate ABS has grown from about 10 percent of total issuance in 1990 to over 51 percent in 1996. The annual issuance volume of asset-backed securities now rivals that of the corporate bond market. For example, in 1996, asset-backed issuances approached that of investment-grade corporate bonds ($148 billion vs. $185 billion), while in 1993, ABS were only 31 percent of total corporate bond issuances.

                                     III-3

                                      IV.

        SECURITIZATION OF TRANSITION COSTS, AMOUNT TO BE FINANCED, AND
        --------------------------------------------------------------
               EDISON'S PROPOSED RATE REDUCTION BOND TRANSACTION
               -------------------------------------------------

     The purpose of this chapter is to

 .    Provide an overview of asset securitization, including methods of credit enhancement such as the true-up mechanism and overcollateralization amount as proposed to be applied to the Rate Reduction Bonds;

 .    Describe the proposed amount of the Rate Reduction Bonds, including the estimated expenses of issuance of the Rate Reduction Bonds, the use of the proceeds, and the estimated costs associated with using the proceeds; and

 .    Describe Edison's proposal for issuance of Rate Reduction Bonds; the financing structure and relationship of the entities and transactions involved, and Edison's proposed timetable for issuance of the Rate Reduction Bonds.

A.   ASSET SECURITIZATION
     --------------------

     Asset securitization means (1) taking certain legal and credit enhancement measures to segregate an identifiable asset from the general property of the seller, or original owner of the asset, to decrease the risk to the investors that the asset and its related revenue stream will become uncollectible, and (2) using the asset and its related revenue stream to secure a debt issuance which is used to fund the acquisition of the asset. In other words, the revenue stream associated with the asset is separated from the credit risks of the originator and may be made more creditworthy. As a result, the securitized debt supported by that revenue stream may have less risk, and therefore investors are willing to accept a lower return, i.e., interest rate, than for a debt security issued by the originator. The Rate Reduction Bonds issued on behalf of Edison are expected to receive a higher credit rating from credit rating agencies than Edison receives for its existing first mortgage debt.

     The methods of creating this higher degree of creditworthiness for the securitized asset and its related revenue stream generally fall into two categories. First, steps are taken to isolate the asset and its revenue stream from the credit risks of the original owner of the asset, including the risk of insolvency of the original owner. When this separation of risk is successfully achieved, investors look primarily to the asset's revenue stream for payment of interest and principal on the securitized debt, rather than relying on the credit of the original owner of the asset.

     Second, assurance must be provided that the revenue stream itself will be secure. The credit rating will depend on the predictability and stability of the revenue stream, and the rating agencies' analysis will focus on the stability of cash flows despite financial stress or changes in circumstances.
If necessary, the transaction may include credit enhancement mechanisms, such as true-ups, an overcollateralization amount, reserve fund or bond insurance, in order to achieve the desired credit rating. The aim of all of these mechanisms is to give investors greater comfort that a creditworthy revenue stream will exist to pay the interest and principal on the securitized debt, so that they will be willing to purchase that debt at a lower interest rate than would otherwise apply to the debt of the original owner of the asset.

     The following sections discuss how this asset securitization and increased creditworthiness will be achieved for the Rate Reduction Bond transaction.

     1.   CREATION OF THE TRANSITION PROPERTY
          -----------------------------------

          As mentioned above, securitizations require the identification and isolation of an asset and its related revenue stream. In this case, the asset and its related revenue stream is Edison's Transition Property. AB 1890 contemplates that the Commission will issue a Financing Order which will, among other things (1) specify the amount of Transition Costs and related costs that can be recovered through the FTA charges, (2) approve the methodology for periodic true-ups of the FTA charges, (3) identify the Transition Property as consisting of, among other things, all rights to the FTA charges, and (4) declare the Financing Order irrevocable. (PU Code (S) 841(c).) The Transition Property is created upon the effective date of the Issuance Advice Letter filing which establishes the FTA charges. Moreover, under AB 1890, the State has also agreed not to limit or alter the recoverability of the Transition Property until the Rate Reduction Bonds are discharged. (Id.) Consistent with AB 1890, the Transition Property constitutes a current property right and will continuously exist as property for all purposes until the Rate Reduction Bonds are discharged. (PU Code (S)(S) 840(g), 841(f).) Thus, investors will be assured that the FTA charge revenue stream to repay the bonds will not be altered at a future date by the Commission or the State.

      2.  BANKRUPTCY TREATMENT
          --------------------

          One element of the transaction that is critical to obtaining the desired credit rating is an assessment of risks in the event of an Edison bankruptcy. To isolate investors from this potential risk, Edison intends to form one or more SPEs that will be separately organized legal entities wholly owned by Edison. Each SPE will own Transition Property and issue secured debt (the "SPE Debt Securities") to the Issuer, and will be restricted from engaging in any other business activity unrelated to the Rate Reduction Bond transaction.

          Edison will transfer to the SPE all of its right, title and interest in and to the Transition Property. The first element of the bankruptcy analysis focuses on the transfer as constituting a "true sale" for commercial law purposes. As such, if Edison were to become the subject of a bankruptcy proceeding, the Transition Property would not be part of Edison's bankruptcy estate and therefore would not be subject to the claims of Edison's creditors. Although Edison is the seller of the Transition Property and will act as servicer for the SPE and the Issuer by collecting the FTA charges, the SPE will hold legal title to the collections received in connection with the FTA charges and the funds will not be part of Edison's revenues or assets. AB 1890 expressly provides that certain transfers of Transition Property approved in a Financing Order and intended by the parties to constitute an absolute transfer or true sale shall be so treated for all purposes, subject to certain limited exceptions. (See PU Code (S) 844.) As contemplated by AB 1890, the Rate Reduction Bonds will be non-recourse to any of Edison's assets, other than the Transition Property sold to the SPE. (PU Code
(S) 842(a).) In order to facilitate a true sale, Edison envisions that it will give sufficient notice to third parties that the Transition Property is owned by the applicable SPE and is not available to creditors of Edison. This notice could be provided to an appropriate service list when the FTA charges are established by Advice Letter filings. The notice might also involve inclusion of the FTA charge as a separate line item on customers' bills. Edison is exploring the technical feasibility of including a separate charge on its bills, and if required for the bankruptcy opinion and if feasible, will include the FTA charge as a line item on customers' bills.

          The second element of the bankruptcy analysis focuses on the separate legal status of Edison and the SPE. The transaction will be structured so that in the event of a bankruptcy of Edison, the assets and liabilities of the SPE would not be "substantively consolidated" with those of Edison.

          As a result of the foregoing structural elements, the Rate Reduction Bonds should be able to receive a credit rating superior to Edison's credit rating. In order to issue their ratings, credit rating agencies will expect to receive a satisfactory opinion of counsel confirming the foregoing structural elements at the time the Rate Reduction Bonds are issued.

    3.    SECURING THE REVENUE STREAM FROM COLLECTIONS RISK
          -------------------------------------------------

          In assessing the risks of an ABS transaction, rating agencies will review historical collection experience, requesting detailed information on billing, collections, delinquencies, and write-offs attributable to residential and small commercial customers in Edison's service territory. Because these data have been collected for use in general rate case proceedings, the information is readily available and understood. The collections ability of utilities historically has been viewed as strong by the rating agencies,/4/ due to the small percentage of ultimate write-offs and the ability
         --
to enforce bill payment through service disconnection.

          Although Edison's historical collections experience can be expected to lend support for a strong rating for the Rate Reduction Bonds, the changes resulting from industry restructuring are likely to be viewed with concern by the rating agencies and investors. The possibility that the cash flows due investors may be billed for and collected by other energy service providers ("ESPs") will create uncertainty as to the quality of the payment stream.
Rating agency analysts, no longer able to rely only on historical collections data, will look for support to the Commission's policies and procedures for ESP billing and collection of the FTA charges.

          These policies and procedures will be addressed in other Commission proceedings that may not be concluded before issuance of the Rate Reduction Bonds. The absence of Commission guidelines will be viewed as an additional risk factor by rating agencies, and could negatively affect the rating for the Rate Reduction Bonds or the costs of credit enhancements. Thus, Edison requests that the Commission provide broad policy guidance on a limited set of collection issues to reassure the rating agencies.

     a)   Billing Policies To Support Bond Rating
          ---------------------------------------
          The following key policies are important to assure the Rate Reduction Bonds receive the highest possible bond rating:

          . REGARDLESS OF WHO IS RESPONSIBLE FOR BILLING, RESIDENTIAL AND SMALL COMMERCIAL CUSTOMERS WILL CONTINUE TO BE RESPONSIBLE FOR FTA CHARGES IN ACCORDANCE WITH AB 1890.

          AB 1890 authorizes the creation of Transition Property based on the FTA charge levied on residential and small commercial customers. As described in the previous section, the ability to sell this property for legal purposes and obtain a

-------------------------
/4/  Fitch, for example, characterizes utilities' collection experience as
--
"exceptionally good." See "Guidelines for Rating Debt Backed by Regulatory Assets" Fitch Research Global Power Electric Special Report, September 30, 1996.

bankruptcy opinion based on this sale is critical in obtaining the highest possible bond rating and providing the lowest costs to customers. In order for a true sale to take place, the nature of the property must be clear and in conformity with the legislation, which states that residential and small commercial customers "shall continue to pay fixed transition amounts after
December 31, 2001, until the bonds are paid in full ... ." (PU Code (S) 841(a)).

          To support the bankruptcy opinion, the existence of other billing agents cannot eliminate the clear and continuing obligation of these customer classes to pay FTA charges. An ESP or other party may take on the obligation of billing for FTA charges, and, in collecting FTA charges, may incur its own obligation to pay such collections to the utility. However, a customer's ultimate obligation to pay FTA charges cannot be transferred to the ESP without clouding the nature of the Transition Property and violating the intent of AB 1890.

          . IF AN ESP METERS AND BILLS FOR THE FTA CHARGES, THE UTILITY MUST HAVE ACCESS TO INFORMATION ON KILOWATT-HOUR BILLING AND USAGE BY CUSTOMERS TO PROVIDE PROPER REPORTING AND TO DISCHARGE ITS FUNCTION AS SERVICER.

          The rating agencies will require assurances that appropriate amounts of FTA charges are indeed being billed and recovered by ESPs. In ABS transactions, they typically assess the quality of a company's billing and collections procedures, including systems and technology, collections accounting, and actions against delinquent accounts. They also require regular reporting from the servicer on collections. They will want to be assured that collections quality is being maintained, as they closely monitor the bond repayment after issuance of the bonds. In addition, they will want assurances that Edison has sufficient information to perform other servicing roles, including applications for adjustments to the FTA charge. As described below, they will also desire remedies in instances where collections quality declines.

          . APPROPRIATE SHUT-OFF POLICIES MUST BE MAINTAINED TO MINIMIZE INVESTOR'S CREDIT RISK IN THE CASE OF NON-PAYMENT OF FTA CHARGES BY INDIVIDUAL CUSTOMERS.

          Shut off policies are viewed by the rating agencies as an important tool for limiting losses from uncollectibles. As such, current policies must be maintained to allow shut off of customers by the utility in the case of non-payment of FTA charges.

          . APPROPRIATE STANDARDS, PROCEDURES AND/OR CREDIT POLICIES MUST BE IN PLACE TO ASSURE NO INCREASE IN INVESTOR RISK AS A RESULT OF ESP COLLECTION OF FTA CHARGES.

               . COMMISSION GUIDELINES SHOULD BE AT LEAST AS PROTECTIVE TO INVESTORS AS EXISTING RATING AGENCY STANDARDS GOVERNING CREDIT RISK.

               . APPROPRIATE STANDARDS FOR BILLING AND SERVICING PROCEDURES SHOULD BE SET IN PLACE CONSISTENT WITH THOSE IN SIMILAR ABS TRANSACTIONS

          Rating agencies and bond investors will see an additional layer of risk if ESPs collect and hold FTA charges prior to remittance to the utility.
In order to minimize risk in the event of an ESP default, they will want to see appropriate credit policies set in place to minimize this risk. For example, the rating agencies may allow monthly remittances of the FTA charges by an ESP if the company is rated Single-A or better. However, if a company is not rated, or rated below investment grade, the rating agencies may require remittances within 24 or 48 hours, deposits, letters of credit, or other assurances to protect investors.

          In addition, Commission approved standards may be necessary to assure ESPs act diligently in their role as billers and collectors. The choice of appropriate methods to secure FTA charge collections against any risk resulting from ESPs as billing agents is likely to be highly controversial and cannot be decided in this proceeding. However, Commission reassurances in the Financing Order that these methods will be determined and set in place will provide some comfort to the rating agencies.

          . IN THE CASE OF ESP DEFAULT, BILLING RESPONSIBILITIES MUST BE PROMPTLY TRANSFERRED TO ANOTHER PARTY TO MINIMIZE LOSSES.

          In the event that ESP defaults on its payments of FTA charge collections, the rating agencies will desire prompt action to assure FTA charges paid by customers continue to be passed on to investors. Although the actual procedures in the event of ESP default may also be highly contested, there should be less disagreement on the need for a way to assure prompt transfer of accounts to another billing agent.

          The broad policies outlined above are only a subset of those likely to be addressed in the Commission's Direct Access, Unbundling, and Ratesetting proceedings. Edison does not desire to preempt a full discussion by its request in this proceeding. However, these issues clearly are important for achieving the highest possible bond rating and the minimum ratepayer cost for the Rate Reduction Bonds. As a result, we request that the Commission indicate its intent to establish appropriate ESP billing procedures and credit policies by approving the general guidelines described above.

      4.  CREDIT ENHANCEMENT
          ------------------

          Credit enhancements are mechanisms that provide investors with added assurance that they will recover their investment and a return thereon, i.e., interest. Credit enhancement mechanisms fall into two basic categories: (1) those provided by the original owner of the asset by the transaction structure, generally by enhancing the amount or nature of the revenue stream, and (2) those provided by third parties. Examples of credit enhancement provided by the original owner include reserve accounts, overcollateralization amounts, and true-up mechanisms. Examples of credit enhancement provided by third parties include bond insurance and letters of credit. The proposed Rate Reduction Bond transaction will use a true-up mechanism authorized by AB 1890 and overcollateralization amounts or other means of credit enhancement.

     a)   Purpose Of True-Up Mechanism
          ----------------------------

          AB 1890 requires the Commission to approve adjustments to the FTA charges as may be necessary to ensure timely recovery of principal and interest on the Rate Reduction Bonds. These periodic true-ups will provide greater assurance that the collection of aggregate FTA charges will be sufficient to satisfy the obligations to the bondholders for the entire term of the bonds, except for the time between the last true-up and the final maturity of the bonds. The credit analysis of the Rate Reduction Bonds will be affected favorably by the true-up mechanism for adjusting the FTA charges. Although the true-up mechanism does not completely eliminate the need for other forms of credit enhancement, it should significantly minimize the amount and cost of other credit enhancements.

     b)   Purpose Of Overcollateralization Amount
          ---------------------------------------

          Overcollateralization exists when security holders have purchased or are secured by an asset and its related revenue stream with a value in excess of the investment made by security holders, thereby assuring the likelihood of repayment of the investment and a return thereon. For the Rate Reduction Bonds, with the addition of a true-up mechanism, the overcollateralization amount is intended to address shortfalls in collections after the legal maturity of the Rate Reduction Bonds (i.e., any collection shortfalls throughout the transaction will be recovered via the true-up mechanism until the legal maturity, after which the FTA charge will no longer be collected). Because the FTA charges will be calculated to recover not only the Rate Reduction Bond principal balance outstanding but also the overcollateralization amount, collections could be lower than expected and still be sufficient to fully amortize the Rate Reduction Bonds. As described in Exhibit SCE-2, a ratemaking mechanism will be established to ensure that any excess overcollateralization remaining after the payment of the Rate Reduction Bonds will be credited to residential and small commercial customers.

B.  THE AMOUNT OF RATE REDUCTION BONDS NEEDED, EXPENSES OF ISSUANCE, AND
    --------------------------------------------------------------------
    USE OF PROCEEDS
    ---------------

    1.    AMOUNT OF RATE REDUCTION BONDS TO BE ISSUED
          -------------------------------------------

          The total amount of Transition Costs required to be financed and Rate Reduction Bonds required to be issued to provide the revenue requirement reduction sufficient for a 10 percent rate reduction over the rate freeze period is a function of a number of variables, including actual sales to eligible customers, and the principal repayment schedule, interest rate, and term of the bonds. Thus, the total amount of Transition Costs to be financed and the amount of Rate Reduction Bonds to be issued can only be estimated at this time. A description of the model used to size the Rate Reduction Bonds is provided in Chapter V and in Appendix SCE-1-A. Based on that model and current forecasts, Edison estimates that $2.6 billion of Rate Reduction Bonds would be sufficient to provide the 10 percent rate reduction over the rate freeze period. However, to cover sale forecast errors, Edison is requesting approval in the Commission's Financing Order of the issuance of Rate Reduction Bonds in the aggregate principal amount of up to $3.0 billion.

    2.    EXPENSES FOR ISSUANCE OF RATE REDUCTION BONDS
          ---------------------------------------------

          As defined in PU Code (S)(S) 840(d) and (g), Transition Property and related FTA charges may be used to recover the "costs of providing, recovering, financing, or refinancing the transition costs, including the costs of issuing, servicing, and retiring rate reduction bonds." Based on the currently estimated initial offering of $2.6 billion of Rate Reduction Bonds, Edison estimates the issuance expenses to be approximately $21.5 million. Such costs include underwriters fees and expenses, legal fees and disbursements for outside finance counsel, bond counsel and underwriters' counsel, accounting fees, rating agency fees, SEC registration fees, Infrastructure Bank fees, printing expenses, bond trustee fees, SPE fees, and other miscellaneous expenses. These costs can only be estimated at this time because the actual expenses will not be known until after the Financing Order has been issued by the Commission and the Rate Reduction Bonds have been priced and issued. These expenses will be paid from the proceeds of the bond offering or, to the extent payment prior thereto is required, will be paid by Edison, as seller and initial servicer, and reimbursed through the proceeds of the bond offering. Other ongoing expenses, including bond trustee and servicing fees, will be recovered through the FTA charges and are discussed in Chapters IV.C.3 and IV.C.5, below.

          The underwriters provide a number of services including advising on the structure of the transaction, reviewing documentation, communicating with the rating agencies, and marketing, pricing, underwriting and ultimate sale of the bonds. Underwriters fees are generally calculated as a percentage of the principal amount of the bonds sold. Typical underwriting fees on negotiated fixed-income transactions with a final maturity of 10 years are 5/8% on the principal amount of the bonds, or $6.25 per $1,000 (i.e., $16.24 million for a $2.6 billion issuance). Underwriters' out-of-pocket expenses may also be reimbursed. These fees will be negotiated between the State Treasurer and the underwriters.

          Legal fees and disbursements include expenses for company counsel,/5/
                                                                            --
underwriters counsel, and bond counsel. Company counsel advises on the transaction structure including bankruptcy, regulatory and tax matters, issues the bankruptcy opinions and tax opinion if necessary, and drafts most other documents related to the financing, including, among other tasks, SEC registration statements and servicer agreements. Underwriters counsel also advises on the transaction structure, reviews all transaction documents, and performs a due diligence review of the transaction with an emphasis on protecting the interests of the underwriters as initial purchasers of the

---------------------
/5/  Company counsel, as used herein, refers to legal specialists hired by
--
Edison to provide expert legal advice on tax, bankruptcy, financing and other issues and are not employees of Edison's law department.

bonds. Bond counsel advises the State with respect to investor and issuer concerns and reviews and drafts the transaction documents. Fees for company counsel, underwriters counsel, and bond counsel are estimated to be $2.0 million, $500,000, and $125,000, respectively.

          Accounting fees are for Edison's independent auditor, Arthur Andersen & Co., and include the costs of researching and determining the appropriate accounting characterization for this transaction. Arthur Andersen's fees are estimated to be $300,000.

          Rating agency fees are the charges associated with reviewing the transaction and setting and publishing a rating for the Rate Reduction Bonds and may include expenses of outside legal counsel if retained by the rating agency. These fees typically are in large degree fixed, based on the principal amount of bonds issued. Rating agency fees are estimated to be $500,000.

          SEC Registration fees are a standard cost of issuing publicly traded debt, and are calculated as a percentage (1/33%) of the principal amount of bonds issued. This calculates to approximately $790,000.

          Estimates of other expenses not specifically described above are:

Infrastructure Bank                                $200,000
Printing                                           $100,000
Trustee and Trustee Counsel                        $ 50,000
SPE Set-Up Fees, SPE Counsel, Other                $ 25,000

          If, as expected, the Rate Reduction Bonds are issued by an SPT authorized by the Infrastructure Bank, then most of these fees will be subject to negotiation and/or approval by the Infrastructure Bank or State Treasurer, not by Edison. In particular, the Infrastructure Bank or State Treasurer will approve and/or appoint underwriters (and co-managers), underwriters counsel, bond counsel, rating agencies, bond trustee, and bond trustee's counsel.

          Other fees such as accounting and printing will be negotiated and/or authorized by Edison, and also will be included in the costs recovered through FTA charges. In addition, as discussed in this Application, Edison has requested an exemption from fees required under PU Code (S) 1904. If that exemption is not granted by the Commission, the estimated fees paid to the Commission would be approximately $1.4 million.

      3.  USE OF PROCEEDS FROM RATE REDUCTION BONDS
          -----------------------------------------

          Edison intends to use the net proceeds after costs to reduce Edison's capitalization and also to reimburse Edison for any transaction costs incurred through the issuance of the Rate Reduction Bonds. The reduction in capitalization will occur for debt, preferred stock, and common equity in amounts that are approximately proportionate to Edison's current debt and equity percentages.

C.   TERMS OF THE RATE REDUCTION BOND TRANSACTION
     --------------------------------------------

     Figure IV-1 provides a schematic of the structure of the Rate Reduction Bond transaction as is currently being proposed. This structure is subject to change as a result of the final outcomes of several regulatory reviews and proceedings.

     In Step 1 of this process, Edison will form one or more SPEs that will be separately organized legal entities. Edison will transfer to the SPE the Transition Property in exchange for the net proceeds from the issuance of SPE Debt Securities. Edison will also contribute equity to the SPE in an amount equal to approximately 0.5 percent of the total principal amount of the Rate Reduction Bonds. This equity is necessary to provide an adequate capital basis for the SPE. The SPE is expected to loan an amount equal to the equity contribution to an affiliate of Edison in return for a demand note from the affiliate. This note, along with the Transition Property, will be pledged as security for the SPE Debt Securities, thereby providing an additional amount of security beyond that which is included in the Transition Property.

                                  FIGURE IV-1

                             Rate Reduction Bonds

                             Transaction Structure

                             [CHART APPEARS HERE]

          In Step 2, the SPE will issue the SPE Debt Securities to the Issuer. The SPE Debt Securities will be secured by the Transition Property, the equity of the SPE and all rights of the SPE in and to the transaction documents.

          In Step 3, the Issuer will issue Rate Reduction Bonds to investors either directly or at the direction of the SPE. The Rate Reduction Bonds may be secured by a statutory lien on the Transition Property to the extent provided by the Public Utilities Code. In addition if the Rate Reduction Bonds are issued in the form of debt as opposed to beneficial interests, the Rate Reduction Bonds will be secured by a security interest in the SPE Debt Securities, including the Transition Property. The terms of the Rate Reduction Bonds will substantially "mirror" the terms of the SPE Debt Securities, or the Rate Reduction Bonds will be pass-through certificates representing interests in the SPE Debt Securities. Issuer will transfer the net proceeds from the Rate Reduction Bonds to the SPE, as consideration for the SPE Debt Securities, which will then transfer them to Edison as consideration for the Transition Property.

     While this is Edison's proposed transaction structure, each element is subject to change due to circumstances outside Edison's direct control, including resolution of Edison's IRS ruling request discussed below in Chapter IV.C.1(b) and the passage of SB 477. The final transaction structure and terms of the Rate Reduction Bonds will be determined in collaboration with the Infrastructure Bank at the time the Rate Reduction Bonds are marketed and after input from the rating agencies and the underwriters. Edison also expects, subject to market conditions, that the Rate Reduction Bonds will be issued in one or more series or classes beginning in late 1997, each of which may be in a different form and have different terms or call features. Accordingly, Edison is requesting Commission approval of the issuance of up to $3.0 billion of Rate Reduction Bonds with the form and terms of each series or class of the Rate Reduction Bonds to be determined at the time of offering. As explained more fully in Exhibit SCE-2, Edison will notify the Commission by Advice Letter filing when pricing and other terms are established for the offering of each series or class of Rate Reduction Bonds. This filing will report the specific costs of, and the amounts financed by the Rate Reduction Bonds, and the initial FTA charges implemented at that time.

          It is anticipated that the Rate Reduction Bonds will have expected maturities not exceeding 10 years, depending on market conditions. Legal maturities are expected to be approximately one to three years beyond the expected maturities. This additional period of time beyond the expected maturities is necessary to allow for continued collection of the FTA charges should the Rate Reduction Bonds not be repaid by the expected maturity.
Interest and principal is expected to be payable quarterly, although other frequencies such as monthly may be considered if it is determined to be economically advantageous at the time of issue of the Rate Reduction Bonds. Interest rates on the Rate Reduction Bonds will be fixed or floating as determined by the Infrastructure Bank or State Treasurer at the time of issuance to provide the lowest all-in-cost of bonds. Any floating rate debt exposure will be mitigated with swaps or other interest rate risk management instruments as approved by the Bank or State Treasurer.

  1.  ACCOUNTING AND TAX FEATURES OF THE TRANSACTION
      ----------------------------------------------

      a)  Accounting Features Of The Transfer
          -----------------------------------

          On November 15, 1996, PG&E, SDG&E and Edison submitted a letter to the Securities and Exchange Commission ("SEC") regarding the accounting treatment for the proposed Rate Reduction Bond transaction. By this letter, the utilities sought confirmation that the transaction would be treated for financial reporting purposes as a sale of regulatory assets. On February 5, 1997, the SEC denied the utilities' request. As a result, the amount financed will be recorded as debt of the SPE for financial reporting purposes. Edison, the SPE, the Infrastructure Bank and the holders of the Rate Reduction Bonds will expressly agree pursuant to the terms of the applicable documents to treat the SPE Debt Securities as debt of the SPE secured by the Transition Property and the equity of the SPE for all purposes. Because the SPE is consolidated with Edison for financial reporting purposes, the amounts financed will also appear as debt in Edison's consolidated financial statements. The debt will be amortized as principal is paid, and interest expense will be accrued monthly. Edison's financial statements will also include footnote disclosure (1) that the repayment of the Rate Reduction Bonds is based on the Transition Property, which has been sold by Edison to the SPE, (2) that the holders of the Rate Reduction Bonds do not have recourse to any assets or revenues of Edison and (3) that the creditors of Edison do not have recourse to any assets or revenues of the SPE, including, without limitation, the Transition Property.

      b)  Tax Considerations
          ------------------

          AB 1890 provides for recovery of taxes associated with Transition Costs. (PU Code (S)(S) 367(d), 840(f).) The possibility that the Internal Revenue Service ("IRS") would assess income taxes when Edison receives the initial proceeds from the Rate Reduction Bonds, rather than when FTA charge revenues are collected, is a risk associated with financing the Transition Costs. In addition to having tax consequences, this would also affect the economics of issuing the Rate Reduction Bonds as the benefits of the transaction depend in large part on spreading out the tax payments over the life of the bonds.

          As a result, in February 1997, PG&E, SDG&E, and Edison submitted ruling requests to the IRS seeking confirmation that (1) the SPE Debt Securities will be treated as debt of the utility for federal income tax purposes, and (2) the FTA charges will be included in Edison's gross income in the year in which the related electrical service is provided to residential and small commercial customers and not at the time of debt issuance. An IRS ruling is expected by mid-1997.

          If the creation of an SPE and receipt of bond proceeds yields current income taxation of those proceeds, the benefits of the financing transaction would be substantially reduced. Should the IRS choose not to provide a ruling, or rule adversely, Edison would have to reassess the transaction and, if possible, modify it to eliminate the risk of current taxation. If the structure of the transaction changes beyond the bounds contemplated in this Application, Edison will take appropriate steps to modify its request with the Commission. After a ruling is obtained from the IRS, a similar letter ruling will be sought from the California Franchise Tax Board.

          Edison expects that the interest paid to holders of Rate Reduction Bonds will not be exempt from federal income taxes or from taxes imposed in any state other than the State of California. If the Rate Reduction Bonds are issued by the Infrastructure Bank or an SPT, income from the bonds may be exempt from personal income taxation by the State of California. If they are issued by another entity authorized by the Infrastructure Bank, the Rate Reduction Bonds will most likely not be exempt from income tax. Edison has been advised by its financial advisors that, because the segment of the bond market that would benefit from California tax exemption is small in relation to the total aggregate principal amount of the Rate Reduction Bonds, the exemption would have little or no impact on the overall pricing of the bonds. However, it may be possible that one or more series or classes of the Rate Reduction Bonds of smaller size than the total aggregate principal amount be sold primarily to California individual investors and such series or class could benefit from California tax exemption.

      2.  PROPOSED OVERCOLLATERALIZATION AMOUNT
          -------------------------------------

          As discussed in Chapter IV.A.4.b, above, the FTA charges, the tariff collection mechanism paid by residential and small commercial customers,/6/
                                                                        --
will be calculated to yield expected collections in excess of those needed to repay fully principal and interest. This is done in order to protect against the risk of insufficient collections due to sales or collections variability. The amount of such overcollateralization will be determined by the Issuer (with input from the rating agencies) at the time of bond pricing to achieve the desired rating./7/ In addition, Edison's contribution of equity to the SPE
               --
will provide an additional overcollateralization amount. Any portion of the overcollateralization amount collected in excess of that amount necessary to retire fully the principal of the Rate Reduction Bonds, as well as any remaining amounts collected with respect to the FTA charges that are not needed to retire the Rate Reduction Bonds or otherwise pay expenses, will be retained by the SPE. However, for ratemaking purposes, as described in Exhibit SCE-2. Edison proposes to provide a credit to residential and small commercial customers equal to the amount retained by the SPE.

      3.  BOND TRUSTEE FEES AND OTHER ONGOING COSTS
          -----------------------------------------

          As defined in PU Code (S) 840(g), Transition Property and related FTA charges may be used to recover the "costs of providing, recovering, financing, or refinancing the transition costs, including the costs of issuing, servicing, and retiring rate reduction bonds." In addition to expenses for the issuance of Rate Reduction Bonds, as described in

-----------------------
/6/  See Exhibit SCE-2, Section III, for the details regarding the
---
implementation through tariffs of the FTA charges.

/7/  Added security will be provided by a demand note equal to the cash
--
equity of the SPE.

Chapter IV.B.2 above, and servicing fees, described in Chapter IV.C.5 below, it is anticipated that other costs will be incurred throughout the life of the Rate Reduction Bonds. Such expenses, estimated to total approximately $90,000 annually, will include fees for bond trustee, bond trustee's counsel, SPE, SPE manager, Infrastructure Bank, and rating agencies.

          The bond trustee will be responsible for:

          . investing the FTA charge collections received from the SPE/Servicer in high quality, short-term debt instruments

          .  maintaining a record of bondholders

          . calculating and remitting interest and principal payments to the Rate Reduction Bond investors

          . reporting as required by the Commission, Infrastructure Bank or any other regulatory body

          SPE expenses will include the costs associated with operating the entity, including labor for the SPE employee(s), rent, utilities, furniture and equipment, and other miscellaneous costs.

          SPE manager fees will include any costs associated with its role as the independent manager of the SPE. These costs may be similar to those of the SPE (described above) if the SPE manager is another special purpose subsidiary of the utility. Alternatively, an independent third party such as a trust company also may act as SPE manager.

          The Infrastructure Bank's operating costs will include labor, bond counsel and financial advisor fees, and other incidental expenses. The rating agencies will assess ongoing fees associated with the monitoring of each bond offering. These ongoing expenses can only be estimated at this time because the actual expenses will not be known either until agreements are negotiated and/or the actual costs are incurred after the issuance of the Rate Reduction Bonds.

      4.  FIXED TRANSITION AMOUNT CHARGE CALCULATION
          ------------------------------------------

          The FTA charges will be levied on residential and small commercial customers in the form of nonbypassable, usage-based charges./8/ Edison's
                                                            --
tariffs will identify the FTA charges as a component of residential and small commercial customers' overall rates, i.e., those customers taking service under rate schedules in the Domestic and General Service ("GS-1") rate groups./9/
                                                                        --

          As described below, the FTA charges for each series or class of Rate Reduction Bonds will be established at a level (or different levels during specified periods over the life of the Rate Reduction Bonds) intended to provide for the full recovery of payments of interest and principal on the Rate Reduction Bonds, in accordance with the amortization schedule for the Rate Reduction Bonds determined at the time of offering, plus overcollateralization as well as related financing costs and fees ("Rate Reduction Bond Debt Service"), based upon assumptions including sales forecasts, charge-offs, and lags between FTA charge billing and collection.

          FTA charge collections received during a quarterly period by the Issuer will be paid to investors after payment of servicing fees and other ongoing expenses. The amounts paid to investors will first be allocated to interest on the Rate Reduction Bonds (to the extent accrued) and the remainder will be allocated to reduce the outstanding principal.

      a)  Initial FTA Charge Calculation Process
          --------------------------------------

          When the pricing terms for the Rate Reduction Bonds are finalized, a principal amortization schedule will be established. The FTA charges will be calculated in a manner intended to provide for the full recovery of the Rate Reduction Bond Debt

----------------------
/8/  There will be a separately calculated FTA charge for residential and
--
small commercial customers as described in Section IV.C.4.a and each FTA charge will be comprised of separate FTA charge rate components for each series or class of bonds.

/9/  See Exhibit SCE-2, Chapter II, for more information regarding
---
eligibility requirements.

Service. The total scheduled FTA charge collections for any quarter will include collections for bills sent in prior quarters and for bills sent in the current quarter, in each case, as a result of the expected timing of collections from the applicable customer rate groups.

          Because the scheduled collections come from two customer rate groups, a different FTA charge is required for each to maintain an appropriate allocation of Transition Costs. Separate FTA charges for Domestic and GS-1 rate groups are needed because a 10 percent rate reduction differs on an average cents per kWh basis for Domestic and GS-1 rate group customers. Separate charges are needed to avoid cross-subsidies between residential and small commercial customers once the rate freeze period ends.

          The Rate Reduction Bond Debt Service will be allocated to each rate group proportional to the total revenues calculated by multiplying the rates in effect as of June 10, 1996 by the forecast billing determinants for each rate group. This method results in an allocation of the FTA charges in proportion to the benefits received by each rate group in the form of the 10 percent rate reduction. The specific formulas used to calculate the FTA charges can be found in Appendix SCE-1-B.

          Edison requests Commission approval of the method for designing the initial FTA charges and for subsequent FTA charge true-ups as described in Exhibit SCE 2, Chapter III.C. Edison proposes to file the initial FTA charges for each series or class of Rate Reduction Bonds by Advice Letter on the day of bond pricing to be effective within five business days of bond pricing in compliance with the Commission's Financing Order.

      b)  Forecast FTA Charges
          --------------------
          Table IV-1, below, illustrates the forecast decline in the FTA charges for the Domestic and GS-1 customer rate groups based upon current assumptions.

                                   TABLE IV-1
                              FORECAST FTA CHARGES
                              --------------------

YEAR                                              DOMESTIC                                    GS-1
                                                 (cents/kWh)                               (cents/kwh)
----------------------------------------------------------------------------------------------------------------
1                                                $0.019                                       $0.021
2                                                $0.017                                       $0.018
3                                                $0.016                                       $0.017
4                                                $0.016                                       $0.017
5                                                $0.015                                       $0.016
6                                                $0.014                                       $0.015
7                                                $0.013                                       $0.014
8                                                $0.012                                       $0.013
9                                                $0.011                                       $0.012
10                                               $0.010                                       $0.011

     5.  SERVICING OBLIGATIONS
         ---------------------

          Edison requests Commission authority to contract with the SPE as servicer for the Rate Reduction Bonds. In accordance with PU Code (S) 842(c), Edison will act initially as servicer and, in this capacity, the SPE will contract with Edison to bill customers and make collections. As servicer, Edison will also initiate and participate in periodic true-up adjustments of the FTA charges by the Commission in a manner intended to provide for the full recovery of the remaining Rate Reduction Bond Debt Service, based upon revised assumptions including sales forecasts, charge-offs, and lags between FTA charge billing and collection. (See PU Code (S) 841(e).)

          Edison's servicing role has important implications for the tax treatment of the Rate Reduction Bonds. As discussed in Chapter 4.C.1.b above, PG&E, SDG&E and Edison submitted ruling requests with the IRS regarding the federal income tax consequences of the proposed Rate Reduction Bond transaction. Edison's ruling request relies upon a transaction structure in which the utility retains its role as primary servicer for the Rate Reduction Bonds. Important facts underlying that request include (1) the fact that the utility as servicer will be the entity which remits the FTA charge collections to the SPE as described below; and (2) the utility as servicer will be allowed to commingle any FTA charges it collects with its other funds until it remits those FTA charge collections to the SPE. Therefore, any decision to alter the transaction and the utility's role as servicer would require a revision to the IRS ruling request and a probable delay in the issuance of the IRS ruling. Accodingly, no other party can be primary servicer as long as Edison is able to perform the function without placing Edison's tax position at risk. Furthermore, any modification to this servicing structure may also affect the tax treatment of the transaction by the California Franchise Tax Board.

          Pursuant to an agreement between Edison and the SPE, Edison will collect the FTA charges and deposit the collections into accounts set up by the SPE on a monthly basis./10/ The FTA charge collection activities will be
                       ---
subject to the Commission's regulations regarding collections, customer relationships and other consumer-related matters. Within that framework, Edison will follow instructions and perform these activities as if it were a third-party contractor.

          As is typical in securitization transactions, and required to support the bankruptcy analysis, Edison or any successor servicer will be paid an arm's length fee for the administrative costs of servicing the FTA charge revenue stream, including applying for and implementing required true-ups. Pursuant to the servicing agreement, Edison or a successor servicer will be bound to act in good faith with respect to such required true-ups, and must file for any true-ups required by the servicing agreement. Based on an examination of servicing fees for comparable ABS transactions and a projection of the expenses a third party servicer would incur, Edison proposes a servicing fee of 1.5 to 2.0 percent of the initial principal amount of bonds issued./11/ However, because
                                                        ---
most of the servicing-related costs that would be incurred by a third party are already reflected in

---------------------------
/10/  Actual deposit intervals will be established in conjunction with the
---
requirements of bond rating agencies.

/11/  Servicing fees for this type of transaction typically are on the order
---
of one to two percent of the balance of assets securitized. On certain issues, the declining asset balance results in a declining servicing fee. However, in most such cases, prepayment activity (e.g., on mortgage-backed securities) reduces the number of accounts to be serviced. In the case of the Rate Reduction Bonds, however, the number of accounts is not assumed to decline and therefore a declining servicing fee structure is not appropriate.

Edison's base rates, such as the cost of billing customers and making necessary regulatory filings, Edison proposes for ratemaking purposes that it will provide a credit to residential and small commercial customers for all but its incremental, out-of-pocket costs of servicing. One example of such an incremental expense could be any required audits related to Edison's role as servicer for the bonds. A second example is company counsel expenses. Company counsel will advise Edison on any ongoing aspects of the Rate Reduction Bonds including (but not limited to) periodic Advice Letter filings on behalf of the applicable SPE in respect of adjustments to the FTA charges, and Edison's role and responsibilities as servicer for the Rate Reduction Bonds. Accounting and company counsel fees are estimated to be $50,000 annually.

          In accordance with AB 1890, any successor to Edison pursuant to any bankruptcy, reorganization or other insolvency proceeding, or pursuant to any merger, sale or transfer, by operation of law, or otherwise (PU Code (S) 845) is required to perform Edison's obligations with respect to the Rate Reduction Bonds, including collecting and remitting to the SPE or, as directed by the SPE, to the trustee for the holders of the Rate Reduction Bonds, the amounts in respect of the Transition Property. (PU Code (S)(S) 842(c), 845.) If the servicer chosen as Edison's successor were an unaffiliated third party servicer, such servicer would retain the servicing fee in its entirety./12/ The
                                                             ---
servicer will also be liable to the SPE for any actions brought against the SPE arising out of its performance of its servicing function (unless due to the SPE's negligence), as well as for any damages suffered as a result of failure to perform its duties as servicer.

------------------------
/12/  It is important to recognize that this fee would only be paid to an
---
unaffiliated third party servicer in the event that Edison is unable to perform as servicer due to bankruptcy or some other event. Customers would be disadvantaged if any unaffiliated party could retain the servicing fee in total solely due to its role in billing or collecting the FTA charges. If an ESP provides billing and collection services for Edison, the ESP will not become a servicer for the FTA charge and will not be eligible for any portion of the servicing fee.

     6.  SCHEDULE FOR FINANCINGS
         -----------------------

          The initial issuance of Rate Reduction Bonds is expected in the fourth quarter of 1997. The exact date of issuance will depend on market conditions and other factors such as receipt of various regulatory approvals./13/ If as
                                                                  ---
a result of sales growth, the initial financing is insufficient to provide enough savings for a 10 percent rate reduction during the rate freeze period, Edison will issue additional series or classes of Rate Reduction Bonds. If a total of more than $3.0 billion of Rate Reduction Bonds is needed to provide sufficient savings for the 10 percent rate reduction, Edison will file an application for an additional Financing Order. (See PU Code (S) 841.)

------------------------
/13/  If unusual market conditions develop in the fourth quarter of 1997, the
---
Issuer may choose to delay issuance of some or all of the Rate Reduction Bonds until first quarter 1998.

                                      V.

     RATE REDUCTION BOND SIZING AND ECONOMIC BENEFITS
     ------------------------------------------------

 A.  SIZING THE RATE REDUCTION BONDS
     -------------------------------

     The purpose of this Chapter is to present the revenue requirement calculation used to determine the size of the Rate Reduction Bond issuance. In summary, the size of the Rate Reduction Bond issuance is determined by solving for an amount of Transition Costs that must be financed ("Financed Transition Costs") with the Rate Reduction Bonds in order to achieve a 10 percent rate reduction for residential and small commercial customers. The amount of Financed Transition Costs must provide revenue requirement reduction during the rate freeze period sufficient to offset both the 10 percent rate reduction and the rate freeze period debt service on the Rate Reduction Bonds.

     By financing Transition Costs, Edison avoids having to recover those Transition Costs (depreciation and associated taxes) and the return on those Transition Costs through the CTC. At the same time, however, by financing Transition Costs with the Rate Reduction Bonds, there is a new revenue requirement that must be collected from customers to cover the Rate Reduction Bond Debt Service. The net revenue requirement reduction calculated by the model is the difference between the avoided Transition Cost revenue requirement and the Rate Reduction Bond revenue requirement (i.e., the Rate Reduction Bond Debt Service less any credits/14/).
                        ---

     A revenue requirement summary demonstrating how a revenue requirement reduction sufficient to support a 10 percent rate reduction can be achieved is shown in Table V-1, below. The detailed analysis supporting the information shown in Table V-1 is contained in Appendix SCE-1-A. This analysis shows that a Rate

-----------------------
/14/  Examples of credits include the financed tax credit which is described
---
in Appendix SCE-1-A and the servicing fee credit.

Reduction Bond financing in the amount of $2.6 billion with the bonds having an expected maturity of 10 years and a coupon rate of 7.5 percent would provide a revenue requirement reduction sufficient for a 10 percent rate reduction for residential and small commercial customers during the rate freeze period.

                                   TABLE V-1
                                   ---------
                          SUMMARY OF BOND SIZING MODEL
                          ----------------------------
                                 (IN MILLIONS)
                                 -------------

                                                        1998    1999    2000    2001    2002    2003    2004    2005    2006    2007

 Line                                                   ====    ====    ====    ====    ====    ====    ====    ====    ====    ====

------------------------------------------------------------------------------------------------------------------------------------


  1      Avoided Revenue Requirement                     739     703     668     632     156       0       0       0       0      0


  2      Principal Payment and Ongoing Costs            (305)   (305)   (305)   (305)   (305)   (305)   (305)   (305)   (305)  (305)



  3      Interest Payment                               (187)   (168)   (148)   (129)   (110)    (90)    (71)    (51)    (32)   (12)



  4      Financed Tax Component Credit and Servicing     143     133     123     112     118     109      95      81      67     52
         Fee Credit                                     ----    ----    ----    ----    ----    ----    ----    ----    ----   ----

  5      Revenue Requirement Difference                  390     363     337     311    (141)   (286)   (281)   (276)   (270)  (265)



  6      Franchise Fees and Uncollectibles                 4       4       4       3      (2)     (3)     (3)     (3)     (3)    (3)

                                                        ----    ----    ----    ----    ----    ----    ----    ----    ----    ----


  7      Total Revenue Requirement Difference            394     367     341     314    (143)   (289)   (284)   (279)   (273)  (268)



     Line 1 shows the revenue requirement reduction in each year over the period from 1998 through the first quarter of 2002, the assumed rate freeze period in this example. The avoided revenue requirement represents the Financed Transition Costs revenue requirement. Lines 2 and 3 show the estimated annual principal payments and ongoing costs and interest payments to holders of Rate Reduction Bonds over the 10-year term. Line 4 represents the carrying cost savings resulting from the tax component included in the total amount of Financed Transition Cost and the servicing fee credit. As described in Appendix SCE-1-A, this savings is analogous to the deferred tax ratebase credit that ratepayers currently receive.

     Line 5 shows the net annual change in revenue requirement as the sum of lines 1, 2, 3, and 4. Line 6 shows the impact on franchise fees and
uncollectibles.   Line 7 is the sum of lines 5 and 6 and shows the total annual revenue requirement difference over the term of the bonds. During the rate freeze period, this amounts to $351 million on average which is forecast to be the annual reduction in revenue requirement for a 10 percent rate reduction for residential and small commercial customers. Actual reductions in revenue requirement and costs will be reflected in the Rate Reduction Bond Memorandum Account and any recorded net credits will be reflected in rates as described in Chapter I.B.2 of Exhibit SCE-2.

B.   SUMMARY OF ECONOMIC BENEFITS OF THE RATE REDUCTION BOND TRANSACTION
     -------------------------------------------------------------------

     The proposed issuance of up to $3.0 billion of Rate Reduction Bonds provides reductions in revenue requirement expected to be sufficient to support a 10 percent rate reduction for residential and small commercial customer groups during the rate freeze period. Based on current estimates, this transaction also is expected to result in net present value ("NPV") savings of $400 million over the entire term of the Rate Reduction Bonds. The actual NPV savings will depend on the principal repayment schedule, interest rate, term and other considerations. Those factors will generally be established at the time the Rate Reduction Bonds are issued. The benefits are the result of several factors including (1) the reduced cost of capital resulting from refinancing the stranded cost, (2) the ability to defer tax payments, thereby reducing the present value cost, and (3) the opportunity value of money.

     Edison's capitalization consists of approximately 50 percent debt and 50 percent equity. The equity is a more expensive source of financing because the returns earned by investors are not tax deductible. Hence, in determining the revenue requirements the equity return must be grossed up for taxes./15/ By
                                                                    ---
replacing the current debt and equity capital structure with the all-debt structure of the Rate Reduction Bonds, a cost savings results.

     The tax savings are realized by recognizing income that would have been collected during the rate freeze period over the term of the Rate Reduction Bonds which is anticipated to be 10 years. This savings is possible because the bonds are treated as debt of the utility for tax purposes. Therefore, the proceeds from the issuance of the bonds are not taxable when received. Instead, Edison recognizes the income and pays the tax as the FTA charges are collected. In this way, the net present value of the tax payments is reduced.

     Finally, there is an additional benefit from the opportunity value of receiving money today rather than in the future. The Rate Reduction Bonds allow customers to take advantage of the lower electric rates immediately rather than requiring them to wait until the end of the rate freeze period. Customers benefit by having increased cash available to them. Customers can buy more now than in the future after inflation has eroded their purchasing power. Alternatively, a customer may choose to invest the money now and earn a return on it. Because the Rate Reduction Bonds have a relatively low interest rate compared to other forms of consumer debt, ratepayers benefit by the low cost financing provided by the Rate Reduction Bonds.

 C.  DETERMINING THE AMOUNT FINANCED AND NEED FOR ADDITIONAL FINANCING
     -----------------------------------------------------------------

     In order to provide the necessary revenue requirement reduction for a 10 percent rate reduction for residential and small commercial customer groups

----------------------------
/15/  Normally, equity also is more expensive because of the greater risk born
---
by investors. However, in determining the rate of return on Transition Costs, the Commission fixed Edison's equity return at 90 percent of the embedded cost of debt.

beginning January 1, 1998, up to $3.0 billion of Rate Reduction Bonds may be issued. The expected amount will be determined close to the time the Rate Reduction Bonds are issued. However, even at the time of initial Rate Reduction Bond issuance, Edison will be unable to precisely match the amount financed to the reductions in revenue requirement necessary to produce a 10 percent rate reduction over the rate freeze period. This is because the actual amount of reductions in revenue requirement needed will vary depending on actual sales to eligible customers. For example, if actual sales to residential customers exceed our forecast, it would result in the need for additional financings to create reductions in revenue requirement sufficient to support the 10 percent rate reduction associated with these additional sales.

     If Edison subsequently determines that the amount financed was inadequate to provide the required reduction in revenue requirement for the 10 percent rate reduction during the rate freeze period (e.g., if sales increase above our forecast), additional Rate Reduction Bonds will need to be issued. If the amount financed provides reductions in revenue requirement greater than required for a 10 percent rate reduction, the additional reductions in revenue requirement will be returned to residential and small commercial customers through the Rate Reduction Bond Memorandum Account discussed in Chapter I of Exhibit SCE-2.

 D.  IMPACT OF DEBT RETIREMENT
     -------------------------

     As a result of issuing the Rate Reduction Bonds, a portion of Transition Costs which would have been collected over the four-year Transition Cost recovery period will be received at the time the bonds are issued. This timing difference may result in increased costs from debt redemptions prior to maturity or reduced costs from avoiding the issuance of additional new debt. However, these changes in costs cannot be readily separated from the other factors affecting Edison's debt requirements, including construction needs, cash flows from the transmission and distribution operations, and recovery of generation costs through accelerated amortization of its nuclear plants and the expected sale of its gas-fired generating plants.

     Because the Rate Reduction Bonds change only the timing of the recovery of the funds, the effects should be reflected in rates for all customers rather than only residential and small commercial customers. Edison will include any changes in interest rates due to debt calls and retirements in the calculation of its embedded cost of debt for all customer groups during the next cost of capital proceeding. If additional costs are incurred to retire debt or preferred stock due to Transition Cost recovery, those costs will be considered in the review of the Transition Cost Balancing Account in Edison's annual Revenue Adjustment Proceeding ("RAP")./16/ In this Application, Edison is not
                                      ---
requesting to include such costs in the amount financed.

E.   CASHFLOW CONSIDERATIONS
     -----------------------

     Pending remittances to the Issuer (which are expected to be made monthly),/17/ the FTA charges collected from customers will not be segregated
------------
from Edison's other collections, and Edison, as servicer, will remit the after-tax interest earnings on these amounts through the Rate Reduction Bond Memorandum Account to residential and small commercial customers. The proposed method for determining the interest earnings is explained in Appendix SCE-1-C.

     In addition, the Issuer will receive funds from Edison, as servicer, each month to be applied to principal and interest but the Issuer is expected to distribute those funds to investors quarterly./18/ While holding these funds,
                                              ---
the Issuer will

---------------------------
/16/  This approach was authorized in Decision No. 96-12-088, December 20,
---
1996.

/17/  Actual deposit intervals will be established in conjunction with the
---
requirements of bond rating agencies.

/18/  Payments to investors may be made monthly.
---
invest the funds in high quality short-term instruments. The after-tax interest earnings will be flowed back to the SPE quarterly. For ratemaking purposes, an amount equal to the after-tax interest earnings will be returned to ratepayers through an entry in the Rate Reduction Bond Memorandum Account.

                               APPENDIX SCE-1-A

                        Rate Reduction Bond Sizing Model

                               APPENDIX SCE-1-A

                        Rate Reduction Bond Sizing Model

A.   BACKGROUND
     ----------

     This appendix sets forth an analysis of how a reduction in revenue requirement in an amount sufficient to support a 10 percent rate reduction can be achieved. This analysis shows the revenue requirement that residential and small commercial customers would have paid absent the Rate Reduction Bonds ("avoided revenue requirement") and the revenue requirement that they are expected to pay with the Rate Reduction Bonds. This bond sizing model shows that a Rate Reduction Bond financing in the amount of $2.6 billion with the bonds having an expected maturity of 10 years and a coupon of 7.5 percent would provide the revenue requirement reduction sufficient for a 10 percent rate reduction for residential and small commercial customers.

B.   USE OF GENERIC TRANSITION COST ASSET
     ------------------------------------

     As described in detail in Chapters I-IV of Exhibit SCE-1, the Rate Reduction Bonds are designed to monetize a portion of Edison's Transition Costs through the creation and sale of Transition Property. The Transition Property sold is not linked to a specific asset or set of assets such as utility generating plant. Rather, the Transition Property is tied to the revenue stream created by the FTA charge. As a result, the creation of the Transition Property could be based on any portion of the Transition Costs, for example, uneconomic plant, QF payments, regulatory assets, etc.

     The fact that the Rate Reduction Bonds are not linked directly to specific Transition Costs provides Edison with flexibility in accounting for the transaction, and enables it to provide the maximum benefits to customers for each dollar financed. Rather than focus on each asset type, the time frame for its collection, its tax effects, and its associated rate of return, the analysis should focus on the transaction and its benefits for residential and small commercial customers.

     The transaction will allow Edison to replace, or refinance, presently outstanding debt and equity supporting uneconomic assets with the Rate Reduction Bonds. The effect of this refinancing is to reduce the cost of capital below the authorized rate of return on uneconomic assets. For each dollar financed, customers will pay the interest rate on the Rate Reduction Bonds, currently estimated to be 7.5 percent instead of Edison's pre-tax return on uneconomic assets of 9.86 percent (7.35 percent weighted cost).

     The best way to assure that residential and small commercial customers will receive all of the benefits of this reduced cost of capital is to base the Rate Reduction Bond sizing and the ratemaking on a generic Transition Cost. As described in more detail below, Edison will provide residential and small commercial customers a credit for the reduced cost of capital associated with the bonds. In addition, rather than adjusting specific asset classes for the financing, the total amount of Transition Costs will be reduced by the Financed Transition Cost (and the return on Financed Transition Costs). In this way, ratepayers will only pay the Transition Costs owed, and receive maximum credit for the reduced financing costs.

     Using a generic Transition Cost asset helps assure that there will be no cost shifting between customer groups. If a particular asset were to be associated with the Rate Reduction Bonds and removed from the Transition

Cost account, either large or small customers could be treated unfairly, depending on the asset chosen./1/

     To ensure that the Rate Reduction Bonds do not result in cost shifting between customer groups, the Transition Cost Balancing Account will be modified, as explained in more detail in Exhibit SCE-2, to exclude the impacts of the Rate Reduction Bonds and the 10 percent rate reduction. Thus, linkage between the financing and specific assets is not necessary for determining when the rate freeze ends.

     The use of a generic Transition Cost simplifies the tax analysis as well. The Financed Transition Cost amount represents a revenue requirement for the recovery of stranded cost plus associated income taxes. Since a significant portion of the stranded cost relates to assets where tax benefits have previously been flowed through to ratepayers, the recovery of the stranded asset requires a gross up of the income tax component in determining the total stranded cost revenue requirement. Once this total stranded cost revenue requirement is approved by the Commission, then a portion of the total amount can be financed as a generic Transition Cost component of the total without identifying the specific assets relating to the financed portion.

     The rate reduction during the rate freeze period will reduce the revenue collected by Edison and a proportionate reduction in taxes will be flowed through to customers as a part of the 10 percent rate reduction. Similarly, because the FTA charges to customers will be taxable revenue to Edison over the bond repayment period, the principal amount of the FTA includes a gross up component for the payment of the associated taxes. All

------------
/1/ Factors which could affect the allocation of Transition Costs include whether an asset earns a return and what tax impacts it may have.

tax impacts associated with specific assets will be flowed through the Transition Cost accounts already described in detail in Edison's CTC Application.

C.   BOND SIZING MODEL DETAILS
     -------------------------

     A detailed explanation of the Rate Reduction Bond sizing model is provided here with a printout of that model immediately following this narrative. Page 1 summarizes the assumptions and input values used in the model. Line 3 shows the revenue requirement reduction necessary to provide a 10 percent rate reduction during the rate freeze period. Line 4 is the sum of the values in line 3. Line 7 shows the revenue reduction from line 3 on a quarterly basis. Line 8 is the
sum of the values in line 7.   Line 12 shows the assumed rate freeze period over
which Transition Costs will be amortized. The actual amortization of Transition Costs may be more rapid depending on the CTC revenues available for Transition Cost recovery. As described in Exhibit SCE-2, the actual revenue requirement reduction created by the Rate Reduction Bond transaction will be compared to the savings provided to customers in the form of the 10 percent rate reduction. For purposes of that calculation, it will be assumed that the Financed Transition Costs would have been amortized in proportion to the actual amortization of unfinanced Transition Costs. Line 15 shows the pre-tax rate of return on stranded assets. This return is calculated as follows:

Component                      Cost      Weight      Weighted      Tax            Pre-tax
                                                     Cost          Multiplier     Weighted Cost
------------------------------------------------------------------------------------------------
Long-term Debt                 7.78%       47%         3.66%         1.0           3.66%
Preferred Stock                6.69%        5%         0.33%         1.6825        0.56%
Common Equity                  6.99%       48%         3.36%         1.6825        5.65%
                                                       -----                       -----
WEIGHTED AVERAGE                                       7.35%                       9.86%

     Line 17 shows the gross-up factor for franchise fees and uncollectibles. Line 21 shows the expected maturity of the bonds. Line 25 shows the expected coupon rate of the Rate Reduction Bonds. Lines 27 and 29 show the estimate of the refundable ongoing cost (servicing fee) and the nonrefundable ongoing costs, respectively. Line 31 shows the pre-tax authorized return on nongeneration assets. Line 35 is the issuance costs. Line 39 shows the two components of the principal amount of Financed Transition Costs, (i.e., the direct stranded asset
amount and the associated taxes).   Line 41 shows the total Financed Transition
Costs.

     Page two shows the avoided revenue requirement for the amount of Transition Costs identified in the input page. Line 4 shows the end of year Transition Cost balance. Line 5 shows the book depreciation. Line 6 shows the average year Transition Cost balance. Line 7 shows the pre-tax return on Transition Costs based on the average year balance. Line 13 shows the annual taxes due. Lines 18 through 20 show the annual revenue requirements on a quarterly basis. Line 21 is the sum of lines 18 through 20. Line 22 reflects the franchise fees and uncollectibles due. Line 23 shows the total revenue requirement that residential and small commercial customers would pay absent the Rate Reduction Bonds, i.e., the avoided revenue requirement.

     Page three shows the revenue requirement for the Rate Reduction Bonds. Lines 4 and 5 show the principal and interest payments on the Rate Reduction Bonds./2/ Lines 6 and 7 show the refundable and nonrefundable ongoing costs. Line 12 shows the refund of the refundable ongoing costs. Line 16, labeled financed tax component balance, shows the tax component included in the total amount of Financed Transition Costs, and line 17 shows the amortization of the financed tax component. The financed tax component is amortized in proportion to the amortization of the principal. Lines 18 and 19 show the average year financed tax component balance and the rate of return to be applied when calculating the financed tax component credit. This credit will be given only to residential and small commercial customers and is analogous to the deferred tax ratebase credit currently given to all customers. During the rate freeze period, the applicable rate of return is the return on uneconomic assets. After the rate freeze period, the applicable rate of return is the then-authorized nongeneration return. Line 20 shows the annual financed tax component credit. Line 21 shows the financed tax component credit on a quarterly basis. Line 32 shows the total revenue requirement that residential and small commercial customers are expected to pay with the Rate Reduction Bonds. Note that because level principal amortization was chosen, the debt service on the Rate Reduction Bonds as well as the total revenue requirement declines over time.

------------
/2/ The estimates shown here do not reflect certain assumptions which will be used to determine the FTA charge such as seasonal usage patterns and lags between FTA charge billing and collection. These assumptions are described in Appendix SCE-1-B.

     Page 6 shows the revenue requirement reduction achieved by the Rate Reduction Bond financing. Line 4 shows the avoided revenue requirement and line 5 shows the revenue requirement that residential and small commercial customers are expected to pay with the Rate Reduction Bonds. The difference between the two, line 6, is the revenue requirement reduction created by the financing.
Line 7 shows the difference between the estimated quarterly revenue requirement reduction created through the financing and the estimated savings passed on to residential and small commercial customers through the 10 percent rate reduction. This amount will be tracked in the Rate Reduction Bond Memorandum Account, as described in Exhibit SCE-2, Chapter I.B.2. Line 12 is the sum of the values in line 6. Based on the assumptions, the forecast revenue requirement reduction during the rate freeze period is $351 million annually on average which is the forecast amount necessary for a 10 percent rate reduction for residential and small commercial customers. Line 16 shows that $2.6 billion of Rate Reduction Bonds will be issued which is the sum of the Financed Transition Costs and the issuance expenses. Line 20 shows that the net present value savings over the entire term of the Rate Reduction Bonds resulting from the proposed financing is estimated to be $400 million. This sizing model will be used at the time of issuance to determine the amount of Rate Reduction Bonds needed to support the 10 percent rate reduction.

RATE REDUCTION BONDS - SIZING CALCULATIONS
INPUT PAGE
($ in millions)


1  Target revenue reduction, 1/1/1998 - 3/31/2002:                  1998          1999          2000          2001          2002
2  -----------------------------------------------                  ----          ----          ----          ----          ----
3  Revenue reduction for 10% rate reduction                      $   351       $   351       $   351      $    351       $    90
4  Total revenue reduction                                       $ 1,494
5
6                                                                3/31/98       6/30/98       9/30/98      12/31/98       3/31/99
                                                                 ---------------------------------------------------------------
7  Quarterly revenue reduction                                   $    88       $    88       $    88      $     88       $    88
8  Total revenue reduction                                       $ 1,494
9
10 Transition Costs amortization without debt financing:
   -----------------------------------------------------
11
12 Amortization period                                                 4 years                     1 quarter(s)
13 Number of amortization periods                                     17 quarters
14
15 Pre-tax return on Transition Costs                               9.86%
16
17 Franchise fees & uncollectibles                                1.1217%
18
19 Transition Costs amortization with debt financing:
   -------------------------------------------------
20
21 Amortization period                                                10 years                     0 quarters
22 Number of amortization periods                                     40 quarters
23
24                                                               Annual                      Quarterly
                                                                 -------                     ----------
25 Interest (percent of outstanding principal)                    7.50%                          1.88%
26
27 Refundable ongoing costs (percent of original principal)       1.75%                          0.44%
28
29 Nonrefundable ongoing costs                                    $ .14                          $ .04
30
31 Annual authorized pre-tax rate of return                       13.55%
34
35 Bond issuance expenses                                         $21.5
36
37 Transition Costs Financed:
   -------------------------                                      Direct                     Associated Tax
38                                                                Transition cost            Component
                                                                  ------------------------------------------
39 Transition Cost financed                                         1,530          ---        1,044
40                                                                ------------------------------------------
41 Total principal amount of Transition Cost financed               2,575


1  Target revenue reduction, 1/1/1998 - 3/31/2002:
2  -----------------------------------------------
3  Revenue reduction for 10% rate reduction
4  Total revenue reduction
5
6                                                            6/30/99       9/30/99      12/31/99      3/31/00       6/30/00
                                                             ---------------------------------------------------------------
7  Quarterly revenue reduction                               $    88       $    88       $    88      $    88       $    88
8  Total revenue reduction
9
10 Transition Costs amortization without debt financing:
   -----------------------------------------------------
11
12 Amortization period
13 Number of amortization periods
14
15 Pre-tax return on Transition Costs
16
17 Franchise fees & uncollectibles
18
19 Transition Costs amortization with debt financing:
   -------------------------------------------------
20
21 Amortization period
22 Number of amortization periods
23
24

25 Interest (percent of outstanding principal)
26
27 Refundable ongoing costs (percent of original principal)
28
29 Nonrefundable ongoing costs
30
31 Annual authorized pre-tax rate of return
34
35 Bond issuance expenses
36
37 Transition Costs Financed:
   -------------------------
38

39 Transition Cost financed
40
41 Total principal amount of Transition Cost financed



1  Target revenue reduction, 1/1/1998 - 3/31/2002:
2  -----------------------------------------------
3  Revenue reduction for 10% rate reduction
4  Total revenue reduction
5
6                                                            9/30/00       12/31/00      3/31/01      6/30/01       9/30/01
                                                             ---------------------------------------------------------------
7  Quarterly revenue reduction                               $    88       $    88       $    88      $    88       $    88
8  Total revenue reduction
9
10 Transition Costs amortization without debt financing:
   -----------------------------------------------------
11
12 Amortization period
13 Number of amortization periods
14
15 Pre-tax return on Transition Costs
16
17 Franchise fees & uncollectibles
18
19 Transition Costs amortization with debt financing:
   -------------------------------------------------
20
21 Amortization period
22 Number of amortization periods
23
24

25 Interest (percent of outstanding principal)
26
27 Refundable ongoing costs (percent of original principal)
28
29 Nonrefundable ongoing costs
30
31 Annual authorized pre-tax rate of return
34
35 Bond issuance expenses
36
37 Transition Costs Financed:
   -------------------------
38

39 Transition Cost financed
40
41 Total principal amount of Transition Cost financed


1  Target revenue reduction, 1/1/1998 - 3/31/2002:
2  -----------------------------------------------
3  Revenue reduction for 10% rate reduction
4  Total revenue reduction
5
6                                                            6/30/99       9/30/99      12/31/99      3/31/00       6/30/00
                                                             ---------------------------------------------------------------
7  Quarterly revenue reduction                               $    88       $    88       $    88      $    88       $    88
8  Total revenue reduction
9
10 Transition Costs amortization without debt financing:
   -----------------------------------------------------
11
12 Amortization period
13 Number of amortization periods
14
15 Pre-tax return on Transition Costs
16
17 Franchise fees & uncollectibles
18
19 Transition Costs amortization with debt financing:
   -------------------------------------------------
20
21 Amortization period
22 Number of amortization periods
23
24

25 Interest (percent of outstanding principal)
26
27 Refundable ongoing costs (percent of original principal)
28
29 Nonrefundable ongoing costs
30
31 Annual authorized pre-tax rate of return
34
35 Bond issuance expenses
36
37 Transition Costs Financed:
   -------------------------
38

39 Transition Cost financed
40
41 Total principal amount of Transition Cost financed


1  Target revenue reduction, 1/1/1998 - 3/31/2002:
2  -----------------------------------------------
3  Revenue reduction for 10% rate reduction
4  Total revenue reduction
5
6                                                            12/31/01       3/31/02
                                                             ----------------------
7  Quarterly revenue reduction                               $     88       $    90
8  Total revenue reduction
9
10 Transition Costs amortization without debt financing:
   -----------------------------------------------------
11
12 Amortization period
13 Number of amortization periods
14
15 Pre-tax return on Transition Costs
16
17 Franchise fees & uncollectibles
18
19 Transition Costs amortization with debt financing:
   -------------------------------------------------
20
21 Amortization period
22 Number of amortization periods
23
24

25 Interest (percent of outstanding principal)
26
27 Refundable ongoing costs (percent of original principal)
28
29 Nonrefundable ongoing costs
30
31 Annual authorized pre-tax rate of return
34
35 Bond issuance expenses
36
37 Transition Costs Financed:
   -------------------------
38

39 Transition Cost financed
40
41 Total principal amount of Transition Cost financed


RATE REDUCTION BONDS - SIZING CALCULATIONS
17-QUARTER ASSET-AMORTIZATION CASE
($ in millions)

Assumptions:  17-quarter asset amortization
-----------   9.86% pre-tax carrying cost


1                                        12/31/97   3/31/98   6/30/98   9/30/98  12/31/98  3/31/99
                                         ---------------------------------------------------------
2  Transition Cost Balances
   ------------------------
3
4  EOY Transition Cost Asset Balance      1,530       --        --        --      1,170      --
5  Annual Transition Cost Asset
    Depreciation                                      --        --        --        360      --
6  Average Transition Cost Asset Balance              --        --        --      1,350      --
7  Annual Pre-tax Return on Average
    Balance                                           --        --        --        133      --
8
9
10 Taxes
   -----
11
12 EOY Tax Balance                        1,044       --        --        --        799      --
13 Annual Tax Amortization                            --        --        --        246      --
14
15
16 Quarterly Revenue Requirement,
   ------------------------------
    17-quarter Amortization
    -----------------------
17
18 Transition Cost Asset Depreciation
    (ln 5 / 4)                                        90        90        90         90      90
19 Pre-tax Return on Average Transition
    Cost Balance (ln 7 / 4)                           33        33        33         33      24
20 Tax Component (ln 13 / 4)                          61        61        61         61      61
                                          -----------------------------------------------------
21 Subtotal (ln 18 + ln 19 + ln 20)                  185       185       185        185     176
22 Franchise Fees & Uncollectibles                     2         2         2          2       2
                                          -----------------------------------------------------
23 Total Revenue Requirement, 1/1/1998-
    3/31/2002                                        187       187       187        187     178
                                          =====================================================


1                                         6/30/99   9/30/99  12/31/99   3/31/00   6/30/00  9/30/00
                                         ---------------------------------------------------------
2  Transition Cost Balances
   ------------------------
3
4  EOY Transition Cost Asset Balance        --        --       810        --        --       --
5  Annual Transition Cost Asset
    Depreciation                            --        --       360        --        --       --
6  Average Transition Cost Asset Balance    --        --       990        --        --       --
7  Annual Pre-tax Return on Average
    Balance                                 --        --        98        --        --       --
8
9
10 Taxes
   -----
11
12 EOY Tax Balance                          --        --       553        --        --       --
13 Annual Tax Amortization                  --        --       246        --        --       --
14
15
16 Quarterly Revenue Requirement,
   ------------------------------
    17-quarter Amortization
    -----------------------
17
18 Transition Cost Asset Depreciation
    (ln 5 / 4)                              90        90        90        90         90      90
19 Pre-tax Return on Average Transition
    Cost Balance (ln 7 / 4)                 24        24        24        16         16      16
20 Tax Component (ln 13 / 4)                61        61        61        61         61      61
                                          -----------------------------------------------------
21 Subtotal (ln 18 + ln 19 + ln 20)        176       176       176       167        167     167
22 Franchise Fees & Uncollectibles           2         2         2         2          2       2
                                          -----------------------------------------------------
23 Total Revenue Requirement, 1/1/1998-
    3/31/2002                              178       178       178       169        169     169
                                          =====================================================

1                                        12/31/00   3/31/01   6/30/01   9/30/01  12/31/01  3/31/02
                                         ---------------------------------------------------------
2  Transition Cost Balances
   ------------------------
3
4  EOY Transition Cost Asset Balance       450       --        --        --         90      --
5  Annual Transition Cost Asset
    Depreciation                           360       --        --        --        360      90
6  Average Transition Cost Asset Balance   630       --        --        --        270      45
7  Annual Pre-tax Return on Average
    Balance                                 62       --        --        --         27       4
8
9
10 Taxes
   -----
11
12 EOY Tax Balance                         307        --        --        --         61      (0)
13 Annual Tax Amortization                 246        --        --        --        246      61
14
15
16 Quarterly Revenue Requirement,
   ------------------------------
    17-quarter Amortization
    -----------------------
17
18 Transition Cost Asset Depreciation
    (ln 5 / 4)                              90        90        90        90         90      90
19 Pre-tax Return on Average Transition
    Cost Balance (ln 7 / 4)                 16         7         7         7          7       4
20 Tax Component (ln 13 / 4)                61        61        61        61         61      61
                                          -----------------------------------------------------
21 Subtotal (ln 18 + ln 19 + ln 20)        167       158       158       158        158     156
22 Franchise Fees & Uncollectibles           2         2         2         2          2       2
                                          -----------------------------------------------------
23 Total Revenue Requirement, 1/1/1998-
    3/31/2002                              169       160       160       160        160     158
                                          =====================================================

RATE REDUCTION BONDS--SIZING CALCULATIONS

BOND ISSUANCE CASE

($ in millions)

      Assumptions:    10-year amortization   7.5% pre-tax carrying cost            $2596 MM principal issued
      -----------
                                                        12/31/97     3/31/98     6/30/98     9/30/98     12/31/98
                                                        ---------------------------------------------------------
1
2     Debt Service
      ------------
3
4     Principal Payment                                                 65          65         65            65
5     Interest Payment                                                  49          47         46            45
6     Refundable Ongoing Costs Credit                                   11          11         11            11
7     Nonrefundable Ongoing Costs                                        0           0          0             0
                                                                      -------------------------------------------
8     Quarterly Total Debt Service                                     125         124        123           121
                                                                      ===========================================
9
10    Refundable Ongoing Costs Credit
      -------------------------------
11
12    Quarterly Refundable Ongoing Costs Credit                        (11)        (11)       (11)          (11)
13
14    Financed Tax Component Carrying Cost Credit
      -------------------------------------------
15
16    EOQ Balance of Financed Tax Component              1,044       1,018         992        966           940
17    Financed Tax Component Amortization (reduce per ln 4)             26          26         26            26
18    Average Balance of Financed Tax Component                          -           -          -           992
19    Rate of Return Applied to Financed Tax Component                   -           -          -          9.86%
20    Annual Carrying Cost Credit on Financed Tax Component              -           -          -           (98)
21    Quarterly Carrying Cost Credit on Financed Tax Component         (24)        (24)       (24)          (24)
22
23    Quarterly Revenue Requirement on Rate Reduction Bonds
      ------------------------------------------------------
24
25    Principal Payment (ln 4)                                          65          65         65            65
26    Interest Payment (ln 5)                                           49          47         46            45
27    Total Ongoing Costs (ln 6 + ln 7)                                 11          11         11            11
28    Refundable Ongoing Costs Credit (ln 12)                          (11)        (11)       (11)          (11)
29    Carrying Cost Credit on Financed Tax Component (ln 15)           (24)        (24)       (24)          (24)
                                                                      -------------------------------------------
30    Subtotal (sum of ln 19 through ln 23)                             89          88         87            86
31    Franchise Fees & Uncollectibles                                    1           1          1             1
                                                                      -------------------------------------------
32    Total Revenue Requirement, 12/31/98 - 12/31/07                    90          89         88            86
                                                                      ===========================================
                                                                    3/31/99     6/30/99     9/30/99     12/31/99
                                                                      -------------------------------------------
1
2     Debt Service
      ------------
3
4     Principal Payment                                                 65          65         65            65
5     Interest Payment                                                  44          43         41            40
6     Refundable Ongoing Costs Credit                                   11          11         11            11
7     Nonrefundable Ongoing Costs                                        0           0          0             0
                                                                      -------------------------------------------
8     Quarterly Total Debt Service                                     120         119        118           116
                                                                      ===========================================
9
10    Refundable Ongoing Costs Credit
      -------------------------------
11
12    Quarterly Refundable Ongoing Costs Credit                        (11)        (11)       (11)          (11)
13
14    Financed Tax Component Carrying Cost Credit
      -------------------------------------------
15
16    EOQ Balance of Financed Tax Component                            914         888        862           835
17    Financed Tax Component Amortization (reduce per ln 4)             26          26         26            26
18    Average Balance of Financed Tax Component                          -           -          -           888
19    Rate of Return Applied to Financed Tax Component                   -           -          -          9.86%
20    Annual Carrying Cost Credit on Financed Tax Component              -           -          -           (88)
21    Quarterly Carrying Cost Credit on Financed Tax Component         (22)        (22)       (22)          (22)
22
23    Quarterly Revenue Requirement on Rate Reduction Bonds
      ------------------------------------------------------
24
25    Principal Payment (ln 4)                                          65          65         65            65
26    Interest Payment (ln 5)                                           44          43         41            40
27    Total Ongoing Costs (ln 6 + ln 7)                                 11          11         11            11
28    Refundable Ongoing Costs Credit (ln 12)                          (11)        (11)       (11)          (11)
29    Carrying Cost Credit on Financed Tax Component (ln 15)           (22)        (22)       (22)          (22)
                                                                      -------------------------------------------
30    Subtotal (sum of ln 19 through ln 23)                             87          86         84            83
31    Franchise Fees & Uncollectibles                                    1           1          1             1
                                                                      -------------------------------------------
32    Total Revenue Requirement, 12/31/98 - 12/31/07                    88          87         85            84
                                                                      ===========================================
                                                                   3/31/00     6/30/00     9/30/00     12/31/00
                                                                   -------------------------------------------
1
2     Debt Service
      ------------
3
4     Principal Payment                                                 65          65         65            65
5     Interest Payment                                                  39          38         37            35
6     Refundable Ongoing Costs Credit                                   11          11         11            11
7     Nonrefundable Ongoing Costs                                        0           0          0             0
                                                                      -------------------------------------------
8     Quarterly Total Debt Service                                     115         114        113           112
                                                                      ===========================================
9
10    Refundable Ongoing Costs Credit
      -------------------------------
11
12    Quarterly Refundable Ongoing Costs Credit                        (11)        (11)       (11)          (11)
13
14    Financed Tax Component Carrying Cost Credit
      -------------------------------------------
15
16    EOQ Balance of Financed Tax Component                            809         783        757           731
17    Financed Tax Component Amortization (reduce per ln 4)             26          26         26            26
18    Average Balance of Financed Tax Component                          -           -          -           783
19    Rate of Return Applied to Financed Tax Component                   -           -          -          9.86%
20    Annual Carrying Cost Credit on Financed Tax Component              -           -          -           (77)
21    Quarterly Carrying Cost Credit on Financed Tax Component         (19)        (19)       (19)          (19)
22
23    Quarterly Revenue Requirement on Rate Reduction Bonds
      -----------------------------------------------------
24
25    Principal Payment (ln 4)                                          65          65         65            65
26    Interest Payment (ln 5)                                           39          38         37            35
27    Total Ongoing Costs (ln 6 + ln 7)                                 11          11         11            11
28    Refundable Ongoing Costs Credit (ln 12)                          (11)        (11)       (11)          (11)
29    Carrying Cost Credit on Financed Tax Component (ln 15)           (19)        (19)       (19)          (19)
                                                                      -------------------------------------------
30    Subtotal (sum of ln 19 through ln 23)                             85          83         82            81
31    Franchise Fees & Uncollectibles                                    1           1          1             1
                                                                      -------------------------------------------
32    Total Revenue Requirement, 12/31/98 - 12/31/07                    86          84         83            82
                                                                      ===========================================
                                                                   3/31/01     6/30/01    9/30/01     12/31/01
                                                                   -------------------------------------------
1
2     Debt Service
      ------------
3
4     Principal Payment                                                 65          65         65            65
5     Interest Payment                                                  34          33         32            30
6     Refundable Ongoing Costs Credit                                   11          11         11            11
7     Nonrefundable Ongoing Costs                                        0           0          0             0
                                                                      -------------------------------------------
8     Quarterly Total Debt Service                                     110         109        108           107
                                                                      ===========================================
9
10    Refundable Ongoing Costs Credit
      -------------------------------
11
12    Quarterly Refundable Ongoing Costs Credit                        (11)        (11)       (11)          (11)
13
14    Financed Tax Component Carrying Cost Credit
      -------------------------------------------
15
16    EOQ Balance of Financed Tax Component                            705         679        652           626
17    Financed Tax Component Amortization (reduce per ln 4)             26          26         26            26
18    Average Balance of Financed Tax Component                          -           -          -           679
19    Rate of Return Applied to Financed Tax Component                   -           -          -          9.86%
20    Annual Carrying Cost Credit on Financed Tax Component              -           -          -           (67)
21    Quarterly Carrying Cost Credit on Financed Tax Component         (17)        (17)       (17)          (17)
22
23    Quarterly Revenue Requirement on Rate Reduction Bonds
      ------------------------------------------------------
24
25    Principal Payment (ln 4)                                          65          65         65            65
26    Interest Payment (ln 5)                                           34          33         32            30
27    Total Ongoing Costs (ln 6 + ln 7)                                 11          11         11            11
28    Refundable Ongoing Costs Credit (ln 12)                          (11)        (11)       (11)          (11)
29    Carrying Cost Credit on Financed Tax Component (ln 15)           (17)        (17)       (17)          (17)
                                                                      -------------------------------------------
30    Subtotal (sum of ln 19 through ln 23)                             82          81         80            79
31    Franchise Fees & Uncollectibles                                    1           1          1             1
                                                                      -------------------------------------------
32    Total Revenue Requirement, 12/31/98 - 12/31/07                    83          82         81            80
                                                                      ===========================================

RATE REDUCTION BONDS -- SIZING CALCULATIONS
BOND ISSUANCE CASE
($ in millions)

Assumptions:    10-year amortization   7.5% pre-tax carrying c
-----------

                                                              3/31/02     6/30/02     9/30/02    12/31/02     3/31/03     6/30/03
                                                            ----------------------------------------------------------------------
Debt Service
------------

Principal Payment                                                  65          65          65          65          65          65
Interest Payment                                                   29          28          27          26          24          23
Refundable Ongoing Costs Credit                                    11          11          11          11          11          11
Nonrefundable Ongoing Costs                                         0           0           0           0           0           0
                                                            ----------------------------------------------------------------------
Quarterly Total Debt Service                                      106         104         103         102         101          99
                                                            ======================================================================

Refundable Ongoing Costs Credit
-------------------------------

Quarterly Refundable Ongoing Costs Credit                         (11)        (11)        (11)        (11)        (11)        (11)

Financed Tax Component Carrying Cost Credit
-------------------------------------------

EOQ Balance of Financed Tax Component                             600         574         548         522         496         470
Financed Tax Component Amortization (reduce per ln 4)              26          26          26          26          26          26
Average Balance of Financed Tax Component                         613         -           -           561         -           -
Rate of Return Applied to Financed Tax Component                 9.86%        -           -         13.55%        -           -
Annual Carrying Cost Credit on Financed Tax Component             (15)        -           -           (57)        -           -
Quarterly Carrying Cost Credit on Financed Tax Component          (15)        (19)        (19)        (19)        (16)        (16)

Quarterly Revenue Requirement on Rate Reduction Bonds
-----------------------------------------------------

Principal Payment (ln 4)                                           65          65          65          65          65          65
Interest Payment (ln 5)                                            29          28          27          26          24          23
Total Ongoing Costs (ln 6 + ln 7)                                  11          11          11          11          11          11
Refundable Ongoing Costs Credit (ln 12)                           (11)        (11)        (11)        (11)        (11)        (11)
Carrying Cost Credit on Financed Tax Component (ln 15)            (15)        (19)        (19)        (19)        (16)        (16)
                                                            ----------------------------------------------------------------------
Subtotal (sum of ln 19 through ln 23)                              79          74          73          71          73          72
Franchise Fees & Uncollectibles                                     1           1           1           1           1           1
                                                            ----------------------------------------------------------------------
Total Revenue Requirement, 12/31/98-12/31/07                       80          75          74          72          74          73
                                                            ======================================================================

                                                              9/30/03    12/31/03     3/31/04     6/30/04     9/30/04    12/31/04
                                                            ----------------------------------------------------------------------
Debt Service
------------

Principal Payment                                                  65          65          65          65          65          65
Interest Payment                                                   22          21          19          18          17          16
Refundable Ongoing Costs Credit                                    11          11          11          11          11          11
Nonrefundable Ongoing Costs                                         0           0           0           0           0           0
                                                            ----------------------------------------------------------------------
Quarterly Total Debt Service                                       98          97          96          95          93          92
                                                            ======================================================================

Refundable Ongoing Costs Credit
-------------------------------

Quarterly Refundable Ongoing Costs Credit                         (11)        (11)        (11)        (11)        (11)        (11)

Financed Tax Component Carrying Cost Credit
-------------------------------------------

EOQ Balance of Financed Tax Component                             444         417         391         365         339         313
Financed Tax Component Amortization (reduce per ln 4)              26          26          26          26          26          26
Average Balance of Financed Tax Component                         -           470         -           -           -           365
Rate of Return Applied to Financed Tax Component                  -         13.55%        -           -           -         13.55%
Annual Carrying Cost Credit on Financed Tax Component             -           (64)        -           -           -           (49)
Quarterly Carrying Cost Credit on Financed Tax Component          (16)        (16)        (12)        (12)        (12)        (12)

Quarterly Revenue Requirement on Rate Reduction Bonds
-----------------------------------------------------

Principal Payment (ln 4)                                           65          65          65          65          65          65
Interest Payment (ln 5)                                            22          21          19          18          17          16
Total Ongoing Costs (ln 6 + ln 7)                                  11          11          11          11          11          11
Refundable Ongoing Costs Credit (ln 12)                           (11)        (11)        (11)        (11)        (11)        (11)
Carrying Cost Credit on Financed Tax Component (ln 15)            (16)        (16)        (12)        (12)        (12)        (12)
                                                            ----------------------------------------------------------------------
Subtotal (sum of ln 19 through ln 23)                              71          70          72          71          70          68
Franchise Fees & Uncollectibles                                     1           1           1           1           1           1
                                                            ----------------------------------------------------------------------
Total Revenue Requirement, 12/31/98-12/31/07                       72          71          73          72          70          69
                                                            ======================================================================

                                                              3/31/05     6/30/05     9/30/05    12/31/05     3/31/06
                                                            ----------------------------------------------------------
Debt Service
------------

Principal Payment                                                  65          65          65          65          65
Interest Payment                                                   15          13          12          11          10
Refundable Ongoing Costs Credit                                    11          11          11          11          11
Nonrefundable Ongoing Costs                                         0           0           0           0           0
                                                            ----------------------------------------------------------
Quarterly Total Debt Service                                       91          90          88          87          86
                                                            ==========================================================

Refundable Ongoing Costs Credit
-------------------------------

Quarterly Refundable Ongoing Costs Credit                         (11)        (11)        (11)        (11)        (11)

Financed Tax Component Carrying Cost Credit
-------------------------------------------

EOQ Balance of Financed Tax Component                             287         261         235         209         183
Financed Tax Component Amortization (reduce per ln 4)              26          26          26          26          26
Average Balance of Financed Tax Component                         -           -           -           261         -
Rate of Return Applied to Financed Tax Component                  -           -           -         13.55%        -
Annual Carrying Cost Credit on Financed Tax Component             -           -           -           (35)        -
Quarterly Carrying Cost Credit on Financed Tax Component           (9)         (9)         (9)         (9)         (5)

Quarterly Revenue Requirement on Rate Reduction Bonds
-----------------------------------------------------

Principal Payment (ln 4)                                           65          65          65          65          65
Interest Payment (ln 5)                                            15          13          12          11          10
Total Ongoing Costs (ln 6 + ln 7)                                  11          11          11          11          11
Refundable Ongoing Costs Credit (ln 12)                           (11)        (11)        (11)        (11)        (11)
Carrying Cost Credit on Financed Tax Component (ln 15)             (9)         (9)         (9)         (9)         (5)
                                                            ----------------------------------------------------------
Subtotal (sum of ln 19 through ln 23)                              71          69          68          67          69
Franchise Fees & Uncollectibles                                     1           1           1           1           1
                                                            ----------------------------------------------------------
Total Revenue Requirement, 12/31/98-12/31/07                       72          70          69          68          70
                                                            ==========================================================

RATE REDUCTION BONDS -- SIZING CALCULATIONS

BOND ISSUANCE CASE
($ in millions)

Assumptions:    10-year amortization   7.5% pre-tax carrying c
------------

1                                         6/30/06     9/30/06     12/31/06     3/31/07     6/30/07     9/30/07     12/31/07
                                          ---------------------------------------------------------------------------------
2  Debt Service
   ------------
3
4  Principal Payment                          65         65          65          65          65            65         65
5  Interest Payment                            9          7           6           5           4             2          1
6  Refundable Ongoing Costs Credit            11         11          11          11          11            11         11
7  Nonrefundable Ongoing Costs                 0          0           0           0           0             0          0
                                          ------------------------------------------------------------------------------
8  Quarterly Total Debt Service               85         84          82          81          80            79         78
                                          ==============================================================================
9
10 Refundable Ongoing Costs Credit
   -------------------------------
11
12 Quarterly Refundable Ongoing Costs
    Credit                                   (11)       (11)        (11)        (11)       (11)            (11)      (11)
13
14 Financed Tax Component Carrying
   -------------------------------
    Cost Credit
    -----------
15
16 EOQ Balance of Financed Tax Component     156        130         104          78         52              26        (0)
17 Financed Tax Component Amortization
    (reduce per ln 4)                         26         26          26          26         26              26        26
18 Average Balance of Financed Tax
    Component                                -          -           156         -          -               -          52
19 Rate of Return Applied to Financed Tax
    Component                                -          -         13.55%        -          -               -       13.55%
20 Annual Carrying Cost Credit on
    Financed Tax Component                   -          -           (21)        -          -               -          (7)
21 Quarterly Carrying Cost Credit on
    Financed Tax Component                    (5)        (5)         (5)         (2)        (2)             (2)       (2)
22
23 Quarterly Revenue Requirement on Rate
   -------------------------------------
    Reduction Bonds
    ---------------
24
25 Principal Payment (ln 4)                   65         65          65          65         65              65        65
26 Interest Payment (ln 5)                     9          7           6           5          4               2         1
27 Total Ongoing Costs (ln 6 + ln 7)          11         11          11          11         11              11        11
28 Refundable Ongoing Costs Credit (ln 12)   (11)       (11)        (11)        (11)       (11)            (11)      (11)
29 Carrying Cost Credit on Financed Tax
    Component (ln 15)                         (5)        (5)         (5)         (2)        (2)             (2)       (2)
                                            ----------------------------------------------------------------------------
30 Subtotal (sum of ln 19 through ln 23)      68         67          66          68         67              66        64
31 Franchise Fees & Uncollectibles             1          1           1           1          1               1         1
                                            ----------------------------------------------------------------------------
32 Total Revenue Requirement, 12/31/98 -
    12/31/07                                  69         68          66          69         68              66        65
                                            ============================================================================

RATE REDUCTION BONDS - SIZING CALCULATIONS
REVENUE REQUIREMENT DIFFERENCES
($ in millions)



1                                                 12/31/97   3/31/98    6/30/98    9/30/98   12/31/98    3/31/99     6/30/99
                                                -----------------------------------------------------------------------------
2   Revenue Requirement Difference
    -----------------------------
3
4   Revenue Requirement,
     17-quarter Transition Costs Amortization                 187        187       187        187        178          178
5   Revenue Requirement, Rate Reduction Bonds                 (90)       (89)      (88)       (86)       (88)         (87)
                                                             ---------------------------------------------------------------
6   Subtotal Calculated Difference                             97         98        99        100         90           91
7   Rate Reduction Bond Memo Account                           (9)       (10)      (11)       (13)        (2)          (3)
                                                             ---------------------------------------------------------------
8   Difference                                                 88         88        88         88         88           88
                                                             ===============================================================
9
10  Sizing Calculations:
    --------------------
11
12  Total Calculated Difference,                 1,494
     1/1/1998 - 1/31/2002 (ln 6)
13
14  Proceeds on Bonds Issued                     2,575
15  Bond Issuance Expense                           22
                                                ------
16  Face Value of Bonds Issued                   2,596
17
18  Customer Benefits Calculation:
    ------------------------------
19
20  NPV of Quarterly Difference,                   401
     1/1/1998 - 12/31/2007 (ln 8)
21  Annual Discount Rate          10.0%
22  Quarterly Discount Rate        2.5%


1                                                 9/30/99   12/31/99   3/31/00    6/30/00    9/30/00    12/31/00   3/31/01  6/30/01

                                                 ----------------------------------------------------------------------------------

2   Revenue Requirement Difference
    -----------------------------
3
4   Revenue Requirement,
     17-quarter Transition Costs Amortization       178        178       169        169        169          169        160     160
5   Revenue Requirement, Rate Reduction Bonds       (85)       (84)      (86)       (84)       (83)         (82)       (83)    (82)
                                                 ----------------------------------------------------------------------------------
6   Subtotal Calculated Difference                   92         94        83         85         86           87         77      78
7   Rate Reduction Bond Memo Account                 (5)        (6)        4          3          2            1         11      10
                                                 ----------------------------------------------------------------------------------
8   Difference                                       88         88        88         88         88           88         88      88
                                                 ==================================================================================
9
10  Sizing Calculations:
    --------------------
11
12  Total Calculated Difference,
     1/1/1998 - 1/31/2002 (ln 6)
13
14  Proceeds on Bonds Issued
15  Bond Issuance Expense
16  Face Value of Bonds Issued
17
18  Customer Benefits Calculation:
    ------------------------------
19
20  NPV of Quarterly Difference,
     1/1/1998 - 12/31/2001 (ln 6)
21  Annual Discount Rate
22  Quarterly Discount Rate


RATE REDUCTION BONDS - SIZING CALCULATIONS
REVENUE REQUIREMENT DIFFERENCES
($ in millions)



1                                                  9/30/01   12/31/01    3/31/02   6/30/02   9/30/02     12/31/02    3/31/03
                                                -----------------------------------------------------------------------------
2   Revenue Requirement Difference
    -----------------------------
3
4   Revenue Requirement,
     17-quarter Transition Costs Amortization       160         160        158         -          -          -            -
5   Revenue Requirement, Rate Reduction Bonds       (81)        (80)       (80)      (75)       (74)       (72)         (74)
                                                -----------------------------------------------------------------------------
6   Subtotal Calculated Difference                   79          80         78       (75)       (74)       (72)         (74)
7   Rate Reduction Bond Memo Account                  9           7         12         -          -          -            -
                                                -----------------------------------------------------------------------------
8   Difference                                       88          88         90       (75)       (74)       (72)         (74)
                                                =============================================================================
9
10  Sizing Calculation:
    ------------------
11
12  Total Calculated Difference,
     1/1/1998 - 1/31/2002 (ln 6)
13
14  Proceeds on Bonds Issued
15  Bond Issuance Expense
16  Face Value of Bonds Issued
17
18  Customer Benefits Calculation:
    -----------------------------
19
20  NPV of Quarterly Difference,
     1/1/1998 - 12/31/2007 (ln 8)
21  Annual Discount Rate:         10.0%
22  Quarterly Discount Rate        2.5%


1                                                6/30/03    9/30/03    12/31/03   3/31/04   6/30/04    9/30/04  12/31/04    3/31/05

                                                 ----------------------------------------------------------------------------------

2   Revenue Requirement Difference
    -----------------------------
3
4   Revenue Requirement,
     17-quarter Transition Costs Amortization         -          -         -          -          -            -          -        -
5   Revenue Requirement, Rate Reduction Bonds       (73)       (72)      (71)       (73)       (72)         (70)       (69)     (72)

                                                 ----------------------------------------------------------------------------------
6   Subtotal Calculated Difference                  (73)       (72)      (71)       (73)       (72)         (70)       (69)     (72)

7   Rate Reduction Bond Memo Account                  -          -         -          -          -            -          -        -
                                                 ----------------------------------------------------------------------------------
8   Difference                                      (73)       (72)      (71)       (73)       (72)         (70)       (69)     (72)

                                                 ==================================================================================
9
10  Sizing Calculation:
    ------------------
11
12  Total Calculated Difference,
     1/1/1998 - 1/31/2002 (ln 6)
13
14  Proceeds on Bonds Issued
15  Bond Issuance Expense
16  Face Value of Bonds Issued
17
18  Customer Benefits Calculation:
    -----------------------------
19
20  NPV of Quarterly Difference,
     1/1/1998 - 12/31/2007 (ln 8)
21  Annual Discount Rate:
22  Quarterly Discount Rate


RATE REDUCTION BONDS - SIZING CALCULATIONS
REVENUE REQUIREMENT DIFFERENCES
($ in millions)



1                                                  6/30/05    9/30/05   12/31/05   3/31/06   6/30/06      9/30/06   12/31/06
                                                -----------------------------------------------------------------------------
2   Revenue Requirement Difference
    -----------------------------
3
4   Revenue Requirement,
     17-quarter Transition Costs Amortization         -           -          -         -          -          -            -
5   Revenue Requirement, Rate Reduction Bonds       (70)        (69)       (68)      (70)       (69)       (68)         (66)
                                                -----------------------------------------------------------------------------
6   Subtotal Calculated Difference                  (70)        (69)       (68)      (70)       (69)       (68)         (66)
7   Rate Reduction Bond Memo Account                  -           -          -         -          -          -            -
                                                -----------------------------------------------------------------------------
8   Difference                                      (70)        (69)       (68)      (70)       (69)       (68)         (66)
                                                =============================================================================
9
10  Sizing Calculation:
    ------------------
11
12  Total Calculated Difference,
     1/1/1998 - 1/31/2002 (ln 6)
13
14  Proceeds on Bonds Issued
15  Bond Issuance Expense
16  Face Value of Bonds Issued
17
18  Customer Benefits Calculation:
    -----------------------------
19
20  NPV of Quarterly Difference,
     1/1/1998 - 12/31/2007 (ln 8)
21  Annual Discount Rate:         10.0%
22  Quarterly Discount Rate        2.5%


1                                                3/31/07    6/30/07     9/30/07  12/31/07
                                                 ------------------------------------------
2   Revenue Requirement Difference
    -----------------------------
3
4   Revenue Requirement,
     17-quarter Transition Costs Amortization         -          -         -          -
5   Revenue Requirement, Rate Reduction Bonds       (69)       (68)      (66)       (65)
                                                 ------------------------------------------
6   Subtotal Calculated Difference                  (69)       (68)      (66)       (65)
7   Rate Reduction Bond Memo Account                  -          -         -          -
                                                 ------------------------------------------
8   Difference                                      (69)       (68)      (66)       (65)
                                                 ==========================================
9
10  Sizing Calculation:
    ------------------
11
12  Total Calculated Difference,
     1/1/1998 - 1/31/2002 (ln 6)
13
14  Proceeds on Bonds Issued
15  Bond Issuance Expense
16  Face Value of Bonds Issued
17
18  Customer Benefits Calculation:
    -----------------------------
19
20  NPV of Quarterly Difference,
     1/1/1998 - 12/31/2001 (ln 6)
21  Annual Discount Rate:
22  Quarterly Discount Rate


                               APPENDIX SCE-1-B

                       FTA CHARGE CALCULATION EQUATIONS

                               APPENDIX SCE-1-B

                            FTA CHARGE CALCULATION


A.   BACKGROUND

     This appendix describes the method used to calculate the FTA charges. The FTA charge for each series or class of Rate Reduction Bonds will be established at a level (or at different levels during specified periods over the life of the Rate Reduction Bonds) intended to provide for the full recovery of payments of interest and principal on the Rate Reduction Bonds, in accordance with the amortization schedule for the Rate Reduction Bonds determined at the time of offering, plus overcollateralization as well as related financing costs and fees ("Rate Reduction Bond Debt Service"), based upon assumptions including sales forecasts, charge-offs, and lags between FTA charge billing and collection. This model will be used to calculate the initial FTA charges and will also be used to calculate revised FTA charges./1/

B.   EXPLANATION OF CALCULATION AND INPUTS

     The Rate Reduction Bond balance and any overcollateralization will be amortized in equal annual installments over the expected life of the bonds, anticipated to be 10 years. This amortization schedule will result in declining interest payments over the life of the bonds which will provide greater rate stability than other amortization options. While we know the annual principal amortization, the quarterly principal payments will not be equal. This is because the FTA charge is usage based and usage is generally higher in the summer months. Therefore, more FTA will be collected and

--------------------
/1/ It is possible that the model will need to be changed at times during the term of the Rate Reduction Bonds. As described in Exhibit SCE-2, Edison requests that the Commission's Financing Order authorize Edison to make FTA charge true-up filings which require changes to the model by Advice Letter filings which would make new FTA charges effective within 90 days of such filings.

more principal will be reduced during those months. The amount of interest paid each year will depend in part on the timing differences caused by seasonal changes in projected consumption.

     The total scheduled FTA charge collections for any quarter equals the interest and the scheduled principal amortization including overcollateralization due to investors for that quarter plus the servicer fee and other ongoing costs. The total scheduled FTA charge collections for any quarter will include collections for bills sent in prior quarters and for bills sent in the current quarter, in each case, as a result of the expected timing of collections from the applicable rate groups.

     The following equations are used to develop a formula which can be used to solve for the FTA charge using a forecast of kWh sales, uncollectibles and the timing of collections. Because the Rate Reduction Bonds may be issued in several series or classes and each series or class may have different characteristics, a separate FTA charge will be calculated for each series or class. These formulas are used to develop a separate FTA charge for one series or class of bonds./2/

C.   FORMULAS
     The variables used are defined as follows:

     EB   =   Ending Balance
     P    =   Principal Payment
     TSC  =   Total Scheduled Collections
     I    =   Interest Payment
     r    =   Coupon Rate
     K    =   kWh Sales
     P1   =   Percent of revenue received during month billed

------------------
/2/ To convert these equations in order to solve for the total FTA charge rather than the FTA charge for a single series or class of bonds, replace "r" with the weighted average interest rate for each period.

     P2  =  Percent of revenue received the second month after it is billed
     P3  =  Percent of revenue received the third month after it is billed
     P4  =  Percent of revenue received the fourth month after it is billed
     P5  =  Percent of revenue received in the fifth month (remaining revenue less the percent written off)
     T   =  FTA Charge
     W   =  Revenue Weighting Factor
     F   =  Quarterly Ongoing Fees (including servicing fee)
     DS  =  Rate Reduction Bond Debt Service

The subscripts used are defined as follows:

     n   =  any quarter
     y   =  any year
     m#  =  month
     R   =  residential
     G   =  GS-1

The ending balance for any quarter is:

EB\\n=\\EB\\n-1\\ - P\\n\\                                             (1)

The scheduled principal amortization in any quarter is:

P\\n\\ = TSC\\n\\ - I\\n\\ - F\\n\\                                    (2)

The scheduled interest due in any quarter is:

I\\n\\ = EB\\n-1\\ *  r                                                (3)
                      -
                      4

Using equation 3 in equation 2 yields:

P\\n\\ = TSC\\n\\ - F\\n\\ - (EB\\n-1\\ * r)                           (4)
                                          -
                                          4

Using equation 4 in equation 1 yields:

EB\\n\\ = EB\\n-1\\ - TSC\\n\\ + F\\n\\ + (EB\\n-1\\ * r/4)            (5)

Rearranging equation 5 yields:

EB\\n\\ = EB\\n-1\\ (1 + r ) - TSC\\n\\  + F\\n\\                      (6)
                         -
                         4

     Using equation 6 we can write the expression for the ending balance in the fourth quarter.

EB\\4\\ = EB\\3\\ (1 + r/4) - TSC\\4\\  + F\\4\\                       (7)

Now using equation 6, substitute the expression for EB\\3\\ into Equation 7.

EB\\4\\ = [EB\\2\\ (1 + r/4) - TSC\\3\\  + F\\3\\] (1 + r/4) -
TSC\\4\\ + F\\4\\                                                      (8)

Do the same substitutions for EB\\2\\ and EB\\1\\ to get:

EB\\4\\ = [[[ EB\\o\\ (1 + r/4) - TSC\\1\\ + F\\1\\] (1 + r/4) -
TSC\\2\\  + F\\2\\] (1 + r/4) - TSC\\3\\  + F\\3\\] (1 + r/4) -
TSC\\4\\  + F\\4\\                                                     (9)

Rearranging the terms of equation 9 gives:

EB\\4\\ = EB\\o\\ (1 + r/4)/4/ - (TSC\\1\\ - F\\1\\)
(1 + r/4)/3/ - (TSC\\2\\ - F\\2\\) (1 + r/4)/2/
- (TSC\\3\\ - F\\3\\) (1 + r/4) - (TSC\\4\\ - F\\4\\)                  (10)

     Equation 10 gives us an expression for the ending balance, as a function of the beginning balance, coupon rate and total scheduled collections.

     The total scheduled collections for any quarter are a function of the amount of FTA charges billed each month and the payment lag. The billings in a given month are kWh sales for that month multiplied by the FTA charge. As described in Appendix SCE-1-C of this exhibit, the payments in respect of bills sent in a given month are received by Edison over a period of five months. Therefore, the collections in any given quarter will reflect collections from bills sent in the four months prior to the start of the quarter. The variables P1 through P5 describe the percentage of a month's billed revenue received over each month of a five month period.

     The total scheduled collections for any quarter are:

TSC\\n\\ = K\\m-3\\ * T\\y\\ '* (P5) +

         K\\m-2\\ * T\\y\\ '* (P4+P5) +

         K\\m-1\\ * T\\y\\ '* (P3+P4+P5) +

         K\\mo\\ * T\\y\\ '* (P2+P3+P4) +

         K\\m1\\ * T\\y\\ * (P1+P2+P3) +

         K\\m2\\ * T\\y\\ * (P1+P2) +

         K\\m3\\ * T\\y\\ * (P1)                                       (11)

Where: T\\y\\' is T\\y-1\\ for billings from the previous year and T\\y\\ for billings from the current year

     Substitute the expression for total scheduled collections in equation 11 into equation 10.

EB\\4\\ = EB\\o\\ (1 + r/4)/4/

-[K\\m-3\\ * T\\y-1\\* (P5) + K\\m-2\\ * T\\y-1\\ * (P4+P5)  +     First Quarter
K\\m-1\\ * T\\y-1\\ * (P3+P4+P5) +                                 Collections
K\\mo\\ * T\\y-1\\ * (P2+P3+P4) + K\\m1\\ * T\\y\\* (P1+P2+P3) +
K\\m2\\ * T\\y\\ * (P1+P2)  +  K\\m3\\ * T\\y\\ * (P1) - F\\1\\ ] * (1 + r/4)/3/

-[K\\m0\\ * T\\y-1\\ * (P5) + K\\m1\\ * T\\y\\ * (P4+P5) +       Second Quarter
K\\m2\\ * T\\y\\ * (P3+P4+P5) +                                  Collections
K\\m3\\ * T\\y\\ * (P2+P3+P4) + K\\m4\\ * T\\y\\ * (P1+P2+P3) +
K\\m5\\ * T\\y\\ * (P1+P2) + K\\m6\\ * T\\y\\ * (P1) - F\\2\\] * (1 + r/4)/2/

-[K\\m3\\ * T\\y\\ * (P5) + K\\m4\\ * T\\y\\ * (P4+P5) +          Third Quarter
K\\m5\\ * T\\y\\ * (P3+P4+P5) +                                   Collections
K\\m6\\ * T\\y\\ * (P2+P3+P4) + K\\m7\\ * T\\y\\ * (P1+P2+P3) +
K\\m8\\ * T\\y\\ * (P1+P2) + K\\m9\\ * T\\y\\ * (P1) - F\\3\\] * (1 + r/4)

-[K\\m6\\ * T\\y\\ * (P5) + K\\m7\\ * T\\y\\ * (P4+P5) +          Fourth Quarter
K\\m8\\ * T\\y\\ * (P3+P4+P5) +                                   Collections
K\\m9\\ * T\\y\\ * (P2+P3+P4) + K\\m10\\ * T\\y\\ * (P1+P2+P3) +
K\\m11\\ * T\\y\\ ** (P1+P2) + K\\m12\\ * T\\y\\ * (P1) - F\\4\\]      (12)

     Now we have an expression for the ending balance as a function of the FTA charge and other forecast quantities.

     As explained in Exhibit SCE-1, Section IV.C.4.a, because the scheduled collections come from two customer classes, a different FTA charge is required for each to maintain an appropriate allocation of Transition Costs. The Rate Reduction Bond Debt Service will be allocated to each rate group using weighting factors. The weighting factors are proportional to the total revenues calculated by multiplying the rates in effect as of June 10, 1996 by the forecast billing determinants for each rate group. This allocation method results in an allocation of the FTA charges in proportion to the benefits received by each rate group in the form of the 10 percent rate reduction.

     The Rate Reduction Bond Debt Service is weighted among rate groups according to weighting factors as described above.

The expression for total billed revenue is:

     DS = DS * W\\R\\ + DS * W\\G\\                                    (13)

     The Rate Reduction Bond Debt Service can also be expressed as the FTA charge for each rate group (where T\\R\\ = FTA charge for residential and

T\\G\\ = FTA charge for GS-1 customers) multiplied by annual sales for each rate group.

     DS = T\\R\\ * K\\R\\ + T\\G\\ * K\\G\\                            (14)

     The Rate Reduction Bond Debt Service for each rate group is:

     DS\\R\\ = T\\R\\ * K\\R\\ = DS *W\\R\\                            (15)

     DS\\G\\ = T\\G\\ * K\\G\\ = DS * W\\G\\                           (16)

     Using equations 15 and 16, we can write an expression for Rate Reduction Bond Debt Service as a function of the two FTA charges, annual sales and weighting factors.

     DS = T\\R\\ * K\\R\\ = T\\G\\ * K\\G\\                            (17)
          ---------------   ---------------
               W\\R\\           W\\G\\

     Equation 17 can be rearranged to express the GS-1 FTA charge as a function of the residential FTA charge.

         T\\G\\ = T\\R\\ * K\\R\\ * W\\G\\                             (18)
                  ---------------   ------
                       W\\R\\        K\\G\\

     Now we must convert equation 12 into a two rate group formula using the FTA charge relationship in equation 18.

EB\\4\\ = EB\\o\\ (1 + r/4)/4/                                     First Quarter
-[K\\m-3R\\ * T\\R(y-1)\\ * (P5) + K\\m-2R\\ * T\\R(y-1)\\         Collections-
* (P4 + P5) + K\\m-1R\\ * T\\R(y-1)\\ * (P3+P4+P5) +               Residential
K\\moR\\ * T\\R(y-1)\\ * (P2+P3+P4) + K\\m1R\\ * T\\R\\ * (P1+P2+P3) +
K\\m2R\\ * T\\R\\ * (P1+P2) + K\\m3R\\ * T\\R\\ * (P1) - F\\1\\] * (1 + r/4)/3/

-[K\\m0R\\ * T\\R(y-1)\\ * (P5) + K\\m1R\\ * T\\R\\ *            Second Quarter
(P4+P5) + K\\m2R\\ * T\\R\\ * (P3+P4+P5) +                       Collections-
K\\m3R\\ * T\\R\\ * (P2+P3+P4) + K\\m4R\\ * T\\R\\ *             Residential
(P1+P2+P3) + K\\m5R\\ * T\\R\\ * (P1+P2) +
K\\m6R\\ * T\\R\\ * (P1) - F\\2\\] * (1 + r/4)/2/

-[K\\m3R\\ * T\\R\\ * (P5) + K\\m4R\\ * T\\R\\ * (P4+P5)          Third Quarter
+ K\\m5\\ * T\\R * (P3+P4+P5) +                                   Collections-
K\\m6R\\ * T\\R\\ * (P2+P3+P4) + K\\m7R\\ *                       Residential
T\\R\\ * (P1+P2+P3) +
K\\m8R\\ * T\\R\\ * (P1+P2)
+ K\\m9R\\ * T\\R\\ * (P1) - F\\3\\] * (1 + r/4)

-[K\\m6R\\ * T\\R\\ * (P5) + K\\m7R\\ * T\\R\\ * (P4+P5)          Fourth Quarter
+ K\\m8R\\ * T\\R\\ * (P3+P4+P5) +                                Collections-
K\\m9R\\ * T\\R\\ * (P2+P3+P4)                                    Residential
+ K\\m10R\\ * T\\R\\ * (P1+P2+P3) +
K\\m11R\\ * T\\R\\ * (P1+P2) + K\\m12R\\ * T\\R\\ * (P1) - F\\4\\]


-[K\\m-3G\\ * T\\R(y-1)\\ * K\\R\\ * W\\G\\ * (P5)+               First Quarter
              -----------------------------                       Collections-
                            W\\R\\ * K\\G\\                       GS-1

K\\m-2G\\ * T\\R(y-1)\\ * K\\R\\ * W\\G\\ *  (P4+P5) +
            -----------------------------
                          W\\R\\ * K\\G\\

K\\m-1G\\ * T\\R(y-1)\\ * K\\R\\ * W\\G\\ * (P3+P4+P5) +
            -----------------------------
                          W\\R\\ * K\\G\\

K\\moG\\ * T\\R(y-1)\\ * K\\R\\ * W\\G\\ * (P2+P3+P4) +
           ------------------------------
                         W\\R\\ * K\\G\\

K\\m1G\\ * T\\R\\ * K\\R\\ * W\\G\\ * (P1+P2+P3) +
           -------------------------
                     W\\R\\ * K\\G\\

K\\m2G\\ * T\\R\\ * K\\R\\ * W\\G\\ * (P1+P2) +
           ------------------------
               W\\R\\ * K\\G\\

K\\m3G\\ * T\\R\\ * K\\R\\ * W\\G\\ * (P1) - F\\1\\] * (1 + r/4)/3/
           -------------------------
                 W\\R\\ * K\\G\\


-[K\\m0G\\ * T\\R(y-1)\\ * K\\R\\ * W\\G\\ * (P5) +               Second Quarter
             -----------------------------                        Collections-
                    W\\R\\ * K\\G\\                               GS-1

K\\m1G\\ * T\\R\\ * K\\R\\ * W\\G\\ * (P4+P5) +
           ------------------------
                W\\R\\ * K\\G\\

K\\m2G\\ * T\\R\\ * K\\R\\ * W\\G\\ * (P3+P4+P5) +
           -------------------------
                W\\R\\ * K\\G\\

K\\m3G\\ * T\\R\\ * K\\R\\ * W\\G\\ * (P2+P3+P4) +
           ------------------------
                W\\R\\ * K\\G\\

K\\m4G\\ * T\\R\\ * K\\R\\ * W\\G\\ * (P1+P2+P3) +
           ------------------------
                W\\R\\ * K\\G\\

K\\m5G\\ * T\\R\\ * K\\R\\ * W\\G\\ * (P1+P2)  +
           ------------------------
                W\\R\\ * K\\G\\

K\\m6G\\ * T\\R\\ * K\\R\\ * W\\G\\ * (P1) - F\\2\\] * (1 + r/4)/2/
           ------------------------
                W\\R\\ * K\\G\\

-[K\\m3G\\ * T\\R\\ * K\\R\\ * W\\G\\ * (P5) +                  Third Quarter
             ------------------------                           Collections-
                  W\\R\\ * K\\G\\                               GS-1

K\\m4G\\ * T\\R\\ * K\\R\\ * W\\G\\ * (P4+P5) +
           ------------------------
                W\\R\\ * K\\G\\

K\\m5G\\ * T\\R\\ * K\\R\\ * W\\G\\ * (P3+P4+P5) +
           -------------------------
                W\\R\\ * K\\G\\

K\\m6G\\ * T\\R\\ * K\\R\\ * W\\G\\ * (P2+P3+P4) +
           ------------------------
                W\\R\\ * K\\G\\

K\\m7G\\ * T\\R\\ * K\\R\\ * W\\G\\ * (P1+P2+P3) +
           -------------------------
                W\\R\\ * K\\G\\

K\\m8G\\ * T\\R\\ * K\\R\\ * W\\G\\ * (P1+P2) +
           ------------------------
                W\\R\\ * K\\G\\

K\\m9G\\ * T\\R\\ * K\\R\\ * W\\G\\ * (P1) - F\\3\\] * (1 + r/4)
           -------------------------
                W\\R\\ * K\\G\\


-[K\\m6G\\ * T\\R\\ * K\\R\\ * W\\G\\ * (P5) +                  Fourth Quarter
             -------------------------                          Collections-
                  W\\R\\ * K\\G\\                               GS-1

K\\m7G\\ * T\\R\\ * K\\R\\ * W\\G\\ * (P4+P5) +
           ------------------------
               W\\R\\ * K\\G\\

K\\m8G\\ * T\\R\\ * K\\R\\ * W\\G\\ * (P3+P4+P5) +
           ------------------------
                W\\R\\ * K\\G\\

K\\m9G\\ * T\\R\\ * K\\R\\ * W\\G\\ * (P2+P3+P4) +
           ------------------------
                 W\\R\\ * K\\G\\

K\\m10G\\ * T\\R\\ * K\\R\\ * W\\G\\ * (P1+P2+P3) +
            ------------------------
                 W\\R\\ * K\\G\\

K\\m11G\\ * T\\R\\ * K\\R\\ * W\\G\\ * (P1+P2) +
            -------------------------
                  W\\R\\ * K\\G\\

K\\m12G\\ * T\\R\\ * K\\R\\ * W\\G\\ * (P1) - F\\4\\]                  (19)
            -------------------------
                 W\\R\\ * K\\G\\

     The next step is to solve equation 19 for T\\R\\, the residential FTA charge. The last step is to substitute the value for T\\R\\ into equation 17 and solve for T\\G\\, the GS-1 FTA charge.

     The formulas listed above describe the FTA charge calculation assuming principal and interest payments are made to Rate Reduction Bond investors quarterly. If the principal and interest payments to investors are made monthly, the formula will be revised. The method and logic used in deriving the formula will be the same. However, the equations which reference the quarterly interest and principal payments will be revised to reflect monthly payments. Similarly, the equations that reference quarterly scheduled collections will instead reference the monthly scheduled collections. Also, the fees which were payable quarterly would likely be payable monthly, although the total annual fee amount would remain the same. The resulting monthly formula is quite lengthy and complex unlike the quarterly formula which is simple and straightforward.

                               Appendix SCE-1-C

                  Interest Earning On FTA Charge Collections

                               APPENDIX SCE-1-C
                    METHOD OF CALCULATING CASHFLOW BENEFITS
                      FROM FTA COLLECTIONS HELD BY EDISON

A.   INTRODUCTION
     ------------

     As described in Exhibit SCE-1, pending remittances to the Issuer (which are expected to be made monthly),/1/ the FTA charges collected from customers will not be segregated from Edison's other collections. Edison, as servicer, will remit the after-tax interest earnings on these amounts through the Rate Reduction Bond Memorandum Account to residential and small commercial customers. The proposed method for determining the after-tax interest earnings is explained in this Appendix.

     The amount of interest earnings is a function of the current interest rate, the amount of FTA charges billed, and the length of time that Edison holds and invests the FTA charge collections. The time that Edison is able to invest the FTA charge collections will depend on when customers pay their bills. Although the majority of payments are received within 30 days of bill presentation, some payments are received over the following three months. Any payment not received within 120 days after the account is closed will be written off consistent with current policy. Currently Edison's computer billing system is not capable of tracking the daily receipts of FTA charge collections from individual customers./2/ Therefore, the amount of FTA charge collections must be estimated using the amount of FTA

---------------

/1/ Actual deposit intervals will be established in conjunction with the requirements of bond rating agencies.
/2/ In the future, Edison's computer billing system may become capable of tracking collections of FTA charges from individual customers as those collections are received. If this occurs, we will use the FTA charge collection information from the computer billing system rather than estimating the amount of FTA charge collections as described in this appendix.

charges billed in a given month and the existing information on customers' payment patterns.

B.   DOMESTIC AND GS-1 PAYMENT PATTERNS ANALYSIS
     -------------------------------------------

     Edison has performed a payment patterns analysis for both the Domestic and GS-1 rate classes to determine when collections are typically received from customers. Our two-year historical average of billed revenue received by day 30 and by day 60 for the two rate groups is shown in Table 1. As Table 1 shows, on average, 80 percent of all payments are received by day 30 and 95 percent are received by day 60.


------------------------------------------------------------------
                             Table 1
------------------------------------------------------------------
                        Percent of Billed Revenue Received by:
------------------------------------------------------------------
 Customer         Day 30            Day 60             Day 120
  Group
------------------------------------------------------------------
Domestic          78.55%            95.59%              99.50%
------------------------------------------------------------------
  GS-1            83.03%            95.57%              99.66%
------------------------------------------------------------------

     The data in Table 1 show the revenue received by day 30 and day 60. In order to estimate the revenue received each day before Day 30 and between Day 30 and Day 60, two analyses were performed. For a typical month, specifically July 1996, the time lags between bill presentation and receipt of payments were tracked. From this data and the data in Table 1, a payment pattern curve was determined.

     Limited data exists for the payment patterns beyond Day 60. The historical write off percentages for the Domestic and GS-1 rate groups are quite small,
0.50 percent and 0.34 percent, respectively. Since Edison writes off receivables 120 days after the account closes, the payment patterns between Day 60 and Day 120 are estimated by assuming a straight line payment pattern from 95.59 percent at day 60 to 99.50 percent at day 120 for Domestic customers. For GS-1 customers the straight line is assumed from 95.57 percent at day 60 to 99.66 percent at day 120.

     The final payment patterns analysis is shown in Table 2. This table shows the percent of revenue received by day from the day after the bill is sent out to the day when any uncollected amounts are written off for Domestic and GS-1 rate groups. The fourth column of the table shows the weighted average of the two rate groups.

C.   DETERMINING AGGREGATE COLLECTIONS
     ---------------------------------

     The study described above shows the average time lag from when a given day's bills are presented to the time Edison receives payment. Assuming that this payment pattern is the same for bills sent on each day of the month and that the billed amounts for a given month are spread evenly over each day of the month, the daily payments received as a percent of the monthly amount billed can be determined for each day's billing. The payments received for each day can be summed to determine the cumulative payments received on each day from day 1 through day 150. Day 150 is the day when the bills sent on the last day of the month are written off. The amount of FTA charge collections that Edison has received on any given day can be determined by multiplying the FTA charges billed in any given month by the percentage of payments received.

     The amount of FTA charge collections received by Edison can then be multiplied by the applicable interest rate to yield the cashflow benefits. Because Edison will invest the FTA charge collections for less than a month, the applicable interest rate is the one-month commercial paper rate.

     Table 3 shows the daily FTA collections and the monthly remittances to the Issuer (assumed here to occur on day 30, 60, 90, 120 and 150) and the after-tax interest earnings (assuming an annual interest rate of 5 percent). Each of the numbers shown in Table 3 is a percent of the total billed amount for the given month. Column One shows the calendar days. The first bill of the month is sent out on day 0 and the last bill of the month is sent out on day 29, assuming a 30 day month. The table continues until day 150 at which time the last payment (in respect of bills sent on day 29) is either received or written off. Column Two shows the cumulative FTA collections for each day. Column Three shows the incremental FTA charges collected on each day. The fourth column shows the collection account. The amount in column four represents the FTA charge collections that Edison is holding at any point in time. The fifth column, labeled Collection Account with Interest, shows the funds available to be invested by Edison. The amount in column five represents the sum of all FTA collections and accrued interest less any amounts of FTA charges previously remitted to the Issuer and any amounts of interest earnings previously remitted. Columns Six and Seven of the table show the FTA charges remitted to the Issuer and the interest earnings remitted to ratepayers by an entry in the Rate Reduction Bond Memorandum Account, respectively.

     1.   ILLUSTRATIVE EXAMPLE
          --------------------

          Here is an example of how the specific calculation of interest earnings would work using the tables provided above and an estimate of interest rates of 5 percent. An average month's FTA charge billings are assumed to be $34 million. From Table 3, the interest earned in the first month would be .035 percent of the month's billings or $11,900. The interest earnings from the payments received in the second month would be .069 percent of the month's billings or $23,500. A similar calculation would be applied to the remaining three months during which Edison would receive collections in respect of the

     $34 million billed. The interest earnings on the remaining months would be .016 percent of the month's billings or $5,400.

     2.   UPDATING THE PAYMENT PATTERN STUDY
          ----------------------------------

          Certain events may result in a significant change in customers' payment pattern (e.g. the introduction of third parties billing for Edison's charges.) If such an event occurs, the estimated payment pattern will be updated and will be used to determine cashflow benefits as well as be reflected in any future true-up to the FTA charges.


                                    Table 2

                      Percent of Billed Revenue Received
                          Domestic and GS-1 Customers

         Calendar        Domestic        GS-1            Weighted Avg
         Days
             1                0.20%           0.22%           0.20%
             2                0.64%           0.52%           0.63%
             3                2.17%           1.20%           2.01%
             4                4.93%           2.07%           4.47%
             5               10.91%           3.38%           9.71%
             6               15.20%           6.44%          13.81%
             7               20.23%          10.91%          18.75%
             8               24.47%          14.42%          22.87%
             9               26.05%          17.24%          24.64%
            10               28.04%          20.68%          26.87%
            11               32.37%          23.71%          30.99%
            12               36.82%          27.33%          35.31%
            13               39.68%          32.14%          38.48%
            14               44.69%          37.85%          43.61%
            15               49.23%          42.09%          48.10%
            16               52.13%          45.56%          51.09%
            17               53.40%          49.71%          52.81%
            18               55.39%          53.38%          55.07%
            19               59.07%          57.54%          58.83%
            20               62.06%          62.29%          62.10%
            21               65.89%          67.28%          66.11%
            22               68.82%          70.03%          69.02%
            23               70.03%          71.86%          70.32%
            24               70.74%          73.94%          71.25%
            25               72.72%          75.44%          73.16%
            26               74.35%          77.04%          74.77%
            27               75.51%          78.98%          76.06%
            28               77.05%          80.99%          77.68%
            29               77.92%          82.16%          78.59%
            30               78.55%          83.03%          79.26%
            31               78.95%          83.86%          79.73%
            32               80.03%          84.50%          80.74%
            33               80.51%          85.08%          81.24%
            34               81.38%          85.93%          82.10%
            35               82.96%          86.93%          83.59%
            36               83.98%          87.68%          84.57%
            37               84.51%          88.34%          85.12%
            38               84.71%          88.93%          85.38%
            39               85.29%          89.50%          85.96%
            40               86.08%          90.07%          86.72%
            41               86.65%          90.67%          87.29%
            42               87.12%          91.33%          87.79%
            43               87.74%          91.83%          88.40%
            44               88.47%          92.11%          89.05%
            45               88.76%          92.37%          89.33%
            46               89.31%          92.63%          89.84%
            47               89.91%          92.86%          90.38%
            48               90.62%          93.15%          91.02%
            49               91.48%          93.52%          91.80%
            50               92.56%          93.78%          92.76%
            51               92.91%          94.00%          93.09%
            52               93.07%          94.17%          93.24%
            53               93.25%          94.34%          93.42%
            54               93.64%          94.53%          93.78%
            55               94.32%          94.75%          94.39%
            56               94.81%          95.01%          94.84%
            57               95.27%          95.20%          95.26%
            58               95.43%          95.33%          95.41%
            59               95.43%          95.43%          95.43%
            60               95.59%          95.57%          95.59%


                                    Table 2

                      Percent of Billed Revenue Received
                          Domestic and GS-1 Customers

         Calendar        Domestic        GS-1            Weighted Avg
         Days
             1                0.20%           0.22%           0.20%
             2                0.64%           0.52%           0.63%
             3                2.17%           1.20%           2.01%
             4                4.93%           2.07%           4.47%
             5               10.91%           3.38%           9.71%
             6               15.20%           6.44%          13.81%
             7               20.23%          10.91%          18.75%
             8               24.47%          14.42%          22.87%
             9               26.05%          17.24%          24.64%
            10               28.04%          20.68%          26.87%
            11               32.37%          23.71%          30.99%
            12               36.82%          27.33%          35.31%
            13               39.68%          32.14%          38.48%
            14               44.69%          37.85%          43.61%
            15               49.23%          42.09%          48.10%
            16               52.13%          45.56%          51.09%
            17               53.40%          49.71%          52.81%
            18               55.39%          53.38%          55.07%
            19               59.07%          57.54%          58.83%
            20               62.06%          62.29%          62.10%
            21               65.89%          67.28%          66.11%
            22               68.82%          70.03%          69.02%
            23               70.03%          71.86%          70.32%
            24               70.74%          73.94%          71.25%
            25               72.72%          75.44%          73.16%
            26               74.35%          77.04%          74.77%
            27               75.51%          78.98%          76.06%
            28               77.05%          80.99%          77.68%
            29               77.92%          82.16%          78.59%
            30               78.55%          83.03%          79.26%
            31               78.95%          83.86%          79.73%
            32               80.03%          84.50%          80.74%
            33               80.51%          85.08%          81.24%
            34               81.38%          85.93%          82.10%
            35               82.96%          86.93%          83.59%
            36               83.98%          87.68%          84.57%
            37               84.51%          88.34%          85.12%
            38               84.71%          88.93%          85.38%
            39               85.29%          89.50%          85.96%
            40               86.08%          90.07%          86.72%
            41               86.65%          90.67%          87.29%
            42               87.12%          91.33%          87.79%
            43               87.74%          91.83%          88.40%
            44               88.47%          92.11%          89.05%
            45               88.76%          92.37%          89.33%
            46               89.31%          92.63%          89.84%
            47               89.91%          92.86%          90.38%
            48               90.62%          93.15%          91.02%
            49               91.48%          93.52%          91.80%
            50               92.56%          93.78%          92.76%
            51               92.91%          94.00%          93.09%
            52               93.07%          94.17%          93.24%
            53               93.25%          94.34%          93.42%
            54               93.64%          94.53%          93.78%
            55               94.32%          94.75%          94.39%
            56               94.81%          95.01%          94.84%
            57               95.27%          95.20%          95.26%
            58               95.43%          95.33%          95.41%
            59               95.43%          95.43%          95.43%
            60               95.59%          95.57%          95.59%

Column 1        Column 2        Column 3        Column 4        Column 5        Column 6        Column 7
                Cumulative      Daily FTA                       Collections                     Remit
Calendar        FTA Charge      Charge          Collections     Account         Remit FTA       Interest
Days            Collections     Collections     Account         w/interest/1/   Collections     Earnings

  1              0.007           0.007            0.007           0.007          0.000           0.000
  2              0.028           0.021            0.028           0.028          0.000           0.000
  3              0.095           0.067            0.095           0.095          0.000           0.000
  4              0.244           0.149            0.244           0.244          0.000           0.000
  5              0.567           0.324            0.567           0.567          0.000           0.000
  6              1.028           0.460            1.028           1.028          0.000           0.000
  7              1.653           0.625            1.653           1.653          0.000           0.000
  8              2.415           0.762            2.415           2.415          0.000           0.000
  9              3.236           0.821            3.236           3.237          0.000           0.000
 10              4.132           0.896            4.132           4.133          0.000           0.000
 11              5.165           1.033            5.165           5.166          0.000           0.000
 12              6.342           1.177            6.342           6.343          0.000           0.000
 13              7.625           1.283            7.625           7.627          0.000           0.000
 14              9.078           1.454            9.078           9.081          0.000           0.000
 15             10.681           1.603           10.681          10.685          0.000           0.000
 16             12.384           1.703           12.384          12.389          0.000           0.000
 17             14.145           1.760           14.145          14.150          0.000           0.000
 18             15.981           1.836           15.981          15.987          0.000           0.000
 19             17.941           1.961           17.941          17.949          0.000           0.000
 20             20.011           2.070           20.011          20.021          0.000           0.000
 21             22.215           2.204           22.215          22.226          0.000           0.000
 22             24.516           2.301           24.516          24.528          0.000           0.000
 23             26.860           2.344           26.860          26.874          0.000           0.000
 24             29.234           2.375           29.234          29.251          0.000           0.000
 25             31.673           2.439           31.673          31.692          0.000           0.000
 26             34.165           2.492           34.165          34.187          0.000           0.000
 27             36.701           2.535           36.701          36.726          0.000           0.000
 28             39.290           2.589           39.290          39.318          0.000           0.000
 29             41.910           2.620           41.910          41.941          0.000           0.000
 30             44.552           2.642           44.552          44.587         44.552           0.035
 31             47.203           2.651            2.651           2.651          0.000           0.000
 32             49.873           2.671            5.321           5.322          0.000           0.000
 33             52.514           2.641            7.962           7.963          0.000           0.000
 34             55.102           2.588           10.550          10.551          0.000           0.000
 35             57.565           2.463           13.013          13.015          0.000           0.000
 36             59.923           2.359           15.371          15.374          0.000           0.000
 37             62.136           2.212           17.584          17.588          0.000           0.000
 38             64.219           2.084           19.668          19.674          0.000           0.000
 39             66.263           2.044           21.711          21.719          0.000           0.000
 40             68.258           1.995           23.706          23.715          0.000           0.000
 41             70.135           1.877           25.583          25.594          0.000           0.000
 42             71.884           1.750           27.332          27.346          0.000           0.000
 43             73.548           1.664           28.996          29.012          0.000           0.000
 44             75.063           1.515           30.511          30.529          0.000           0.000
 45             76.437           1.374           31.885          31.906          0.000           0.000
 46             77.729           1.292           33.177          33.200          0.000           0.000
 47             78.981           1.252           34.429          34.455          0.000           0.000
 48             80.180           1.198           35.628          35.657          0.000           0.000
 49             81.279           1.099           36.727          36.759          0.000           0.000
 50             82.301           1.022           37.749          37.784          0.000           0.000
 51             83.200           0.899           38.648          38.686          0.000           0.000
 52             84.008           0.808           39.456          39.497          0.000           0.000

Column 1        Column 2        Column 3        Column 4        Column 5        Column 6        Column 7
                Cumulative      Daily FTA                       Collections                     Remit
Calendar        FTA Charge      Charge          Collections     Account         Remit FTA       Interest
Days            Collections     Collections     Account         w/interest/1/   Collections     Earnings

 53               84.778          0.770          40.226          40.270           0.000           0.000
 54               85.529          0.751          40.977          41.025           0.000           0.000
 55               86.237          0.708          41.685          41.736           0.000           0.000
 56               86.906          0.669          42.354          42.408           0.000           0.000
 57               87.546          0.640          42.994          43.052           0.000           0.000
 58               88.137          0.591          43.585          43.646           0.000           0.000
 59               88.698          0.561          44.146          44.211           0.000           0.000
 60               89.242          0.544          44.690          44.759          44.690           0.069
 61               89.773          0.531           0.531           0.531           0.000           0.000
 62               90.272          0.499           1.030           1.030           0.000           0.000
 63               90.757          0.485           1.515           1.515           0.000           0.000
 64               91.215          0.458           1.973           1.973           0.000           0.000
 65               91.625          0.411           2.384           2.384           0.000           0.000
 66               92.006          0.380           2.764           2.764           0.000           0.000
 67               92.370          0.364           3.128           3.129           0.000           0.000
 68               92.727          0.357           3.485           3.487           0.000           0.000
 69               93.068          0.341           3.826           3.827           0.000           0.000
 70               93.385          0.318           4.144           4.145           0.000           0.000
 71               93.686          0.301           4.444           4.446           0.000           0.000
 72               93.972          0.286           4.730           4.733           0.000           0.000
 73               94.240          0.268           4.998           5.001           0.000           0.000
 74               94.489          0.248           5.247           5.250           0.000           0.000
 75               94.730          0.241           5.488           5.492           0.000           0.000
 76               94.956          0.227           5.715           5.719           0.000           0.000
 77               95.167          0.211           5.925           5.930           0.000           0.000
 78               95.359          0.191           6.117           6.122           0.000           0.000
 79               95.526          0.168           6.284           6.290           0.000           0.000
 80               95.664          0.138           6.422           6.428           0.000           0.000
 81               95.793          0.129           6.552           6.558           0.000           0.000
 82               95.920          0.126           6.678           6.685           0.000           0.000
 83               96.042          0.122           6.800           6.808           0.000           0.000
 84               96.155          0.113           6.913           6.921           0.000           0.000
 85               96.249          0.094           7.007           7.016           0.000           0.000
 86               96.331          0.082           7.089           7.098           0.000           0.000
 87               96.401          0.070           7.159           7.169           0.000           0.000
 88               96.468          0.067           7.226           7.237           0.000           0.000
 89               96.537          0.069           7.295           7.306           0.000           0.000
 90               96.602          0.066           7.360           7.372           7.360           0.012
 91               96.668          0.066           0.066           0.066           0.000           0.000
 92               96.734          0.066           0.131           0.131           0.000           0.000
 93               96.799          0.066           0.197           0.197           0.000           0.000
 94               96.865          0.066           0.263           0.263           0.000           0.000
 95               96.931          0.066           0.328           0.328           0.000           0.000
 96               96.996          0.066           0.394           0.394           0.000           0.000
 97               97.062          0.066           0.460           0.460           0.000           0.000
 98               97.128          0.066           0.526           0.526           0.000           0.000
 99               97.194          0.066           0.591           0.591           0.000           0.000
100               97.259          0.066           0.657           0.657           0.000           0.000
101               97.325          0.066           0.723           0.723           0.000           0.000
102               97.391          0.066           0.788           0.789           0.000           0.000
103               97.456          0.066           0.854           0.854           0.000           0.000
104               97.522          0.066           0.920           0.920           0.000           0.000
105               97.588          0.066           0.985           0.986           0.000           0.000
106               97.653          0.066           1.051           1.052           0.000           0.000

                                      C-9
c

Column 1        Column 2        Column 3        Column 4        Column 5        Column 6        Column 7
                Cumulative      Daily FTA                       Collections                     Remit
Calendar        FTA Charge      Charge          Collections     Account         Remit FTA       Interest
Days            Collections     Collections     Account         w/interest/1/   Collections     Earnings

107              97.719          0.066           1.117           1.117           0.000           0.000
108              97.785          0.066           1.182           1.183           0.000           0.000
109              97.850          0.066           1.248           1.249           0.000           0.000
110              97.916          0.066           1.314           1.315           0.000           0.000
111              97.982          0.066           1.379           1.381           0.000           0.000
112              98.047          0.066           1.445           1.446           0.000           0.000
113              98.113          0.066           1.511           1.512           0.000           0.000
114              98.179          0.066           1.577           1.578           0.000           0.000
115              98.245          0.066           1.642           1.644           0.000           0.000
116              98.310          0.066           1.708           1.710           0.000           0.000
117              98.376          0.066           1.774           1.776           0.000           0.000
118              98.442          0.066           1.839           1.841           0.000           0.000
119              98.507          0.066           1.905           1.907           0.000           0.000
120              98.573          0.066           1.971           1.973           1.971           0.002
121              98.636          0.063           0.063           0.063           0.000           0.000
122              98.698          0.061           0.125           0.125           0.000           0.000
123              98.757          0.059           0.184           0.184           0.000           0.000
124              98.814          0.057           0.241           0.241           0.000           0.000
125              98.869          0.055           0.296           0.296           0.000           0.000
126              98.921          0.053           0.348           0.348           0.000           0.000
127              98.971          0.050           0.399           0.399           0.000           0.000
128              99.020          0.048           0.447           0.447           0.000           0.000
129              99.066          0.046           0.493           0.493           0.000           0.000
130              99.109          0.044           0.536           0.537           0.000           0.000
131              99.151          0.042           0.578           0.578           0.000           0.000
132              99.190          0.039           0.617           0.618           0.000           0.000
133              99.228          0.037           0.655           0.655           0.000           0.000
134              99.263          0.035           0.690           0.690           0.000           0.000
135              99.296          0.033           0.723           0.723           0.000           0.000
136              99.326          0.031           0.753           0.754           0.000           0.000
137              99.355          0.028           0.782           0.782           0.000           0.000
138              99.381          0.026           0.808           0.809           0.000           0.000
139              99.405          0.024           0.832           0.833           0.000           0.000
140              99.427          0.022           0.854           0.855           0.000           0.000
141              99.447          0.020           0.874           0.875           0.000           0.000
142              99.464          0.018           0.891           0.892           0.000           0.000
143              99.479          0.015           0.907           0.908           0.000           0.000
144              99.493          0.013           0.920           0.921           0.000           0.000
145              99.504          0.011           0.931           0.932           0.000           0.000
146              99.512          0.009           0.939           0.941           0.000           0.000
147              99.519          0.007           0.946           0.947           0.000           0.000
148              99.523          0.004           0.950           0.952           0.000           0.000
149              99.525          0.002           0.952           0.954           0.000           0.000
150              99.525          0.000           0.952           0.954           0.952           0.002

/1/ An interest rate of 5 percent was assumed.

Application No:  97-05-
                -----------
Exhibit No:      SCE-2
                -----------
Witness:         Various
                -----------


                       [SOUTHERN CALIFONIA EDISON LOGO]

                        An EDISON INTERNATIONAL Company

                                   (U-338-E)


                    PROPOSED RATEMAKING AND TARIFF CHANGES



                    Before the
                    PUBLIC UTILITES COMMISSION OF THE STATE OF CALIFORNIA


                                                            Rosemead, California
                                                                     May 6, 1997

                                     SCE-2
                    PROPOSED RATEMAKING AND TARIFF CHANGES

                               TABLE OF CONTENTS

                             SECTION                                   PAGE         WITNESS
                             -------                                   ----         -------
I.   RATEMAKING PROPOSAL.............................................  I-1          J. Yee

     A.   Introduction...............................................  I-1

     B.   Proposed Ratemaking Mechanisms To Prevent Cost
          Shifting And To Provide Net Benefits To
          Residential And Small Commercial Customers.................  I-1

          1.   Transition Cost Balancing Account.....................  I-2

          2.   Rate Reduction Bond Memorandum Account................  I-3

     C.   Transition Cost Recovery Considerations....................  I-5          C. Jacobs

     D.   Financial Reporting Considerations.........................  I-7          L. Geiger

II.  10 PERCENT RATE REDUCTION....................................... II-1          J. Dalessi

     A.   Introduction............................................... II-1

     B.   Rate Schedules Eligible For The 10 Percent................. II-2
          Rate Reduction

     C.   Description Of Bill Credit To Implement 10 Percent......... II-2
          Rate Reduction

III. IMPLEMENTATION OF THE FIXED TRANSITION
     AMOUNT CHARGE TARIFF............................................III-1

     A.   Introduction...............................................III-1

     B.   FTA Charges And Total Rate Levels..........................III-1

     C.   Implementing The 10 Percent Bill Credit And
          The FTA Charges............................................III-2

     D.   Adjustment Mechanism For FTA Charges.......................III-4

     E.   Provisions For Collection Of FTA Charges From
          Eligible Customers Who Change Rate Schedules...............III-6

                             SECTION                                   PAGE         WITNESS
                             -------                                   ----         -------
     F.   Provisions For Collection Of FTA Charges From
          Eligible Customers Who Bypass................................III-7

IV.  PROPOSED TARIFF CHANGES........................................... IV-1        J. Yee

     A.   Proposed Tariff for Rate Reduction Bond
          Memorandum Account........................................... IV-1

     B.   Proposed Modification To TCBA Tariff......................... IV-3

     C.   Proposed Schedule RRB........................................ IV-5        J. Dalessi

     D.   Proposed Changes To Preliminary Statement.................... IV-7

                                      I.

                              RATEMAKING PROPOSAL
                              -------------------
A.   INTRODUCTION
     ------------

     As discussed in Chapter V of Exhibit SCE-1, the amount of Rate Reduction Bonds issued is sized to produce the forecast of revenue requirement reductions necessary for the 10 percent rate reduction during the maximum rate freeze period from January 1, 1998 through March 31, 2002. The proposed transaction, using current assumptions, results in benefits and costs over the term of the Rate Reduction Bonds. In order to accumulate and pass through the revenue requirement impacts of the transaction to residential and small commercial consumers, and to avoid any cost shifting, certain additional ratemaking mechanisms need to be implemented. Section B of this chapter discusses: (1) the impact of the Rate Reduction Bonds on the Transition Cost Balancing Account ("TCBA"), (2) the need to modify the TCBA to prevent cost shifting between customer classes as a result of the Rate Reduction Bond transaction and 10 percent rate reduction, and (3) the establishment of a Rate Reduction Bond Memorandum Account to track costs and revenue requirement reductions over the term of the Rate Reduction Bonds to ensure that residential and small commercial customers receive the net benefits associated with the Rate Reduction Bonds. Sections C and D of this chapter discusses transition cost recovery and financial accounting considerations.

B.   PROPOSED RATEMAKING MECHANISMS TO PREVENT COST SHIFTING AND TO PROVIDE NET
     --------------------------------------------------------------------------
     BENEFITS TO RESIDENTIAL AND SMALL COMMERCIAL CUSTOMERS
     ------------------------------------------------------

     As described in Chapter V of Exhibit SCE-1, Edison estimated the benefits of the Rate Reduction Bond transaction by comparing the applicable Transition Cost revenue requirement with and without the issuance of Rate Reduction Bonds. On a forecast basis, that analysis estimates the size of the bond issuance required to provide the 10 percent rate reduction.

     Edison proposes to establish a Rate Reduction Bond Memorandum Account to track the benefits and costs of the transaction. Also, to protect against cost shifting between small and large customer classes that could occur as a result of the Rate Reduction Bond transaction and the 10 percent rate reduction, Edison requests that the Commission authorize modifications to the TCBA proposed by Edison in Application. No. 96-08-071 which will operate in conjunction with Edison's proposed Rate Reduction Bond Memorandum Account as described below.

1.   TRANSITION COST BALANCING ACCOUNT
     ---------------------------------

     In the Transition Cost Application No. 96-08-071, Edison proposed a Transition Cost Balancing Account as a ratemaking mechanism to compare transition costs with CTC revenues. In order to prevent cost shifting between customer classes, Edison proposes to impute the CTC revenue during the rate freeze period that otherwise would have been billed absent the 10 percent rate reduction and the rate reduction bonds. To do this, Edison would impute a revenue amount equal to the CTC revenue reduction due to the FTA charge and the 10 percent rate reduction for residential and small commercial customers. With this adjustment, the balance in the TCBA may reach zero at some time during the rate freeze period and indicate that Transition Costs that must be recovered by the end of year 2001 could have been recovered absent the impact of the 10 percent rate reduction and Rate Reduction Bonds. By doing this, customers are assured that the rate freeze ends at the same time as it otherwise would have, regardless of the 10 percent rate reduction and the issuance of the Rate Reduction Bonds./1/ Thus,
-----------------------------
/1/ The Rate Freeze Period may be extended for certain customer categories to recover CTC exemptions mandated by AB 1890 as described in Edison's Transition Cost Appl. No. 96-08-071. The firewall mandated by PU Code
     Section 330 (V)(2) ensures that the two customer categories (residential/small commercial and all others) pay only for their CTC exemptions. CTC collection
                                                                     (Continued)
large customers' responsibility for paying CTC is unaffected by the 10 percent rate reduction and the Rate Reduction Bonds. All customers will still be required to pay for those Transition Costs eligible for recovery after December 31, 2001 pursuant to certain provisions of Assembly Bill 1890 ("AB 1890").

2.   RATE REDUCTION BOND MEMORANDUM ACCOUNT
     --------------------------------------

     Edison proposes to establish a Rate Reduction Bond Memorandum Account effective at the time the Fixed Transition Amount ("FTA") charges are first implemented for the two eligible rate groups (described below in Chapter II.B), or on January 1, 1998, whichever is earlier. The Rate Reduction Bond Memorandum Account will track the reduced CTC revenues as a result of the 10 percent rate reduction and the costs and reductions in revenue requirements associated with the Rate Reduction Bond transaction for residential and small commercial customers. This memorandum account will ensure that residential and small commercial customers receive the net benefits resulting from the Rate Reduction Bond transaction. Each month during the rate freeze period, Edison will compare the net revenue requirement reductions produced from the Rate Reduction Bonds with the 10 percent rate reduction given to residential and small commercial customers. The difference will be tracked in the Rate Reduction Bond Memorandum Account and will accrue interest at the three-month commercial paper rate similar to other Edison memorandum accounts authorized by the Commission.
     If Edison concludes during the rate freeze period that the revenue requirement reduction resulting from the Rate Reduction Bond financing is inadequate to support the 10 percent rate reduction over the rate freeze period,
-------------------
Continued from the previous page
     and the rate freeze period would only continue for that customer category to recover the CTC exemptions for that customer category. Once the exemptions are recovered, the rate freeze period would end for that customer category.

Edison may issue additional bonds up to the aggregate amount authorized in the Commission's Financing Order. If the revenue requirement reduction produced from the Rate Reduction Bond financing exceeds the amount needed for the 10 percent rate reduction, residential and small commercial customers will receive the excess amounts reflected in the Rate Reduction Bond Memorandum Account after the rate freeze period ends through an adjustment to rates implemented in Edison's annual Revenue Adjustment Proceeding ("RAP"), as authorized by Decision No. 96-12-088, or other successor ratemaking proceeding authorized by the Commission.

          Edison proposes to retain this memorandum account during the entire repayment period for the Rate Reduction Bonds in order to track the net benefits owed to residential and small commercial customers. In doing so, the residential and small commercial customers will receive the net savings, plus accrued interest, produced by the Rate Reduction Bond financing. The savings include the financed tax credit described in Appendix SCE-1-A, the after-tax investment earnings discussed in Chapter V.E of Exhibit SCE-1 and Appendix SCE-1-C, a credit equal to the overcollateralization amount, and any FTA charge not needed to retire the Rate Reduction Bonds as described in Chapter IV.C of Exhibit SCE-1. Moreover, Edison proposes to use the Rate Reduction Bond Memorandum Account to record a credit amount equal to the servicing fees it receives, less any incremental out-of-pocket costs associated with its activities as servicer as discussed in Chapter IV.C.5 of Exhibit SCE-1, and any franchise fee amounts resulting from adjustments to the revenue requirements produced by the bond sizing model as discussed in Chapter IV.C.4. After the rate freeze period ends, Edison proposes that any annual credit or debit amounts recorded in this account be consolidated with other pending rate changes considered in the annual RAP, or successor ratemaking proceeding authorized by the Commission.

C.   TRANSITION COST RECOVERY CONSIDERATIONS
     ----------------------------------------

     The Rate Reduction Bond Memorandum Account described in Chapter I.B.2 of this exhibit ensures that any savings created through the issuance of the Rate Reduction Bonds are passed on to residential and small commercial customers and therefore, cannot be used by Edison for additional Transition Cost collection. Furthermore, as the hypothetical example below illustrates, the Transition Cost amounts to be financed have the same risk of recovery as the unfinanced Transition Costs due to the rate freeze. As a result, the issuance of the Rate Reduction Bonds and the 10 percent rate reduction do not allow Edison to collect any more or less of its Transition Costs than it would have collected if it had not issued the Rate Reduction Bonds and if it had not provided the rate reduction. In other words, the Rate Reduction Bonds are Transition Cost recovery neutral.

     If Edison had not proposed the Rate Reduction Bond Memorandum Account, there would be a possibility of improving Transition Cost recovery through the issuance of the Rate Reduction Bonds. For example, assume the financing produces reductions in revenue requirements of $350 million a year during the rate freeze period. Using the forecast of sales, the $350 million per year reductions in revenue requirement translates to a 10 percent rate reduction during the rate freeze period. If, however, sales over the rate freeze period are two percent below the amount used to size the Rate Reduction Bonds for the 10 percent rate reduction, then the total revenue passed through to residential and small commercial customers by the 10 percent rate reduction would be less than $350 million a year. In this example, it would be only $343 million a year. Without the Rate Reduction Bond Memorandum Account, the additional $7 million could have been used to recover Transition Costs. However, the Rate Reduction Bond Memorandum Account prevents this from happening and ensures that the $7 million is credited to residential and small commercial customers. Thus, in this example, residential and small commercial customers would have realized a 10.2 percent rate reduction.

     The fact that Edison will receive the proceeds of the Rate Reduction Bonds does not remove the risk of recovery of that amount. This can be shown by an example comparing the recovery risk without the Rate Reduction Bond transaction to the recovery risk with the Rate Reduction Bond transaction. Assume that based on its forecasts of total revenues, Edison expected that $9 billion would be available for the recovery of Transition Costs (i.e., no Transition Costs are financed), and based on its forecasts, Edison expected to recover exactly that amount. If, however, during the rate freeze period, the Power Exchange ("PX") price actually exceeds the forecast resulting in $8 billion of additional costs, then Edison would only collect $1 billion of Transition Costs. Now, instead assume that $3 billion of the total $9 billion Transition Costs are financed through the issuance of Rate Reduction Bonds. The revenues available for Transition Cost recovery are reduced by the 10 percent rate reduction and the FTA charges. With the same forecast of total revenues, $6 billion would be available for the recovery of Transition Costs. If, as assumed above, during the rate freeze period, the PX price actually exceeds the forecast, resulting in $8 billion of additional costs, then Edison not only loses the $6 billion of unfinanced cost that it cannot recover, since it must continue to pass through the FTA charges to investors, it loses an additional $2 billion. After the $2 billion loss is subtracted from the financed Transition Costs of $3 billion, Edison will have collected $1 billion of Transition Costs. This is exactly the same result that would have been achieved absent the Rate Reduction Bond Transaction. The amount financed by Rate Reduction Bonds does not affect the amount of Transition Cost recovery - it is the variability in PX price, sales and non-CTC revenue requirements which will affect the amount of Transition Cost recovery.

     As these hypothetical examples demonstrate, the issuance of the Rate Reduction Bonds and the 10 percent rate reduction do not improve the certainty or amount of Transition Cost recovery.

D.   FINANCIAL REPORTING CONSIDERATIONS
     ----------------------------------

     Under Edison's current proposal in the CTC filing, the cash and ratemaking recovery of certain Transition Costs is projected to occur during the 4-year transition period. Consistent with the ratemaking proposed in this chapter, Edison plans to defer for financial reporting purposes amortization of the portion of Transition costs that relates to the securitization of the Transition Property. These deferred costs will be amortized to expense over the 10-year period of the Rate Reduction Bonds, and will result in a matching for financial reporting purposes of the effects of the securitization transaction. The deferral will have no effect on the ratepayers.

                                      II.

                           10 PERCENT RATE REDUCTION
                           -------------------------
A.   INTRODUCTION
     ------------

     Edison presented its proposals regarding customer eligibility for the 10 percent rate reduction and for reflecting the rate reduction and the FTA charges in rates in Exhibit SCE-1 to Application No. 96-12-019, Edison's Ratesetting Application. This chapter presents Edison's proposals for implementing the rate reduction in greater detail.

     Contingent on the timely and sufficient issuance of Rate Reduction Bonds, Edison proposes to implement the 10 percent rate reduction for all residential and small commercial customers required by AB 1890, by providing a 10 percent credit on those customers' bills calculated using rates in effect on June 10, 1996. As described in Chapter III, Edison proposes to establish nonbypassable FTA charges for residential and small commercial customers to recover the Fixed Transition Amounts associated with the issuance of Rate Reduction Bonds. The FTA charges will not change the total rate paid by residential and small commercial customers during the rate freeze period because the FTA charge collections will be exactly offset by the reductions in the residually determined CTC revenues. In effect, the FTA charges reallocate a portion of revenues that would otherwise be collected through the CTC.

     Edison proposes to implement the 10 percent bill credit on January 1, 1998 contingent upon the timely and sufficient issuance of Rate Reduction Bonds. The 10 percent bill credit will remain in effect for the duration of the rate freeze period as established by PU Code (S) 368(a), and the FTA charges will remain in effect until the Rate Reduction Bond obligations are discharged which is expected to occur in approximately 10 years. As described in Chapter III, Edison proposes to adjust the FTA charges at least annually (and as often as quarterly based on a trigger mechanism) to reflect updated sales forecasts, charge-off experience, or other variables that affect collections.

B.  RATE SCHEDULES ELIGIBLE FOR THE 10 PERCENT RATE REDUCTION
    ---------------------------------------------------------

    For purposes of the rate reduction as well as the fire wall provisions of
AB 1890, Edison's residential and small commercial customers are those served on rate schedules in the Domestic and General Service ("GS-1") rate groups./2/
                                                                        ---
PU Code Chapter 331(h) defines "small commercial customer" as a customer that has a maximum peak demand of less than 20 kW. This definition corresponds to all customers served on rate schedules in Edison's GS-1 rate group. As defined in Edison's tariffs, these rate schedules are open to general service customers with maximum demands less than or equal to 20 kW./3/ While some customers with
                                                 ---
peak demands of less than 20 kW are served on agricultural and pumping, street lighting, and traffic control rate schedules, these customers are not considered to be part of the small commercial customer class. Other portions of AB 1890 make clear the intended distinction between commercial and agricultural customers by referring separately to residential, commercial, agricultural, and industrial customers./4/
                     ---


C.  DESCRIPTION OF BILL CREDIT TO IMPLEMENT 10 PERCENT RATE REDUCTION
    -----------------------------------------------------------------

    Edison proposes to implement the 10 percent rate reduction by providing a credit on the bills of residential and small commercial customers. To ensure that each residential and small commercial customer is provided with a 10 percent rate reduction, the total bill will be calculated at rate levels in effect on June 10, 1996
-----------------------
/2/  These include all customers on Schedules D, D-APS, D-CARE, DE, DM, DMS-
---
     1, DMS-2, DMS-3, DS, TOU-D-1, TOU-D-2, TOU-EV-1, TOU-EV-2, GS-1, TOU-GS-1, TOU-EV-3, and GS-1 customers taking service on GS-APS.

/3/  Edison's tariffs define general service as service to any lighting or
---
     power installation except those eligible for service on single-family and multifamily domestic, street lighting, outdoor area lighting, traffic control, resale, or standby schedules.

/4/  See PU Code (S)(S) 334, 337, and 338.
---
and then reduced by a 10 percent bill credit. As proposed in Edison's December 6, 1996 Ratesetting Application (A.96-12-019), direct access customers will be charged the same rates as bundled service customers, except they will not pay for Edison's costs of procuring electricity from the PX. For these direct access customers, the discount will be applied to the total bill before subtracting the PX energy charge, so that they receive the same 10 percent rate reduction they would have received if they had remained as bundled service customers. The bill credit will be reflected as a reduction in residual CTC collected from residential and small commercial customers. Revenues collected for PX energy, transmission, distribution, public benefit programs, and nuclear decommissioning costs will not be affected by the bill credit.

     Edison's bill credit proposal complies with AB 1890 because every residential and small commercial customer will receive a 10 percent rate reduction relative to June 10, 1996 rate levels. It is simple to administer because it does not require redesigning residential and small commercial rates, and it is competitively neutral as it provides identical rate reductions to direct access and bundled service customers.

                                     III.

          IMPLEMENTATION OF THE FIXED TRANSITION AMOUNT CHARGE TARIFF
          -----------------------------------------------------------

A.   INTRODUCTION
     ------------

     The purpose of this chapter is to describe implementation of the nonbypassable FTA charge, and the mechanism that will be used to periodically adjust the FTA charges.

B.   FTA CHARGES AND TOTAL RATE LEVELS
     ---------------------------------

     The FTA charges will not change the total rate levels required to be paid by residential and small commercial customers during the rate freeze period. They will be added to the charges for PX energy, transmission, distribution, public benefit programs, and nuclear decommissioning costs before these charges are subtracted from total rate levels to determine the CTC applicable to residential and small commercial customers. Figure III-1 shows how the residual CTC, after January 1, 1998 will be decreased by an amount equal to the FTA charge so that total rates, which reflect the 10 percent rate reduction, are not impacted by this additional charge during the rate freeze period.

                                     III-1

                                  FIGURE III-1
                         Illustrative Rate Components
                           for Residential Customers
                     Before and After Rate Reduction Bonds

                      [FIGURE III-1 GRAPHIC APPEARS HERE]

     After the rate freeze period has concluded, the FTA charges will be added to other applicable rate components to determine the total rate levels.

C.  IMPLEMENTING THE 10 PERCENT BILL CREDIT AND THE FTA CHARGES
    -----------------------------------------------------------

    In Decision No. 96-12-077, the Opinion on Cost Recovery Plans, the Commission determined that the 10 percent rate reduction required by Chapter 368(a) of the PU Code for residential and small commercial customers will remain in effect through March 31, 2002, if the rate freeze is not terminated earlier./5/ Contingent upon the Financing Order requested in this Application and the timely issuance of Rate Reduction Bonds in amounts sufficient to provide for the 10 percent rate reduction for residential and small commercial customers, Edison proposes to implement the 10 percent rate reduction beginning on January 1, 1998.

          Since the Rate Reduction Bonds will likely be issued prior to January
1,
--------------------------
/5/  D.96-12-077, p. 9.
---

                                     III-2

1998 and the 10 percent rate reduction is expected to begin January 1, 1998, revenue requirement savings will be created by the Rate Reduction Bonds from the date the bonds are issued to the date the rate reduction begins. However, if market conditions are such that some or all of the Rate Reduction Bonds are issued in the first quarter of 1998, the cost of the rate reduction will be accrued from January 1, 1998 to the time the bonds are issued. These savings or costs will flow back to residential and small commercial customers through the Rate Reduction Bond Memorandum Account as discussed in Chapter I.B.3. Moreover, as part of its obligations as servicer, Edison will need to begin collecting FTA charges from residential and small commercial customers when each series or class of the bonds are issued. Thus, Edison proposes to implement FTA charges as a component of rates prior to January 1, 1998 by Advice Letter filing(s) for each series or class of bonds to be effective within five business days of filing./6/ Concurrent with this change, the Energy Cost Adjustment Clause
       ---
Billing Factor will be reduced by an amount equal to the FTA charge so that total rates remain frozen./7/
                          ---

     In accordance with Decision No. 96-12-077, the 10 percent bill credit will continue until the earlier of March 31, 2002, or the end of the rate freeze period. The FTA charges will remain in place beyond the rate freeze period, until the Rate Reduction Bond obligations are discharged. PU Code (S) 841(a) provides that residential and small commercial customers "shall continue to pay Fixed Transition Amounts after December 31, 2001, until the bonds are paid in full by the financing entity." Edison proposes to adjust the level of the FTA charges at least annually as discussed below.


-------------------------
/6/  The filing date is expected to be the date on which the bonds are priced.
---

/7/  After January 1, 1998, upon the issuance of each series or class of Rate
---
     Reduction Bonds, residual CTC for residential and small commercial customers will be decreased by an amount equal to the total FTA charge.

                                     III-3

D.   ADJUSTMENT MECHANISM FOR FTA CHARGES
     ------------------------------------

     PU Code Chapter 840(c) states that the Financing Order "shall include, without limitation, a procedure to require the expeditious approval by the Commission of periodic adjustments to Fixed Transition Amounts included therein to ensure recovery of all Transition Costs and the costs of capital associated with the proposed provision, recovery, financing, or refinancing thereof, including the costs of issuing, servicing, and retiring the Rate Reduction Bonds contemplated by the Financing Order." Due to differences between forecast and actual kWh sales to residential and small commercial customers and forecast and actual uncollectibles, and the timing of the collections, the revenues collected through the FTA charges will differ from the Fixed Transition Amounts targeted for collection. Thus, the actual amortization will differ from the targeted amortization.

     Edison is requesting authority from the Commission pursuant to PU Code (S) 841(c) to adjust FTA charges at least annually and as often as quarterly in order to minimize the difference between scheduled and actual FTA charge collections./8/ The ability to adjust FTA charges is an important consideration
            ---
of the rating agencies to ensure that there will be a sufficiently stable cash flow returned to holders of the Rate Reduction Bonds.

     To ensure timely repayment of the Rate Reduction Bonds, Edison proposes to adjust the FTA charges at least annually as required by PU Code (S) 841(e) and as often as quarterly with a trigger mechanism based on a specified variance from scheduled amortization. The actual criteria for the true-up trigger are to be determined by the Infrastructure Bank based on input from rating agencies, and will be described in the servicing agreement, but would at a minimum require an

---------------------------
/8/  Due to the mandated 10 percent rate reduction and rate level freeze,
---
     Edison will not be able to change its overall rates from June 10, 1996 levels during the rate freeze period.

                                     III-4
annual adjustment to track the expected decline in FTA charges over time as interest charges decrease with declining amounts of principal outstanding.

     The new FTA charges will be determined using the formulas described in Appendix SCE 1-B based on updated forecasts of kWh sales, uncollectibles and the timing of collections if necessary. The calculation will reflect the debt service revenue requirement, and to the extent there are previous over- or under-collections, the revised FTA charges will be established to return the outstanding balance of the Rate Reduction Bonds to the originally projected balance. For administrative ease, Edison proposes to link the true-up dates to each calendar quarter. Because this process must be undertaken in good faith by Edison as servicer, and involves the use of a model that the Commission will have examined, the Commission should authorize Edison to make such adjustments by Advice Letter filings to be made no later than 15 days before the end of each calendar quarter if required by the trigger mechanism or at least annually if not required by the trigger mechanism. The revised FTA charges provided by these Advice Letter filings would then be effective on the first day of the following calendar quarter. These filings would be considered routine True-up Mechanism Advice Letter filings.

     It is possible that the model will need to be changed at times during the term of the Rate Reduction Bonds. Therefore, Edison requests that the Commission's Financing Order authorize Edison to make FTA charge true-up filings which require changes to the model by Advice Letter filings which would make new FTA charges effective within 90 days of such filings. These filings would be considered non-routine True-up Mechanism Advice Letter filings.

     Finally, PU Code (S) 841(e) requires "the Commission to determine whether the adjustments are required on each anniversary of the issuance of the Financing Order, and at the additional intervals as may be provided for in the Financing Order, and for the adjustments, if required, to be approved within 90 days of each

                                     III-5
anniversary of the issuance of the Financing Order, or of each additional interval provided for in the Financing Order." Thus, Edison proposes to make a FTA charge adjustment Advice Letter filing at least 15 days before the anniversary of the issuance of the Financing Order so that the Commission shall make a determination whether adjustments to the FTA charges are needed, and if necessary, implement such FTA charge adjustments within 90 days of the issuance anniversary.

E.  PROVISIONS FOR COLLECTION OF FTA CHARGES FROM ELIGIBLE CUSTOMERS WHO CHANGE
    ---------------------------------------------------------------------------
    RATE SCHEDULES
    --------------

    During the term of the Rate Reduction Bonds, customers may switch to and from any applicable rate schedule within the Domestic and GS-1 rate groups in accordance with existing tariff provisions. However, to ensure credit risks are minimized, it is necessary to take measures to prevent customers from taking advantage of the 10 percent rate reduction but avoiding the repayment period for the bonds by switching to a schedule outside the Domestic or GS-1 rate groups. For example, a customer might take service on a GS-1 rate schedule during the rate freeze period and then switch to an agricultural and pumping rate schedule (not eligible for the rate reduction) to avoid the FTA charge once the rate freeze period has ended. To address this concern, Edison proposes to not allow customers who were served on a rate schedule subject to the rate reduction to voluntarily switch to service on any rate schedule not subject to the FTA charge until the repayment obligations for the Rate Reduction Bonds have been discharged.

    Customers who no longer meet the applicability for service criteria on a rate schedule that qualifies for the 10 percent discount will no longer receive the 10 percent bill credit nor will they be required to pay the FTA charge./9/  This
       ---
-------------------
/9/  In cases where customers aggregate their load through master-metering or
---
     other means, the FTA charge and bill credits would continue to apply to the individual customers.

                                     III-6
provision would apply, for example, when a GS-1 customer grows beyond 20 kW and migrates to a rate schedule with a higher demand eligibility criterion such as Schedule GS-2. Edison does not expect this provision to encourage such migration because it is unlikely that customers would add load to grow beyond 20 kW solely for the purpose of avoiding the FTA charges. This provision is consistent with the treatment of the nonbypassable CTC for customers who change rate schedules. Residential customers cannot migrate to a schedule that will not require a FTA charge.

F.  PROVISIONS FOR COLLECTION OF FTA CHARGES FROM ELIGIBLE CUSTOMERS WHO BYPASS
    ---------------------------------------------------------------------------

    AB 1890 provides for the recovery of Fixed Transition Amounts through nonbypassable charges. (PU Code Chapter 840(d).) Customers subject to the FTA charge who subsequently (1) discontinue or reduce purchases of electricity supply and delivery services from the utility; (2) purchase or consume electricity supplied and delivered by sources other than the utility to replace such utility purchases; and (3) remain physically located at the same location or are located within the utility's service territory ("departing load") should continue to be responsible for paying the FTA charge. In assessing the FTA charge for departing load, Edison proposes to apply similar nonbypassability provisions as applicable to CTC for departing load./10/ Edison's proposal for
                                                   ---
collecting CTC from customers with departing load is described in SCE-2 of Application No. 96-08-071, Edison's Transition Cost Application.

     Consistent with that proposal, each customer's FTA charge payment will be based on that customer's consumption of electricity. Electricity consumption will include both the electricity delivered to customers via utility transmission and
----------------
/10/  The CTC exemptions specified in AB 1890 for certain irrigation districts
--- and for load served by onsite generation after June 30, 2000 will not apply to the FTA charges.

                                     III-7
distribution facilities and electricity provided off-system, e.g., by on-site generation, cogeneration, or "over-the-fence" generation. Where Edison is no longer able to meter or obtain the customer's electricity consumption, the FTA charge will be based on the customer's historical usage.

                                     III-8

                                      IV.

                            PROPOSED TARIFF CHANGES
                            -----------------------

     The purpose of this chapter is to provide Edison's proposed tariffs which are needed to enable the issuance of the Rate Reduction Bonds and the 10 percent rate reduction.

A.  PROPOSED TARIFF FOR RATE REDUCTION BOND MEMORANDUM ACCOUNT
    ----------------------------------------------------------

    The following tariff language would be inserted into Edison's current tariffs as part of Section N of Edison's Preliminary Statement.

28.  Rate Reduction Bond Memorandum Account (RRB Memorandum Account)

     The Company shall maintain a RRB Memorandum Account to record the difference between the Rate Reduction Bond Savings Amount and the Ten Percent Rate Reduction Amount provided to residential and small commercial customers in accordance with Assembly Bill 1890 ("AB 1890"). This RRB Memorandum Account will also be used to record other credit amounts for financed tax credits, overcollateralization not needed to discharge the Rate Reduction Bonds, servicing fees, and interest earned on cash flow timing differences, less incremental costs associated with servicing activities, and any other related costs.

a.   Definitions

         1. Rate Reduction Bonds:
         Rate Reduction Bonds shall be authorized by the Commission in its Financing Order to allow for the ten percent rate reduction in accordance with AB 1890.
         2. Rate Reduction Bond Savings Amount:
         The Rate Reduction Bond Savings Amount shall include items such as the avoided revenue requirement of the transition cost financed tax credit, overcollateralization not needed to discharge the Rate Reduction Bonds, servicing fees, interest earnings on FTA charges held prior to remittance to bondholders, less the principal and interest payments and other related fees (including FF&Us) associated with the repayment of the Rate Reduction Bonds and other related costs.

         3. Ten Percent Rate Reduction Amount:
         The Ten Percent Rate Reduction Amount shall be the difference between the residential and small commercial customer revenues actually billed and the residential and small commercial customer revenues that would have been billed absent the rate reduction in accordance with AB 1890.

Entries shall be made to the Rate Reduction Bond Memorandum Account at the end of each month and shall be the result of the following calculation:

(a)  The Ten Percent Rate Reduction Amount identified in a.3.

(b)  Less:  The Rate Reduction Bond Savings Amount identified in a.2.

If the resulting amount is positive, a debit entry shall be recorded in the RRB Memorandum Account. If the resulting amount is a negative amount, a credit entry shall be recorded in the Rate Reduction Bond Memorandum Account.

The Company shall maintain the Rate Reduction Bond Memorandum Account until the Rate Reduction Bond obligations are discharged. At that time, if a credit balance exists in the RRB Memorandum Account, the Company shall propose a credit adjustment to return the additional savings to residential and small commercial customers. To the extent a credit or debit balance exists in the RRB Memorandum Account at the end of any year following the rate freeze period until the Rate Reduction Bond obligations are discharged, Edison shall request inclusion of that amount in rates for residential and small commercial customers along with other revenue changes in the annual RAP, or successor proceeding authorized by the Commission.

     Interest shall accrue monthly by applying the Interest Rate to the average of the beginning and ending month balance in the RRB Memorandum Account.

B.   PROPOSED MODIFICATION TO TCBA TARIFF
     ------------------------------------

              Rate Reduction Bond Entry to CTC Revenue Subaccounts
              ----------------------------------------------------

The following entries shall be inserted on pages 12 and 104 of Edison's Proposed Transition Cost Balancing Account Tariff (Preliminary Statement) Language submitted on November 22, 1996 in Application No. 96-08-071. The purpose of these entries is to recognize the revenue associated with the Rate Reduction Bonds in the CTC Revenue subaccounts. The CTC Tariff language will be submitted on June 16, 1997 as ordered in the final Commission Decision No.______.

6.c.(5). A monthly credit entry equal to the Ten Percent Rate Reduction Amount as defined in Part N, Section 28 of this Preliminary Statement (Rate Reduction Bond Memorandum Account), plus a monthly credit entry equal to the monthly revenue received from residential and small commercial customers from the Fixed Transition Amount charge as defined in Schedule RRB shall be recorded in the Rate Reduction Bond Revenue Subaccount.

9.c.  Rate Reduction Bond Revenue Subaccount

A monthly credit entry equal to the Ten Percent Rate Reduction Amount as defined in Part N, Section 28 of this Preliminary Statement (Rate Reduction Bond Memorandum Account), plus a monthly credit entry equal to the monthly revenue received from residential and small commercial customers from the Fixed Transition Amount charge as defined in Schedule RRB shall be recorded in the Rate Reduction Bond Revenue Subaccount.

C.   Proposed Schedule RRB
     ---------------------
     Edison's proposed Schedule RRB is as follows:

--------------------------------------------------------------------------------

                                 SCHEDULE RRB
                                 ------------
                             RATE REDUCTION BONDS
                             --------------------
                          BILL CREDIT AND FTA CHARGE
                          --------------------------

APPLICABILITY
-------------

Applicable to Domestic service customers served under Schedules D, D-APS, D-CARE, DE, DM, DMS-1, DMS-2, DMS-3, DS, TOU-D-1, TOU-D-2, TOU-EV-1, and TOU-EV-2; to General Service customers with demands of 20 kW or less served under Schedules GS-1 and TOU-GS-1 (including such customers additionally served under Schedule GS-APS) and TOU-EV-3.

TERRITORY
---------

Within the entire territory served.

RATES
-----

BILL CREDIT:

All charges and provisions of the applicable rate schedule will be applied except that, pursuant to Public Utilities Code Section 368(a), effective January 1, 1998 (contingent upon issuance of Rate Reduction Bonds), the customer will receive a 10% Bill Credit applied to the total bill. For Direct Access customers, the credit will be applied to the total bill before subtracting the Power Exchange Energy Charge. The Bill Credit expires on the earlier of March 31, 2002 or the date the rate freeze is terminated.

FIXED TRANSITION AMOUNT CHARGE (FTA):

The FTA charge is a nonbypassable per kWh charge, set forth in Part I, Rate Schedule Summary of the Preliminary Statement for the appropriate Domestic and General Service customers.

Customers with Departing Load will continue to be responsible for paying the FTA charge.

The FTA charge will not change the total rate paid by eligible Domestic and General Service customers during the rate freeze period because reductions in the residually determined generation rate will exactly offset the FTA charge. The FTA charge will be adjusted, by Advice Letter, at least annually and as often as quarterly and shall be effective within 15 days of filing pursuant to Decision _________.

Pursuant to Public Utilities Code Section 841 (a), the FTA charge will remain in effect until the Rate Reduction Bond obligations are discharged.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SPECIAL CONDITIONS
------------------

1. Removal From Schedule: Once service is provided under this schedule, customers cannot elect to change to a rate schedule for which Schedule RRB is not applicable until the Rate Reduction Bond obligations are discharged. However, customers served under this schedule who subsequently no longer meet the eligibility criteria of their regular rate schedule shall be transferred to another rate schedule in accordance with such eligibility criteria and may not continue to be served under Schedule RRB. Such customers will no longer be responsible for paying the FTA charge (e.g., a Schedule GS-1 customer whose monthly maximum demand consistently exceeds 20 kW is required to transfer to Schedule GS-2).

--------------------------------------------------------------------------------

D.   PROPOSED CHANGES TO PRELIMINARY STATEMENT
     -----------------------------------------

     Edison also proposes to list the FTA charge in its Rate Schedule Summary of rates, Part I of its Preliminary Statement. Thus, Edison proposes the addition of the FTA charge as a separately identified rate component of applicable rate schedules as follows:


     Rate Schedule           Trans/1/  Distrbtn/2/   Gen/3,4/  MAMBF/5/   NDC/6/   PBPC/7/   CARES/8/  PUCRF/9/  FTAC/10/   Total
-----------------------------------------------------------------------------------------------------------------------------------
Residential
-----------
D
                Energy Charge - $/kWh

     Baseline   (June-Oct)   0.00449     0.00898     0.10211   (0.00031)  0.00144  0.00247   0.00079    0.00012  0.00000    0.12009
                (Oct-June)   0.00449     0.05258     0.05851   (0.00031)  0.00144  0.00247   0.00079    0.00012  0.00000    0.12009
  Nonbaseline   (June-Oct)   0.00449     0.00898     0.12359   (0.00031)  0.00144  0.00247   0.00079    0.00012  0.00000    0.14157
                (Oct-June)   0.00449     0.05258     0.07999   (0.00031)  0.00144  0.00247   0.00079    0.00012  0.00000    0.14157


                Basic Charge - $/day

                    Single-  0.00000     0.03300     0.00000                                                                0.03300
                    Family
                 Residence
              Multi-Family   0.00000     0.02500     0.00000                                                                0.02500
                 Residence


              Minimum Charge - $/day

                    Single-  0.00000     0.06600     0.00000                                                                0.06600
                    Family
                 Residence
              Multi-Family   0.00000     0.04900     0.00000                                                                0.04900
                 Residence

D-APS
                Air Conditioning Cycling

                  Credit - $/ton/summer season day

               50% Cycling     (0.00)      (0.00)      (0.05)                                                                 (0.05)


               67% Cycling     (0.00)      (0.00)      (0.10)                                                                 (0.10)


                      100%     (0.00)      (0.00)      (0.18)                                                                 (0.18)

                   Cycling

D-
CARE
                 Energy Charge - $/kWh

        Baseline   (June-Oct)  0.00449  0.00898  0.10211  (0.00031)  0.00144  0.00247  (0.01788)  0.00012  0.00000  0.10142
                   (Oct-June)  0.00449  0.05258  0.05851  (0.00031)  0.00144  0.00247  (0.01788)  0.00012  0.00000  0.10142
     Nonbaseline   (June-Oct)  0.00449  0.00898  0.12359  (0.00031)  0.00144  0.00247  (0.02110)  0.00012  0.00000  0.11968
                   (Oct-June)  0.00449  0.05258  0.07999  (0.00031)  0.00144  0.00247  (0.02110)  0.00012  0.00000  0.11968

/1/Trans = Transmission

/2/Distrbtn = Distribution

/3/Gen =
Generation
/4/Competitive Transition Charge (CTC) = Total generation charge minus Power Exchange (PX) Energy Charge.
/5/MAMBF = Miscellaneous Adjustment
Mechanism Billing Factor
/6/NDC = Nuclear
Decommissioning Charge
/7/PBPC = Public Benefits
Program Charge
/8/CARES = The California Alternate Rates for Energy Surcharge is described in Preliminary Statement, Part O.
/9/PUCRF = The PUC Reimbursement Fee is
described in Schedule RF-E.
/10/FTAC - The Fixed Transition Amount Charge is described in Schedule RRB.

             Rate Schedule     Trans    Distrbtn  Gen      MAMBF     NDC   PBPC     CARES     PUCRF     FTAC        Total
----------------------------------------------------------------------------------------------------------------------------
DS
                    Summer     0.02000   0.01000   0.04000                                                            0.07000
                    Season
                 Premium -
                 $/kWh/day
                    Winter    (0.02000) (0.01000) (0.04000)                                                          (0.07000)
                    Season
                 Discount-
                 $/kWH/day
                       California Alternate Rates For

                    Energy        0.00      0.00    100.00                                                            100.00*
               Discount - %

TOU-
D-1

                    Energy Charge - $/kWh

            Summer    0.00449    0.03650    0.44033    (0.00031)    0.00144    0.00247    0.00079    0.00012    0.00000    0.48583
          Season -
           On-Peak
          Off-Peak    0.00449    0.03650    0.05817    (0.00031)    0.00144    0.00247    0.00079    0.00012    0.00000    0.10367


            Winter    0.00449    0.03650    0.09453    (0.00031)    0.00144    0.00247    0.00079    0.00012    0.00000    0.14003
          Season -
           On-Peak
          Off-Peak    0.00449    0.03650    0.04478    (0.00031)    0.00144    0.00247    0.00079    0.00012    0.00000    0.09028


          Basic Charge - $/day

           Single-    0.00000    0.03300    0.00000                                                                        0.03300
            Family
         Residence
      Multi-Family    0.00000    0.02500    0.00000                                                                        0.02500
         Residence


         TOU Meter    0.00000    0.08000    0.00000                                                                        0.08000
          Charge -
             $/day


          Baseline   (0.00000)  (0.00000)  (0.02148)                                                                      (0.02148)
          Credit -
             $/kWh


        Minimum Charge - $/day

            Single    0.00000    0.06600    0.00000                                                                        0.06600
            Family
         Residence
      Multi-Family    0.00000    0.04900    0.00000                                                                        0.04900
         Residence


             California Alternate Rates for

            Energy      0.00       0.00     100.00                                                                         100.00*
      Discount - %


*The "total" shown above represents 100% of the discount percentage as set forth in the specific rate schedule.

------------------------------------------------------------------------------------------------------------------------

         Rate Schedule             Trans    Distrbtn    Gen    MAMBF    NDC    PBPC    CARES    PUCRF    FTAC    Total
------------------------------------------------------------------------------------------------------------------------

TOU-
D-2

Energy Charge - $/kWh

Summer         0.00449      0.03650      0.34977     (0.00031)   0.00144     0.00247     0.00079     0.00012     0.00000    0.39527
Season-
On-Peak
Off-Peak       0.00449      0.03650      0.03898     (0.00031)   0.00144     0.00247     0.00079     0.00012     0.00000    0.08448


Winter         0.00449      0.03650      0.06803     (0.00031)   0.00144     0.00247     0.00079     0.00012     0.00000    0.11353
Season-
On-Peak
Off-Peak       0.00449      0.03650      0.02776     (0.00031)   0.00144     0.00247     0.00079     0.00012     0.00000    0.07326


Customer       0.00000      0.12000      0.14000                                                                            0.26000
Charge-
  $/day


TOU Meter      0.00000      0.08000      0.00000                                                                            0.08000
Charge-
  $/day

California Alternate Rates for

Energy         0.00         0.00          100.00                                                                             100.00*
Discount-%

TOU-EV-1

Energy Charge - $/kWh


Summer         0.01883      0.07794      0.22404     (0.00031)   0.00144     0.00247     0.00079     0.00012     0.00000    0.32532
Season-
On-Peak
Off-Peak       0.00123      0.02706      0.00811     (0.00031)   0.00144     0.00247     0.00079     0.00012     0.00000    0.04091


Winter         0.00186      0.02889      0.12205     (0.00031)   0.00144     0.00247     0.00079     0.00012     0.00000    0.15731
Season-
On-Peak
Off-Peak       0.00045      0.02483      0.01452     (0.00031)   0.00144     0.00247     0.00079     0.00012     0.00000    0.04431


Basic          0.00000      0.02500      0.00000                                                                            0.02500
Charge-
  $/day



TOU Meter      0.00000      0.08000      0.00000                                                                            0.08000
Charge-
  $/day

Minimum        0.00000      0.04900      0.00000                                                                            0.04900
Charge-
  $/day


TOU-EV-2

Energy Charge - $/kWh

Summer         0.01883      0.07794      0.16462     (0.00031)   0.00144     0.00247     0.00079     0.00012     0.00000    0.26590
Season-
On-Peak
Off-Peak       0.00123      0.02706      0.00811     (0.00031)   0.00144     0.00247     0.00079     0.00012     0.00000    0.04091


Winter         0.00186      0.02889      0.11339     (0.00031)   0.00144     0.00247     0.00079     0.00012     0.00000    0.14865
Season-
On-Peak
Off-Peak       0.00045      0.02483      0.01452     (0.00031)   0.00144     0.00247     0.00079     0.00012     0.00000    0.04431


Customer       0.00000      0.12000      0.14000                                                                            0.26000
Charge-
  $/day

TOU Meter      0.00000      0.08000      0.00000                                                                            0.08000
Charge-
  $/day


*The "total" shown above represents 100% of the discount percentage as set forth in the specific rate schedule.


Rate Schedule     Trans     Distrbtn     Gen         MAMBF         NDC       PBPC        CARES       PUCRF      FTAC      Total
-------------     -------   --------     -------     --------    -------     -------     -------    --------   --------  --------
GS-1

Energy Charge-    0.00376   0.02985      0.07948     (0.00031)   0.00144     0.00247     0.00079     0.00012    0.00000   0.11780
   $/kWh

Customer          0.00000   0.28000      0.20000                                                                          0.48000
Charge-
  $/day


   Three Phase             0.000      0.079      0.000                                                                        0.079
       Service -
          $/day

               Excess Transformer

       Capacity -          0.00       0.03       0.00                                                                         0.03
       $/kVA/day

            Voltage Discount, Energy - %

    From 2 kV to           0.00      78.00      22.00                                                                       100.00*
          50 kV
    Above 50 kV            0.00      78.00      22.00                                                                       100.00*

             California Alternate Rates for

          Energy           0.00       0.00     100.00                                                                       100.00*
    Discount - %

*The "total" shown above represents 100% of the discount percentage as set forth in the specific rate schedule.

------------------------------------------------------------------------------------------------------------------------------------

     Rate Schedule        Trans     Distrbtn     Gen        MAMBF        NDC       PBPC       CARES      PUCRF      FTAC     Total
------------------------------------------------------------------------------------------------------------------------------------

TOU-EV-3
           Energy Charge - $/kWh

                  Summer Season

              On-Peak    0.01751    0.06865    0.28518    (0.00031)    0.00144    0.00247    0.00079    0.00012    0.00000   0.37585

              Off-Peak   0.00105    0.02219    0.01316    (0.00031)    0.00144    0.00247    0.00079    0.00012    0.00000   0.04091


                  Winter Season

              On-Peak    0.00146    0.02337    0.07295    (0.00031)    0.00144    0.00247    0.00079    0.00012    0.00000   0.10229

              Off-Peak   0.00038    0.02031    0.01911    (0.00031)    0.00144    0.00247    0.00079    0.00012    0.00000   0.04431


              Customer   0.00000    0.28000    0.20000                                                                       0.48000

               Charge -
                 $/day

           TOU Meter     0.00000    0.08000    0.00000                                                                       0.08000

              Charge -
                 $/day

            Three Phase  0.000    0.079     0.000                                                            0.079
              Service -
                  $/day

--------------------------------------------------------------------------------------------------------------------
Rate Schedule            Trans    Distrbtn  Gen      MAMBF      NDC      PBPC     CARES    PUCRF    FTAC     Total
--------------------------------------------------------------------------------------------------------------------
TOU-GS-1
               Energy Charge - $/kWh

Summer          On-Peak  0.00376  0.02985   0.49508  (0.00031)  0.00144  0.00247  0.00079  0.00012  0.00000  0.53320
Season
               Mid-peak  0.00376  0.02985   0.05016  (0.00031)  0.00144  0.00247  0.00079  0.00012  0.00000  0.08828
               Off-Peak  0.00376  0.02985   0.01731  (0.00031)  0.00144  0.00247  0.00079  0.00012  0.00000  0.05543

Winter          On-Peak    N/A      N/A       N/A       N/A       N/A      N/A      N/A      N/A      N/A      N/A
Season
               Mid-peak  0.00376  0.02985   0.04319  (0.00031)  0.00144  0.00247  0.00079  0.00012  0.00000  0.08131
               Off-Peak  0.00376  0.02985   0.01667  (0.00031)  0.00144  0.00247  0.00079  0.00012  0.00000  0.05479

               Customer  0.00000  0.28000   0.20000                                                          0.48000
                Charge -
                  $/day

              TOU Meter  0.00000  0.08000   0.00000                                                          0.08000
                Charge -
                  $/day

            Three-Phase  0.000    0.079     0.000                                                            0.079
              Service -
                  $/day

               Excess Transformer

              Capacity - 0.00     0.03      0.00                                                             0.03
              $/kVA/day

               Voltage Discount, Energy - %

           From 2 kV to  0.00     78.00     22.00                                                            100.00*
                  50 kV
            Above 50 kV  0.00     78.00     22.00                                                            100.00*

                        California Alternate Rates for

                   Energy     0.00        0.00       100.00             100.00*
               Discount - %


* The "total" shown above represents 100% of the discount percentage as set forth in the specific rate schedule.

Application No:   97-05-
                  -------------
Exhibit No:       SCE-3
                  -------------
Witness:          Various
                  -------------


                     [LOGO OF SOUTHERN CALIFORNIA EDISON]


                        An EDITON INTERNATIONAL Company

                                   (U 338-E)




            QUALIFICATIONS OF WITNESSES




            Before the
            PUBLIC UTILITIES COMMISSION OF THE STATE OF CALIFORNIA




                                                                       Rosemead,
                                                                      California
                                                                     May 6, 1997

                       SOUTHERN CALIFORNIA EDISON COMPANY
                     QUALIFICATIONS AND PREPARED TESTIMONY
                               OF JOHN P. DALESSI


Q.   Please state your name and business address for the record.

A. My name is John P. Dalessi, and my business address is 2244 Walnut Grove Avenue, Rosemead, California 91770.

Q. Briefly describe your present responsibilities at the Southern California Edison Company.

A. I am a Supervisor in the Pricing Division of the Regulatory Policy and Affairs Department. My responsibilities include pricing research and rate related analyses.

Q.   Briefly describe your educational and professional background.

A. I received a Bachelor of Arts Degree in Economics from California State University, Long Beach in 1989 and a Master of Arts Degree in Economics from University of California at Santa Barbara in 1990. I began working as a Tariff Analyst for Southern California Edison in December of 1991. In May of 1994 I was promoted to the position of Regulatory Specialist responsible for marginal cost of service studies, calculation of marginal cost revenue responsibility, and design of street and area lighting rates. I attained my present position in May of 1995. I have previously testified before the California Public Utilities Commission.

Q.   What is the purpose of your testimony in this proceeding?

A. The purpose of my testimony in this proceeding is to sponsor Chapter II, "10 Percent Rate Reduction," Chapter III, "Implementation Of The Fixed Transition Amount Charge Tariff," and Sections C and D of Chapter IV, "Proposed Tariff Changes," of Exhibit SCE-2, Proposed Ratemaking And Tariff
                                                  ------------------------------
     Changes.
     --------

Q.   Was this material prepared by you or under your supervision?

A.   Yes, it was.

Q. Insofar as this material is factual in nature, do you believe it to be correct?

A.  Yes, I do.

Q. Insofar as this material is in the nature of opinion or judgment, does it represent your best judgment?

A.   Yes, it does.

Q.   Does this conclude your qualifications and prepared testimony?

A.   Yes, it does.

                       SOUTHERN CALIFORNIA EDISON COMPANY
                     QUALIFICATIONS AND PREPARED TESTIMONY
                               OF LYLE G. GEIGER

Q.   Please state your name and business address for the record.

A. My name is Lyle G. Geiger, and my business address is 2244 Walnut Grove Avenue, Rosemead, California 91770.

Q. Briefly describe your present responsibilities at the Southern California Edison Company.

A. I am manager of Internal Controls and Financial Compliance. My group is responsible for ensuring that Edison's financial accounting and disclosure practices are in conformity with the standards and regulations set forth by the Financial Accounting Standards Board, Security and Exchange Commission, Federal Energy Regulatory Commission, and California Public Utilities Commission. We also participate in the Accounting Standard development process within these organizations. In addition, we are responsible for reinforcing a strong internal control framework throughout Edison.

Q.   Briefly describe your educational and professional background.

A. I received my Bachelor of Science degree in Business Administration, with an emphasis in Accounting, from the University of Nebraska in 1969. I hold CPA certificates from the states of Nebraska and California. Prior to joining Edison in 1976, I worked in public accounting for seven years, including three years with the CPA firm of Haskins & Sells (now Deloitte & Touche). During my first two years with Edison, I worked in Audits, primarily as a Supervising Financial Auditor. I was then promoted to Financial Accounting Manager in 1979. In May 1989, I assumed my current position.

Q.   What is the purpose of your testimony in this proceeding?

A. The purpose of my testimony in this proceeding is to sponsor Section C.1.a. of Chapter IV, "Securitization Of Transition Costs, Amount To Be Financed, And Edison's Proposed Rate Reduction Bond Transaction," of Exhibit SCE-1, Rate Reduction Bonds and 10% Rate Reduction, and Section D of Chapter I
     -------------------------------------------
     "Ratemaking Proposal" of Exhibit SCE-2 Proposed Ratemaking and Tariff
                                            ------------------------------
     Changes.
     --------
Q.   Was this material prepared by you or under your supervision?

A.   Yes, it was.

Q. Insofar as this material is factual in nature, do you believe it to be correct?

A.   Yes, I do.

Q. Insofar as this material is in the nature of opinion or judgment, does it represent your best judgment?

A.   Yes, it does.

Q.   Does this conclude your qualifications and prepared testimony?

A.   Yes, it does.

                       SOUTHERN CALIFORNIA EDISON COMPANY
                     QUALIFICATIONS AND PREPARED TESTIMONY
                              OF CYNTHIA S. JACOBS

Q.   Please state your name and business address for the record.

A. My name is Cynthia S. Jacobs, and my business address is 2244 Walnut Grove Avenue, Rosemead, California 91770.

Q. Briefly describe your present responsibilities at the Southern California Edison Company.

A. I am a Project Manager in the Corporate Financial Planning and Analysis division of the Treasurer's Department. I am currently assigned full time to the Rate Reduction Bond financing project.

Q.   Briefly describe your educational and professional background.

A. I received a Bachelor of Science in Engineering from the University of Illinois at Champaign-Urbana (1985). I received a Master's degree in Business Administration from the University of California at Los Angeles
     (1992). I have been employed by Southern California Edison since 1993. Since joining Edison, I have held various positions in the Treasurer's Department. Before joining Edison, I was employed by TRW as a Quality Assurance Manager. Prior to that, I was employed by General Motors as an Application Engineer.

Q.   What is the purpose of your testimony in this proceeding?

A. The purpose of my testimony in this proceeding is to sponsor Section C.4 of Chapter IV "Securitization Of Transition Costs, Amount To Be Financed, And Edison's Proposed Rate Reduction Bond Transaction," "Chapter V "Rate Reduction Bond Sizing and Economic Benefits," Appendix SCE-1-A, SCE-1-B, and SCE-1-C, of Exhibit SCE-1, Rate Reduction Bonds and 10% Rate
                                    ---------------------------------
     Reduction, and Section C of Chapter I, "Ratemaking Proposal," in Exhibit
     ---------
     SCE-2, Proposed Ratemaking And Tariff Changes.
            --------------------------------------

Q.   Was this material prepared by you or under your supervision?

A.   Yes, it was.

Q. Insofar as this material is factual in nature, do you believe it to be correct?

A.  Yes, I do.

Q. Insofar as this material is in the nature of opinion or judgment, does it represent your best judgment?

A.   Yes, it does.

Q.   Does this conclude your qualifications and prepared testimony?

A.   Yes, it does.

                       SOUTHERN CALIFORNIA EDISON COMPANY
                     QUALIFICATIONS AND PREPARED TESTIMONY
                               OF DEBORAH J. KLUN

Q.   Please state your name and business address for the record.

A. My name is Deborah J. Klun, and my business address is 2244 Walnut Grove Avenue, Rosemead, California 91770.

Q. Briefly describe your present responsibilities at the Southern California Edison Company.

A. I am employed in the Tax Department as Manager of Taxes and am responsible for the tax research and analysis group. That group is responsible for tax, research and planning, IRS audits, accounting for income taxes, budgeting of taxes and tax issues involved in rate proceedings.

Q.   Briefly describe your educational and professional background.

A.   I received a Bachelor of Science in Commerce, with a Major in Accountancy
     (1975) and a Master of Science in Taxation (1979) from DePaul University in Chicago. I also received a Juris Doctor (1982) from Northwestern University in Chicago. I passed the CPA exam in 1975 (Illinois) and the bar exam in Hawaii in 1982.

     I have been with Edison since 1988, holding various positions in the tax department. Prior to working at Edison, I was employed by a large multinational corporation as Director of Federal Tax. I have also practiced law and have been employed by a big six accounting firm in both the audit and tax departments.

Q.   What is the purpose of your testimony in this proceeding?

A. The purpose of my testimony in this proceeding is to sponsor Section C.1.b. of Chapter IV, "Securitization Of Transition Costs, Amount To Be Financed,

     And Edison's Proposed Rate Reduction Bond Transaction," of Exhibit SCE-1, Rate Reduction Bonds and 10% Rate Reduction.
     --------------------------------------------

Q.   Was this material prepared by you or under your supervision?

A.   Yes, it was.

Q. Insofar as this material is factual in nature, do you believe it to be correct?

A.   Yes, I do.

Q. Insofar as this material is in the nature of opinion or judgment, does it represent your best judgment?

A.   Yes, it does.

Q.   Does this conclude your qualifications and prepared testimony?

A.   Yes, it does.

                       SOUTHERN CALIFORNIA EDISON COMPANY
                     QUALIFICATIONS AND PREPARED TESTIMONY
                               OF MARY C. SIMPSON

Q.   Please state your name and business address for the record.

A. My name is Mary C. Simpson, and my business address is 2244 Walnut Grove Avenue, Rosemead, California 91770.

Q. Briefly describe your present responsibilities at the Southern California Edison Company.

A. As Director of Corporate Finance and Investments in the Treasurer's Department, I am responsible for the Company's long-term financings, cash management, and pension and decommissioning fund investments. I am also responsible for the Company's annual cost of capital filings, productivity measurement and other economic analyses.

Q.   Briefly describe your educational and professional background.

A. I received my Bachelor of Science degree in Economics from Southern Methodist University in 1973. I continued my education in Economics at Claremont Graduate School, earning a Master's degree in 1976 and a Ph.D. in 1984.

       While in graduate school, I held lecturer positions at both Pomona College (1977) and Claremont McKenna College (1978-1979). In 1979, I joined Southern California Edison as an Assistant Economist in the Treasurer's Department. I held various positions within that department and was promoted to Manager of Regulatory Finance and Economics in 1991. I attained my present position in January 1996. I have previously testified before the California Public Utilities Commission.

Q.   What is the purpose of your testimony in this proceeding?

A. The purpose of my testimony in this proceeding is to sponsor Chapter I, "Legislative Authority For The 10 Percent Rate Reduction And Issuance Of Rate Reduction Bonds," Chapter II, "Roles Of Various Entities In Rate Reduction Bond Transaction," Chapter III, "Asset-Backed Securities Market," Chapter IV, "Securitization Of Transition Costs, Amount To Be Financed, And Edison's Proposed Rate Reduction Bond Transaction," with the exception of Sections B.2, C.1.a, b, C.3, C.4.a, b, C.5, and C.6, of Exhibit SCE-1, Rate
                                                                            ----
     Reduction Bonds and 10% Rate Reduction.
     ---------------------------------------

Q.   Was this material prepared by you or under your supervision?

A.   Yes, it was.

Q. Insofar as this material is factual in nature, do you believe it to be correct?

A.  Yes, I do.

Q. Insofar as this material is in the nature of opinion or judgment, does it represent your best judgment?

A.   Yes, it does.

Q.   Does this conclude your qualifications and prepared testimony?

A.   Yes, it does.

                       SOUTHERN CALIFORNIA EDISON COMPANY
                     QUALIFICATIONS AND PREPARED TESTIMONY
                              OF GEORGE T. TABATA

Q.   Please state your name and business address for the record.

A. My name is George T. Tabata, and my business address is 2244 Walnut Grove Avenue, Rosemead, California 91770.

Q. Briefly describe your present responsibilities at the Southern California Edison Company.

A. I am a Project Manager in the Corporate Financial Planning and Analysis division of the Treasurer's Department. I am currently assigned to the Rate Reduction Bond financing project.

Q.   Briefly describe your educational and professional background.

A. I received a Bachelor of Science degree in Business Administration, with emphases in both finance and accounting, from the University of California at Berkeley in 1979. I received a Masters degree in Business Administration, also with an emphasis in finance, from the California State University at Los Angeles in 1989. I have over 17 years of experience at Southern California Edison Company, working in various capacities including Corporate Financial Planning and Analysis, Long-Term Finance, Cash Management, Pensions and Investor Relations.

Q.   What is the purpose of your testimony in this proceeding?

A. The purpose of my testimony in this proceeding is to sponsor Sections B.2 and C.3 and C.5 of Chapter IV, "Securitization Of Transition Costs, Amount To Be Financed, And Edison's Proposed Rate Reduction Bond Transaction," of Exhibit SCE-1, Rate Reduction Bonds And 10% Rate Reduction.
                    --------------------------------------------

Q.   Was this material prepared by you or under your supervision?

A.   Yes, it was.

Q. Insofar as this material is factual in nature, do you believe it to be correct?

A.  Yes, I do.

Q. Insofar as this material is in the nature of opinion or judgment, does it represent your best judgment?

A.   Yes, it does.

Q.   Does this conclude your qualifications and prepared testimony?

A.   Yes, it does.

                       SOUTHERN CALIFORNIA EDISON COMPANY
                     QUALIFICATIONS AND PREPARED TESTIMONY
                                OF JAMES W. YEE

Q.   Please state your name and business address for the record.

A. My name is James W. Yee, and my business address is 2244 Walnut Grove Avenue, Rosemead, California 91770.

Q. Briefly describe your present responsibilities at the Southern California Edison Company.

A. Presently, I hold the position of Senior Regulatory & Financial Analyst in the Regulatory Policy and Affairs Department of Edison. I am responsible for the regulatory analysis and support in various regulatory proceedings related to electric industry restructure.

Q.   Briefly describe your educational and professional background.

A. I graduated from Penn State University in University Park, Pennsylvania, in 1971, with a Bachelor of Science Degree in Business Administration with a major in accounting.

     After graduation, I was employed by Transmix Corporation as an Accounting Supervisor. In 1977, I joined Grefco Inc. as a staff accountant where my duties included all phases of general accounting, budgeting, and special projects. In 1978, I joined Southern California Edison Company, and have held various positions in the Controller's, Energy Supply and Marketing, and Regulatory Policy and Affairs organizations within the Company. I have previously testified before the California Public Utilities Commission.

Q.   What is the purpose of your testimony in this proceeding?

A. The purpose of my testimony in this proceeding is to sponsor Sections A and B of Chapter I, "Ratemaking Proposal," and Sections A and B of Chapter IV,

     "Proposed Tariff Changes," of Exhibit SCE-2, Proposed Ratemaking and Tariff
                                                  ------------------------------
     Changes.
     --------

Q.   Was this material prepared by you or under your supervision?

A.   Yes, it was.

Q. Insofar as this material is factual in nature, do you believe it to be correct?

A.  Yes, I do.

Q. Insofar as this material is in the nature of opinion or judgment, does it represent your best judgment?

A.   Yes, it does.

Q.   Does this conclude your qualifications and prepared testimony?

A.   Yes, it does.